SCHEDULE 14A INFORMATION
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MOODY’S CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 5, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Moody’s Corporation to be held on Tuesday, April 15, 2025, at 9:30 a.m. EDT. Due to the greater access that it provides to our stockholders, the Board of Directors has directed that the 2025 Annual Meeting be held as a “virtual meeting” via the internet. We have designed the format of the Annual Meeting to provide stockholders the same ability to participate that they would have at an in-person meeting.
The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2024 is also enclosed.
On March 5, 2025, we mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2025 Proxy Statement and 2024 Annual Report and vote online. The Notice included instructions on how to request a paper or e-mail copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement, Annual Report, and proxy card or voting instruction card. Stockholders who requested paper copies of the proxy materials or previously elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and hope you will vote as soon as possible. You may vote by proxy over the internet or by telephone by using the instructions provided in the Notice. Alternatively, if you requested and received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the internet, by telephone, or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend. Instructions regarding the three methods of voting are contained in the Notice or proxy card or voting instruction card.
Sincerely,

Vincent A. Forlenza Chairman of the Board	Robert Fauber President and Chief Executive Officer

MOODY’S CORPORATION
7 World Trade Center
250 Greenwich Street
New York, New York 10007
NOTICE OF 2025 ANNUAL MEETING
OF STOCKHOLDERS
To Our Stockholders:
The 2025 Annual Meeting of Stockholders of Moody’s Corporation (“Moody’s” or the “Company”) will be held on Tuesday, April 15, 2025, at 9:30 a.m. EDT. The 2025 Annual Meeting will be held virtually via the internet at www.virtualshareholdermeeting.com/MCO2025. The meeting will be held for the following purposes, all as more fully described in the accompanying Proxy Statement:

1	To elect the nine director nominees named in the Proxy Statement to serve a one-year term;
2	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2025;
3	To vote on an advisory resolution approving executive compensation;
4	To vote on one stockholder proposal if properly presented at the meeting; and
5	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors of the Company has fixed the close of business on February 19, 2025 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
If you experience technical difficulties during the check-in process, or at any time during the Annual Meeting, please call 1-844-986-0822 (U.S.) or +1 303-562-9302 (international) for technical support.
By Order of the Board of Directors,
Elizabeth M. McCarroll
Managing Director, Corporate Governance
and Securities, and Corporate Secretary
March 5, 2025

IMPORTANT VOTING INFORMATION
Your Participation in Voting the Shares You Own Is Important
If you are the beneficial owner of your shares (meaning that your shares are held in the name of a bank, broker or other nominee), you may receive a Notice of Internet Availability of Proxy Materials from the firm that holds the shares containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares.
Brokers are not permitted to vote on certain items and may elect not to vote on any of the items, unless you provide voting instructions. To ensure that your shares are voted on all items, you will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.
Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the majority-voting standard that Moody’s Corporation applies in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Moody’s Corporation.
More Information Is Available
If you have any questions about the voting of your shares, participating in the Annual Meeting or the proxy voting process in general, please contact the bank, broker or other nominee through which you hold your shares. Additionally, you may contact the Company’s Investor Relations Department by sending an e-mail to ir@moodys.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 15, 2025
The Proxy Statement and the Company’s 2024 Annual Report are available at https://materials.proxyvote.com/615369. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the internet as instructed in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. No postage is required if the card is mailed in the United States. If you attend the meeting, you may vote during the meeting via the internet, even if you have previously returned your proxy or voting instruction card or voted by telephone or the internet. We will provide without charge to you a copy of the 2024 Annual Report on Form 10-K, upon written or oral request. You may direct such a request to us via e-mail to ir@moodys.com, or by submitting a written request to the Company’s Investor Relations Department, at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or contacting the Company’s Investor Relations Department by telephone, at (212) 553-0300.

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PROXY STATEMENT SUMMARY
2025 ANNUAL MEETING INFORMATION
This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share (the “Common Stock”), of Moody’s Corporation (“Moody’s” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use in voting at the 2025 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). This summary highlights certain information from this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

Date and Time	Place	Record Date
Tuesday, April 15, 2025 9:30 a.m. EDT	Via the internet at www.virtualshareholdermeeting.com/MCO2025	February 19, 2025

This Proxy Statement and the accompanying proxy card are first being made available to stockholders on March 5, 2025. The Company’s telephone number is (212) 553-0300.
MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Items of Business		Board Recommendation	Vote Required

1	Election of nine directors	FOR each nominee	Majority of votes cast
2	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025	FOR	Majority of shares present and entitled to vote
3	Advisory resolution approving executive compensation	FOR	Majority of shares present and entitled to vote
4	Stockholder proposal requesting stockholder ratification of certain executive severance arrangements, if properly presented at the meeting.	AGAINST	Majority of shares present and entitled to vote

Moody’s Corporation	1	2025 Proxy Statement

HOW TO VOTE IN ADVANCE OF THE ANNUAL VIRTUAL MEETING
In addition to voting at the Annual Meeting, stockholders of record can vote by proxy by following the instructions in the Notice of Internet Availability of Proxy Materials (the “Notice”) and using the internet or by calling the toll-free telephone number that is available in the Notice. Alternatively, stockholders of record who requested a paper copy of the proxy materials can vote by proxy by mailing their signed proxy cards. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Internet	Phone	Mail
go to the website www.proxyvote.com and follow the instructions provided;	call 1-800-690-6903 using a touch-tone phone (toll charges may apply for calls made from outside the United States) and follow the instructions provided; or	if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

If your shares are held in a “street name” (that is, through a bank, broker or other nominee), you may receive a Notice from the firm that holds the shares containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. For additional information, including voting procedures for certain current and former employees, see “Information about the Annual Meeting, Proxy Voting and Other Information” on page 84.
HOW TO PARTICIPATE IN THE ANNUAL MEETING
Stockholders of record as of the close of business on February 19, 2025, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, you must go to the meeting website at www.virtualshareholdermeeting.com/MCO2025, enter the control number found on your proxy card, voting instruction card or the Notice, and follow the instructions on the website. The meeting webcast will begin promptly at 9:30 a.m. EDT. If your shares are held in street name and your voting instruction card or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction card or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. Online check-in will begin approximately 15 minutes prior to the beginning of the meeting, and we encourage you to allow ample time for check-in. If you experience technical difficulties during the check-in process, or at any time during the Annual Meeting, please call 1-844-986-0822 (U.S.) or +1 303-562-9302 (international) for technical support.
Moody’s will endeavor to respond during the Annual Meeting to as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. We will post answers to all proper stockholder questions (whether or not answered during the meeting) received regarding our Company on our Investor Relations website at www.moodys.com under the headings “About Moody’s—Investor Relations” as soon as is practicable following the meeting.
Rules for the conduct of the Annual Meeting will be available on the meeting website. In addition, for information about how to view the rules and the list of stockholders entitled to vote at the Annual Meeting during the ten days ending the day before the Annual Meeting, please visit our Company’s website at moodys.com under the headings “About Moody’s—Investor Relations.”

Moody’s Corporation	2	2025 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS

Board Independence
Eight of the 9 Board nominees are independent
Fully independent Audit, Governance & Nominating, and Compensation & Human Resources Committees
Regular executive sessions of independent directors

Executive Compensation Governance Practices
Robust stock ownership guidelines, with retention requirements, for directors and executive officers
Comprehensive clawback policy, applicable to all cash incentive and both time- and performance-based equity-based awards
Minimum one-year vesting period generally applicable to incentive equity awards
Anti-hedging and anti-pledging policy

Other Board Practices
All directors elected annually by majority vote (in uncontested elections)
Annual evaluations of the Board, committees and individual directors
Board composition reflects an array of backgrounds and experiences and includes a range of tenures to balance fresh perspectives with in-depth knowledge about the Company

Moody’s Corporation	3	2025 Proxy Statement

Committees of the Board
Director Nominee	Independent	Audit	Governance & Nominating	Compensation & Human Resources	Executive

Jorge A. Bermudez Retired Chief Risk Officer, Citigroup, Inc.		●	¡		¡
Thérèse Esperdy Retired Global Chairman of Financial Institutions Group, JPMorgan Chase & Co.		¡	¡
Robert Fauber President and Chief Executive Officer, Moody’s Corporation					¡
Vincent A. Forlenza Chairman of the Board, Moody’s Corporation Retired Chief Executive Officer, Becton, Dickinson and Company			¡	¡	●
Lloyd W. Howell, Jr. Executive Director, NFL Players Association			¡	●	¡
Jose M. Minaya Global Head, BNY Investments and Wealth		¡	¡
Leslie F. Seidman Former Chairman, Financial Accounting Standards Board		¡	●		¡
Zig Serafin Chief Executive Officer, Qualtrics International Inc.			¡	¡
Bruce Van Saun Chairman and Chief Executive Officer, Citizens Financial Group, Inc.			¡	¡
Number of Committee Meetings in 2024		8	5	6	–
●: Chairman    ¡: Member

Moody’s Corporation	4	2025 Proxy Statement

 DIRECTOR NOMINEE HIGHLIGHTS
The Company strives to maintain a Board that possesses a combination of skills, professional experience, and an array of backgrounds and a range of tenures necessary to effectively oversee the Company’s business. As part of the search process for each new director, the Governance & Nominating Committee strives to have a varied slate of candidates and encourages any search firm the Committee engages to do so as well, from which the Committee selects the most appropriate candidate taking into account consideration of the qualifications and skills addressed below under "Item 1 - Election of Directors; Qualifications and Skills of Directors." Nine out of the ten directors currently serving are standing for election at the Annual Meeting. Kathryn M. Hill will not stand for reelection to the Board at the Annual Meeting and will retire from the Board at the end of her current term. Information regarding the director nominees is provided below, including individualized information presented in the matrix below regarding their experiences, skills and background.

Moody’s Corporation	5	2025 Proxy Statement

 Board Experience and Skills Matrix
Each “●” in the table below denotes a particular area of experience and expertise and indicates a primary qualification supporting the director’s nomination. A “¡” denotes an area in which a director has other demonstrated proficiency and indicates an additional qualification supporting the director’s nomination. The lack of a mark does not mean a director does not possess meaningful experience or skill in that area.

	Bermudez	Esperdy	Fauber	Forlenza	Howell	Minaya	Seidman	Serafin	Van Saun
Experience and Skills
Financial Experience Includes experience in accounting, financial planning, financial reporting processes, financial controls structures, capital allocation, financial markets.	●	●	●	¡	●	●	●	¡	●
Strategic Planning/ Implementation Strategic experience in business development and M&A, including experience developing and implementing growth strategies	●	●	●	●	●	●	¡	●	●
Innovation & Technology Experience in innovation and technology, including experience managing technological change and innovation of new products, services, content, and technology capabilities	●		●	●	¡	¡	¡	●	¡
Cybersecurity Experience in information security, digital platforms, data privacy and cybersecurity.	¡	¡		¡	●		¡	¡	¡
Industry Knowledge Experience in the Company’s industries, including credit rating, financial information or enterprise risk software.	●	●	●		¡	●	¡	¡	¡
Leadership Experience
Practical experience managing the operations of a business or large organization in a significant leadership position, including as a chief executive officer, chief financial officer or other senior leadership role.
	●	●	●	●	●	●	¡	●	●
Legal, Regulatory & Public Policy
Experience or expertise in legal, regulatory or public policy matters, including engaging with regulators as part of a business or through positions with government agencies or regulatory bodies.
	●	¡	¡	●		¡	●		●
Public Company Board Experience Experience or expertise in corporate governance matters, including through service on the boards of other public companies.	●	●		●	●		●	●	●
Risk Experience with risk management of a large organization and management of specific types of risk, including risks related to technology, cybersecurity, and financial services.	●	●	¡	¡	¡	¡	¡	¡	¡
Corporate Sustainability
Experience with environmental and social oversight at an organization(s), including human capital management, such as through oversight of sustainability and corporate social and environmental responsibility strategies.
	¡	¡	¡	●	●	¡	●	●	¡
International Experience
Leadership experience in global or multinational companies or in international markets, including oversight of international issues and operations and experience in the geographic markets in which Moody’s operates.
	●	●	●	●	¡	¡	¡	●	¡

Moody’s Corporation	6	2025 Proxy Statement

SUSTAINABILITY
Moody’s manages its business with the goal of delivering value to all of its stakeholders, including its customers, employees, business partners, local communities and stockholders. Moody’s advances its commitment to sustainability by considering sustainability-related factors throughout its operations, value chain, products and services. It uses its expertise and assets to make a positive difference through technology tools, research and analytical services that help other organizations and the investor community better understand the links between sustainability considerations and the global markets. Moody’s offers many products and services to help market participants evaluate sustainability-related risk and make better risk mitigation and planning decisions.
Moody’s efforts to advance sustainability-related thought leadership, assessments and data for market participants include reporting on a basis consistent with globally-recognized standards and frameworks including the International Sustainability Standards Board (“ISSB”) and the Task Force on Climate-related Financial Disclosures (“TCFD”) recommendations. Moody’s revamped our sustainability website to update information on our sustainability strategy and progress and launched our sustainability-related disclosure site, focusing on information frequently requested by investors and regulators. Our sustainability website also includes our most-recently updated 2020 Decarbonization Plan. We also report on our assessment of Moody's greenhouse gas ("GHG emission") levels, our strategy for reducing our GHG emissions and our progress against our goals.
Board Oversight of Sustainability Matters
The Board oversees sustainability matters, via the Audit, Governance & Nominating, and Compensation & Human Resources Committees, as part of its oversight of management and the Company’s overall strategy. The Board also oversees Moody’s policies for assessing and managing the Company’s exposure to risk, including climate-related risks such as business continuity disruption and reputational or credibility concerns stemming from incorporation of climate-related risks into the credit rating methodologies and credit ratings of Moody’s Ratings.

Audit Committee
Oversees financial, risk and other disclosures made in the Company’s annual and quarterly reports related to sustainability and, at least annually, reviews reports by management regarding the adequacy and effectiveness of the Company’s internal controls and procedures related to such sustainability disclosures.
Governance & Nominating Committee
Oversees sustainability matters, including significant issues of corporate social and environmental responsibility, as they pertain to the Company’s business and to long-term value creation for the Company and its stockholders, and makes recommendations to the Board regarding these issues.
Compensation & Human Resources Committee
Oversees inclusion of sustainability-related performance goals for determining compensation of certain senior executives (including the Named Executive Officers).
Development of a robust sustainability-related strategy and disclosure framework for the Company

Moody’s Corporation	7	2025 Proxy Statement

HUMAN CAPITAL
The Board oversees human capital matters, including through the Compensation & Human Resources Committee. Management regularly presents to the directors on relevant human capital topics, including talent management, compensation and benefits, and inclusion and employee engagement. In 2024, the Board oversaw the Company’s public disclosure regarding human capital management in the Company’s Annual Report and this Proxy Statement, as well as its 2023 EEO-1 report.

HUMAN CAPITAL MANAGEMENT
Total Rewards

Moody's Total Rewards programs are designed to attract and maintain a high-performing, engaged and motivated global workforce. The Company's compensation packages include market-competitive salaries, performance-based annual bonuses, and equity grants aligned to the Company's long-term performance for certain employees.
The Company's industry leading benefits programs offer comprehensive resources to support physical, mental and financial well-being. The Company invests in AI powered technologies in order to provide employees with a world-class experience accessing and managing their benefits. The Company continuously evaluates its market benchmarks and employee feedback so that benefits are competitive and support the attraction of the best talent. For example, in recent years the Company implemented a global paid parental leave policy to give parents time off to care for and bond with a new child and updated the tuition reimbursement program.
The Company also promotes flexible work arrangements, which support the Company's efforts to create a work atmosphere in which people feel valued and inspired to give their best. The Company has implemented a "PurposeFirst" framework, which fosters purpose-driven decisions relating to how and where Moody's teams work.

Talent Management, Employee Engagement and Retention

Moody’s believes that the Company's long-term success depends on its ability to attract, develop and retain a high-performing workforce. The Company's goal is to create an environment where colleagues can thrive personally and professionally and can maximize their potential. Moody's culture is one of continuous learning, which the Company believes is crucial for colleagues to thrive as part of the organization and to feel a sense of accomplishment and purpose, and Company leaders are key in reinforcing this.
Moody's talent strategy helps create integrated, cohesive talent activities that support the growth and success of the Company's employees and the business. This strategy informs all of Moody's talent programs, guiding efforts to attract, develop and retain top talent. It also helps the Company remain aligned with its overall business objectives and values while designing programs to meet the evolving needs of the organization.
Moody’s offers various talent development programs and resources through Moody’s University that are focused on building professional, technical and leadership skills to support employees' goals and objectives. Moody’s also places significant emphasis on its high-potential and high-performance programs, which are designed to identify and nurture emerging leaders within the organization. These programs provide tailored development opportunities, mentorship and the chance to work on strategic projects that drive the business forward.
Moody's Employee Experience function conducts listening sessions with employees and creates targeted plans to act on the feedback provided. The Company measures employee engagement via multiple channels, including the Business Engagement Survey (BES) for employees to provide anonymous and candid feedback to management. This periodic survey helps Moody's management understand employees' level of engagement in critical areas, which include, but are not limited to, purpose, leadership, managerial effectiveness, connection, enablement and empowerment and well-being. Managers are accountable for identifying opportunity areas and taking targeted actions based on survey results. The feedback received through the BES is used as a vital input into making decisions to improve employee experience and retention. As the Company strives to make Moody’s a place people want to come and stay, management also carefully monitors global employee turnover rates.

Moody’s Corporation	8	2025 Proxy Statement

HUMAN CAPITAL MANAGEMENT
Inclusion and Belonging

Moody's believes that a workforce comprised of individuals with varied thoughts, backgrounds and experiences fosters an environment that makes the Company's opinions stronger, products more innovative, workplace more welcoming and improves how the Company relates and responds to customers. The Company is committed to cultivating a culture where every individual feels a sense of belonging and has an equal opportunity to succeed.
Moody's Inclusion Operating and Governance Model turns the Company's inclusion strategy into reality by providing a functional framework to guide how the People team, councils, sponsors, BRGs and committees work together. The Global Inclusion Council, chaired by the Company's CEO and composed of senior leaders, is charged with oversight of the Company's global inclusion strategy and its progress. The members of the council meet quarterly.
The Company's governance model also includes three Regional Inclusion Councils tasked with overseeing the inclusion strategy within their respective regions. Each council meets on a quarterly basis.
The Company's operating model includes 11 active BRGs which represent 48 chapters. These groups are open to all Moody's employees, with more than 4,800 employees participating globally as of December 31, 2024.

CORPORATE GOVERNANCE
In order to address evolving best practices and new regulatory requirements, the Board of Directors reviews its corporate governance practices and the charters for its standing committees at least annually. After performing its annual governance review for 2024, the Board determined to amend the Company’s Corporate Governance Principles as well as the Audit, Compensation & Human Resources and Governance & Nominating Committee charters. A copy of the Corporate Governance Principles is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.” Copies of the charters of the Audit Committee, the Governance & Nominating Committee, the Compensation & Human Resources Committee and the Executive Committee are available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents.” Print copies of the Corporate Governance Principles and the committee charters may also be obtained upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee assist the Board in fulfilling its responsibilities, as described below. The Executive Committee has the authority to exercise the powers of the Board when it is not in session (subject to applicable law, rules and regulations, and the Company’s Certificate of Incorporation and By-Laws), advises management and performs other duties delegated to it by the Board from time to time.
BOARD MEETINGS AND COMMITTEES
During 2024, the Board of Directors met six times. The Board had four standing committees: an Audit Committee, a Governance & Nominating Committee, a Compensation & Human Resources Committee and an Executive Committee. All incumbent directors attended at least 75% of the total number of meetings of the Board and of all Board committees on which they served in 2024.
Please refer to page 16 for additional information regarding the Audit Committee, page 18 for additional information regarding the Governance & Nominating Committee and page 18 for additional information regarding the Compensation & Human Resources Committee. The Executive Committee did not meet in 2024. Directors are expected to attend the Annual Meeting. All individuals elected to the Board at the Company’s 2024 annual meeting of stockholders attended the meeting.
RECOMMENDATION OF DIRECTOR CANDIDATES
The Governance & Nominating Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board and engages in succession planning for the Board and key leadership roles on the Board and its committees. The Governance & Nominating Committee is also responsible for overseeing processes for the selection and nomination of director candidates. The Governance & Nominating Committee periodically reviews the skills, experience, characteristics and other criteria for identifying and evaluating directors, and recommends these criteria to the Board.

Moody’s Corporation	9	2025 Proxy Statement

The Governance & Nominating Committee will consider director candidates recommended by stockholders of the Company and may also engage independent search firms from time to time to assist in identifying and evaluating potential director candidates. In considering a candidate for Board membership, whether proposed by stockholders or otherwise, the Governance & Nominating Committee examines, among other things, the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of the Company’s business. The Committee also examines the candidate’s independence, ability to represent varied stockholder interests, judgment, integrity, ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts or the appearance of conflicts with the Company’s business and interests. The Committee also seeks a range of occupational and personal backgrounds for the Board. As discussed at Item 1 – Election of Directors, on page 25, the Governance & Nominating Committee evaluates these factors in the context of the Board’s current composition and the Company’s current and future business, strategy and operations. See “Qualifications and Skills of Directors” on page 25 and “Director Nominees” beginning on page 26 for additional information on the Company’s directors. To have a candidate considered by the Governance & Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:
•The name of the stockholder and evidence of the stockholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and
•The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the candidate’s consent to be named as a director if selected by the Governance & Nominating Committee and nominated by the Board.
The stockholder recommendation and information described above must be sent to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or emailed to corporatesecretary@moodys.com, and must be received by the Corporate Secretary not later than 120 days prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders. For the Company’s 2026 Annual Meeting of Stockholders, this deadline is November 5, 2025.
The Governance & Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons who meet the criteria described above and might be available to serve on the Board. As described above, the Committee will also consider candidates recommended by stockholders on the same basis as those from other sources. The Governance & Nominating Committee, from time to time, also engages third-party search firms that specialize in identifying director candidates for the Committee’s consideration.
Once a person has been identified by or for the Governance & Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance & Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Governance & Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of the Board’s current composition, the Company’s current and future business, strategy and operations, and any other candidates whom the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.
DIRECTOR EDUCATION
The Company provides all new directors with an initial orientation session, which includes a comprehensive overview of the Company and the opportunity to meet with key leaders of the organization such as the Chief Executive Officer, Chief Financial Officer, General Counsel, the Presidents of Moody's Ratings and Moody’s Analytics (“MA”), the Chief Strategy Development Officer, the Chief Audit Executive, the Chief Administrative Officer, Chief Corporate Affairs Officer, the Chief Compliance Officer and the Chief Accounting Officer and Corporate Controller. This orientation includes, among other topics, an overview of the Company’s business, including Moody's Ratings and Moody's Analytics, corporate governance, compliance programs, strategy, technology and cybersecurity, enterprise risk management, and legal and regulatory matters.
Board and committee meetings, industry and corporate governance update presentations, periodic reports from the Company’s businesses, and external training programs also provide the Company’s directors with continuing education throughout their tenure. The Company reimburses directors for expenses associated with attendance at external education programs. Several field visits beyond the boardroom were conducted in 2024 for the Board, including: (i) sessions focused on the Company’s cybersecurity platforms, providing a comprehensive update into Moody’s cybersecurity framework, scope and coverage across the firm with presentations highlighting defense, perimeter security, network and cloud security and data loss prevention; and (ii) visits

Moody’s Corporation	10	2025 Proxy Statement

to non-US offices, including to the Company’s Global Capability Center in Costa Rica focusing on strategy and how local teams support the work of Moody's Ratings, Moody's Analytics and Moody’s Shared Services, and the Prague office, concentrating on the Company’s European businesses, and certain Moody's Ratings EU Board meetings conducted in various cities throughout the year.
BOARD LEADERSHIP STRUCTURE
The Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate and makes a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. The Company’s Corporate Governance Principles permit the roles of Chairman and Chief Executive Officer to be filled by a single person or different individuals. This flexibility allows the Board to review the structure of the Board periodically and determine whether to separate the two roles based upon the Company’s needs and circumstances from time to time. In light of the Board’s continued belief that strong, independent Board leadership is a critical aspect of effective corporate governance, the Corporate Governance Principles provide that, whenever and for so long as a Chairman is not an independent director in the future, the independent directors will appoint an independent director to serve as the Lead Independent Director.
Mr. Forlenza has served as the Company’s Chairman of the Board since April 2023, and served as Lead Independent Director prior to that time while our former Chief Executive Officer served as Chairman. Mr. Forlenza has significant public company leadership experience as the former chief executive officer and chairman of a publicly traded, global medical technology company. The Board believes that this structure is the optimal Board leadership structure for the current time because it allows Mr. Fauber to focus on leading the Company’s business and operations. At the same time, Mr. Forlenza can focus on leadership of the Board, including calling and presiding over its meetings and preparing meeting agendas in collaboration with Mr. Fauber.
CODES OF BUSINESS CONDUCT AND ETHICS; INSIDER TRADING POLICIES AND PROCEDURES
The Company has adopted a code of ethics that applies to its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and Corporate Controller, or persons performing similar functions. The Company has also adopted a code of business conduct that applies to the Company’s directors, officers and employees. A current copy of each of these codes is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.” A copy of each is also available in print to stockholders upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Company intends to satisfy disclosure requirements regarding any amendments to, or waivers from, the code of ethics and the code of business conduct by posting such information on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.”
Our policies and procedures governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees, and by the Company itself, are designed to promote compliance with insider trading laws, rules, regulations and listing standards applicable to the Company. The code of business conduct includes a section relating to insider trading and directs certain categories of stakeholders to our Securities Trading Policy (“STP”).
The STP, which applies to applies to all members of the Moody’s Board of Directors, all Moody’s Executive Officers, as well as generally to all full- and part-time employees of Moody’s and any of its majority or wholly-owned subsidiaries and their immediate family members, contains general prohibitions against: (i) trading in Moody’s securities or securities of another issuer while aware of material non-public information ("MNPI") about Moody’s or such other issuer; (ii) tipping MNPI about Moody’s or MNPI of other issuers acquired as a result of a person’s relationship with Moody’s; and (iii) “shadow trading,” by prohibiting trading while aware of MNPI relating to another issuer (including information about Moody’s that may reasonably be expected to have an effect on the market for another issuer’s security) that is obtained as a result of the employee’s employment or other relationship with Moody’s.
In addition, the STP includes requirements that apply to company insiders against trading in Moody’s securities or entering, amending or terminating 10b5-1 trading plans in respect of Moody’s securities outside of designated window periods, pre-clearance of trades in Moody’s securities, as well as general prohibitions relating to short-selling, hedging and pledging Moody’s securities. As a result of Moody’s Ratings' unique role as a credit rating agency, the STP also includes Monitored Employee Requirements that impose additional restrictions, as well as reporting, trade pre-clearance and post-trade review obligations, relating to trading in non-Moody’s securities by certain rating personnel senior employees and other employees with access to MNPI about other issuers obtained as a result of the credit ratings process ("Moody's Non-Public Ratings Information").

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The STP assigns an employee's position profile, and therefore whether they are subject to certain of the Monitored Employee Requirements, based on the Employee’s level of access to Moody's Non-Public Ratings Information.
With respect to the Company’s trading in its own securities, Moody’s has established procedures that it has followed for several years, now memorialized in the Company Trading Policy. Among other things, that policy requires that the Treasurer’s office confirm with the General Counsel that the Company is not aware of MNPI prior to and as a condition of share repurchases being commenced or a repurchase agreement being entered into.
The Company’s Securities Trading Policy and Company Trading Policy are attached as Exhibits 19.1 and 19.2, respectively, to the Company's 2024 Annual Report on Form 10-K.
ANTI-HEDGING AND ANTI-PLEDGING POLICY; SHORT SALES AND OTHER SPECULATIVE TRADES
The STP, described above, also includes a prohibition against hedging and pledging Moody’s securities, including any publicly traded securities of a Moody’s subsidiary. Specifically, the following activities are prohibited under the policy: (i) making short sales of Moody’s securities; (ii) buying Moody’s securities on margin; (iii) pledging Moody's securities as collateral for a loan; (iv) engaging in short-term or speculative transactions involving Moody’s securities; and (v) engaging in a derivative transaction primarily including or referencing Moody's securities that hedge or offset, or are designed to hedge or offset, any decrease in value of Moody's securities, including buying or selling put or call options and entering into other derivative transactions involving Moody’s securities. The foregoing restrictions do not prohibit the exercise of Moody’s stock options that employees receive in connection with their compensation, nor do they prohibit any broker-assisted exercise or settlement of equity awards granted by the Company that may involve a short-term extension of credit only until the sale is settled.
Additionally, the STP does not include a prohibition against employees holding Moody's securities in margin accounts, since many brokerage accounts can be set up by default as margin accounts. Instead, it provides that (subject to a technical exception for a broker-assisted exercise or settlement of equity awards) such securities may not be pledged as collateral for a loan, including by being held in a brokerage account where there is an outstanding loan or extension of credit to the account.Additionally, the STP does not include a prohibition against employees holding Moody’s securities in margin accounts, since many brokerage accounts, can be set up by default as margin accounts. Instead, it provides that (subject to a technical exception for broker-assisted exercise or settlement of equity awards) such securities may not be pledged as collateral for a loan, including by being held in a brokerage account where there is an outstanding loan or extension of credit to the account.
DIRECTOR INDEPENDENCE
To assist it in making determinations of a director’s independence, the Board has adopted independence standards that are set forth below and are included in the Company’s Corporate Governance Principles. The Board has determined that Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Howell, Mr. Minaya, Ms Seidman, Mr. Serafin and Mr. Van Saun and, thus a majority of the directors on the Board, are independent under these standards. The Board has determined that Mr. Fauber, as the Company’s CEO, is the only member of the Board who has not been determined to be independent under these standards. The standards adopted by the Board incorporate the director independence criteria included in the New York Stock Exchange (the “NYSE”) listing standards, as well as additional criteria established by the Board. The Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee are composed entirely of independent directors. In accordance with NYSE requirements and the independence standards adopted by the Board, all members of the Audit Committee and the Compensation & Human Resources Committee meet additional heightened independence standards applicable to audit committee and compensation committee members.

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An “independent” director is a director whom the Board has determined has no material relationship with the Company or any of its consolidated subsidiaries (for purposes of this section, collectively referred to as the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1	the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;
2	(a) the director, or an immediate family member of the director, is a current partner of the Company’s outside auditor; (b) the director is a current employee of the Company’s outside auditor; (c) a member of the director’s immediate family is a current employee of the Company’s outside auditor and personally works on the Company’s audit; or (d) the director or an immediate family member of the director was in the past three years a partner or employee of the Company’s outside auditor and personally worked on the Company’s audit within that time;
3	the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executive officers serves or served on the compensation committee at the same time;
4	the director, or a member of the director’s immediate family, has received, during any 12-month period in the past three years, any direct compensation from the Company in excess of $120,000, other than compensation for Board and committee service, or compensation received by the director’s immediate family member for service as an employee (other than an executive officer) of the Company, and pension or other forms of deferred compensation for prior service with the Company;
5	the director is a current executive officer or employee, or a member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from the Company, or during any of the last three fiscal years, has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or
6	the director, or the director’s spouse, is an executive officer of a non-profit organization to which the Company or the Company foundation makes, or in the past three years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues. (Amounts that the Company foundation contributes under matching gifts programs are not included in the contributions calculated for purposes of this standard.)
An “immediate family” member includes a director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.
In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director: (a) accepts, directly or indirectly, from Moody’s Corporation or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Moody’s Corporation (provided that such compensation is not contingent in any way on continued service); or (b) is an “affiliated person” of Moody’s Corporation or any of its subsidiaries, each as determined in accordance with SEC regulations.
Furthermore, in determining whether a director is considered independent for purposes of serving on the Compensation & Human Resources Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship with the Company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (a) the source of the director’s compensation, including any consulting, advisory or other compensatory fee paid by the Company to the director; and (b) whether the director is affiliated with Moody’s Corporation, any of its subsidiaries or an affiliate of any subsidiary; each as determined in accordance with SEC regulations.
In assessing independence, the Board took into account that each of Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Howell, Mr. Minaya, Ms Seidman, Mr. Serafin and Mr. Van Saun served during 2024, or currently serves, as a director, employee or trustee of entities that are rated or have issued securities rated by Moody’s Ratings, as listed in the Company’s Director and Shareholder Affiliation Policy posted on the Company’s website under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents,” and that in 2024 the associated fees from each such entity accounted for less than 1% of annual revenues of the Company and each of the other entities. In addition, the Board took into account that the Company from time to time engages in business with entities where one of our directors,

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director candidates or their immediate family members are employed or have other relationships. The Board found nothing in the relationships to be contrary to the standards for determining independence as contained in the NYSE’s requirements and the Company’s Corporate Governance Principles. A copy of these standards is found in Attachment A to the Company’s Corporate Governance Principles on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.”
BOARD AND COMMITTEE EVALUATION PROCESS
The Board and its committees’ annual evaluation process is summarized below. The topics considered during the evaluation include Board effectiveness in overseeing key areas, such as strategy and risk, performance of committees’ duties under their respective charters, Board and committee operations, and individual director performance.

1
Review of Evaluation Process
The Governance & Nominating Committee annually reviews the evaluation process, including the evaluation method, to ensure that constructive feedback is solicited on the performance of the Board, its committees, and individual directors.

2
Questionnaire and One-on-One Interviews
The Board, the Audit Committee, the Compensation & Human Resources Committee and the Governance & Nominating Committee each conducts an annual self-evaluation through the use of a written questionnaire. All directors, other than the Chairman, also evaluate the Chairman’s performance through a written questionnaire. All questionnaires include open-ended questions to solicit direct feedback and the responses are collected on an unattributed basis. In addition, the Chairman conducts annual interviews with each non-employee director to discuss individual Board member performance.

3
Summary of Written Evaluations
Directors’ responses to the questionnaires are aggregated without attribution and shared with the full Board and the applicable committees. All responses, including written comments, are provided along with an overview of the high and low scores on various topics.

4
Board and Committee Review
Using aggregated results as a reference, the Audit Committee and the Compensation & Human Resources Committee discuss their respective results. Discussions of the Board, Chairman and Governance & Nominating Committee results occur at the Governance & Nominating Committee meeting. Following the committee-level discussions, all evaluation results and feedback, including those from the one-on-one interviews and the Chairman evaluation questionnaire, are discussed by the full Board.

5	Actions The Board decides on specific actions to incorporate feedback received, including making any appropriate changes to Board- and committee-related practices.
THE BOARD’S ROLE IN THE OVERSIGHT OF COMPANY RISK
The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and, with the assistance of the Audit Committee, the Compensation & Human Resources Committee and the Governance & Nominating Committee, oversees the Company’s policies for assessing and managing its exposure to risk. The Audit Committee reviews the Company’s charters, guidelines and approach to enterprise-wide risk assessment and risk management, financial and compliance risks, including risks relating to internal controls and cyber risks, and major legislative and regulatory developments that could materially affect the Company. The Audit Committee reviews the implementation and effectiveness of the Company’s enterprise risk management program. In addition, the Board periodically reviews these risks and, with the assistance of the Audit Committee, the Company’s risk management processes, including in connection with its review of the Company’s strategy. The Audit Committee’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and the Board’s

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responsibility includes reviewing contingent liabilities and risks that may be material to the Company. The Compensation & Human Resources Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company and reviews the results of this assessment. The Governance & Nominating Committee oversees risks related to governance, including with respect to succession planning for the Board, and sustainability matters.
Under the oversight of the Board and its committees, the Chief Executive Officer has established an Enterprise-Wide Risk Committee, comprised of the Chief Executive Officer and his direct reports. The Enterprise-Wide Risk Committee reviews the work of the Enterprise Risk Function that is currently managed by the Company's Chief Risk and Resilience Officer. The Chief Risk and Resilience Officer coordinates with risk officers for both Moody's Ratings and Moody's Analytics, and owns the risk oversight of the support functions in Moody’s Shared Services. The Chief Risk and Resilience Officer regularly reports to the Board and the Audit Committee on key and emerging risks and mitigants within their areas of responsibility. Among other things, the Enterprise Risk Function is responsible for identifying and monitoring existing and emerging risks that are important to the achievement of the Company’s strategic and operational objectives; reviewing appropriate polices, monitoring and reporting frameworks to support effective management of important risks as applicable; reviewing and evaluating the effectiveness of management processes and action plans to address such risks; advising on and recommending to executive management any significant actions or initiatives that they believe are necessary to effectively manage risk; and seeing that activities of discrete risk management disciplines within the Company are appropriately coordinated. Additionally, the Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee reviewed risks within their areas of responsibility at separate meetings in 2024. The Chief Risk and Resilience Officer or the Chief Administrative Officer (who previously managed the Company’s Enterprise Risk Function) reviewed the Enterprise-Wide Risk Committee’s analysis with the Board five times in 2024. Significant risk issues evaluated by and/or major changes proposed by the Enterprise-Wide Risk Committee are discussed at various Board meetings throughout the year, and general updates are regularly provided at Board meetings.
Board’s Role in Cybersecurity Oversight
The Board provides oversight of management’s efforts to assess and manage cybersecurity risks and to prepare for and respond to cybersecurity incidents and threats. In addition, the Audit Committee of the Board of Directors regularly receives reports from management regarding the Company’s financial and compliance risks, including, but not limited to, risks relating to internal controls and cybersecurity risks.
The Board of Directors receives regular updates from the Chief Information Security Officer, Chief Technology Services Officer and Chief Administrative Officer regarding matters related to technology and cybersecurity. The Company has protocols, as discussed in the 2024 Annual Report on Form 10-K, by which certain cybersecurity concerns, incidents and threats are escalated within the Company and, where appropriate, reported in a timely manner to the Board.
EXECUTIVE SESSIONS
The independent directors routinely meet in executive session at regularly scheduled Board meetings. Vincent A. Forlenza, the independent Chairman of the Board, establishes the agenda for and presides at these sessions and has the authority to call additional sessions as appropriate.
COMMUNICATIONS WITH DIRECTORS
The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate with the Board of Directors or with all non-employee directors as a group, or with a specific director or directors (including the Chairman of the Board), by writing to them c/o the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or sending an email to corporatesecretary@moodys.com.
The Board has instructed the Corporate Secretary to review correspondence directed to the Board of Directors and, at the Corporate Secretary’s discretion, to forward items that she deems to be appropriate for the Board’s consideration.

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STOCKHOLDER ENGAGEMENT
Year-round engagement
Our Investor Relations team leads our stockholder engagement program, highlighted by the Company’s Investor Days and more recently, the Innovation Open Houses it hosted in NY and in London spotlighting Moody’s Analytics. On a year-round basis, led by the Chief Financial Officer and the Head of Investor Relations, the Investor Relations team facilitates post-earnings communications, presents at conferences globally (joined by key members of senior management) and conducts non-deal roadshows. In addition, the Company’s IR website includes a wide range of information to help educate key stakeholders through webcasts, podcasts, Moody’s Moments videos and product demo videos. Recognizing the diversity of our stakeholders, we believe providing information in various different formats allows us to reach the greatest number of stakeholders in the communication formats of their preference.
These engagements routinely cover a wide range of topics including: company strategy, governance, sustainability matters such as climate and energy transition, workplace culture, human capital management, regulation and other issues, and involve various members of management and the Chairman of the Board, where applicable.
SUCCESSION PLANNING
The Board, the Compensation & Human Resources Committee and the Governance & Nominating Committee review succession planning annually in conjunction with the Board’s review of strategic planning. In 2024, the Governance & Nominating Committee conducted discussions regarding CEO succession planning and the Compensation & Human Resources Committee discussed succession planning and development of the broader senior leadership group. The Board also reviewed the Company’s business continuity plans, which included emergency succession plans for key executives.
THE AUDIT COMMITTEE
The Audit Committee represents and assists the Board of Directors in its oversight responsibilities relating to: the integrity of the Company’s financial statements and the financial information provided to the Company’s stockholders and others; the Company’s compliance with legal and regulatory requirements; the Company’s internal controls; the Company’s policies with respect to risk assessment and risk management, and the review of contingent liabilities and risks that might be material to the Company; and the audit process, including the qualifications and independence of the Company’s principal external auditors (the “Independent Auditors”), and the performance of the Independent Auditors and the Company’s internal audit function.
OVERSIGHT OF AUDIT PROCESSES
As part of the Audit Committee’s oversight of the audit process, the Audit Committee and its Chairman are directly involved in the selection of the Independent Auditors’ lead engagement partner when there is a rotation required under applicable rules. The Committee also approves the fees and terms associated with the retention of the Independent Auditors to perform the annual engagement. In determining whether to approve services proposed to be provided by the Independent Auditors, the Committee is provided with summaries of the services, the fee associated with each service as well as information regarding incremental fees to be approved. The Committee also receives benchmarking data for audits of companies of similar sizes and audits of comparable complexity in order to determine the reasonableness of the proposed fees. The Audit Committee reviews and concurs in the appointment and compensation of the Company's Chief Audit Executive, head of the Company's internal audit function, and provides input regarding the annual evaluation of the Chief Audit Executive.
RESPONSIBILITIES UNDER THE AUDIT COMMITTEE CHARTER
In fulfilling the responsibilities under its charter, the Audit Committee:
•Discusses with, and receives regular status reports from, the Independent Auditors and the Chief Audit Executive on the overall scope and plans for their audits, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. Also receives regular updates on the Company’s internal control over financial reporting, and discusses with management and the Independent Auditors their evaluations and conclusions with respect to internal control over financial reporting.
•Meets with the Independent Auditors and the Chief Audit Executive, with and without management present, to discuss the results of their respective audits, in addition to holding meetings with members of management, including the General Counsel.

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•Reviews significant accounting policies, critical estimates and disclosures with management and the Independent Auditors, including the implementation of any new accounting standards or requirements.
•Reviews and discusses with management and the Independent Auditors the Company’s earnings press releases and periodic filings made with the SEC, including the use of information that is provided to enhance understanding of the results presented in accordance with GAAP.
•Oversees financial, risk and other disclosures made in the Company’s annual and quarterly reports related to sustainability, and at least annually reviews any assurance being provided by the Independent Auditors (or other third parties), with respect to such data and disclosures, and any reports by management or others regarding the adequacy and effectiveness of the Company’s internal controls and procedures related to such sustainability disclosures.
•Oversees the implementation of new financial reporting systems and their related internal controls.
•Reviews the Company’s financial and compliance risks, including, but not limited to, risks relating to internal controls and cyber risks.
•Meets with the Chief Compliance Officer and receives periodic reports on the effectiveness of the Company’s compliance program and regular status reports on compliance issues, including reports required by the Audit Committee’s policy for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting control, auditing and federal securities law matters.
•Reviews its charter annually and conducts an annual self-evaluation to assess its performance.
The Audit Committee also has the authority, at the Company’s expense, to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate.
In 2024, areas of focus for the Audit Committee included, among other things, quarterly performance, compliance matters, internal audit matters, auditor reviews, sustainability reporting, and internal controls.
ONGOING ASSESSMENT OF THE INDEPENDENT AUDITORS
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent Auditors and, as such, the Independent Auditors report directly to the Audit Committee. KPMG LLP has served as the Company’s Independent Auditors since 2008 and was re-appointed at the conclusion of a competitive process that the Audit Committee conducted in 2019 to review the selection of the Company’s Independent Auditors. In selecting the Independent Auditors, the Committee considered the relative costs, benefits, challenges, potential impact, and overall advisability of selecting different Independent Auditors. In addition, the Audit Committee conducts an annual performance assessment of the Independent Auditors, seeking performance feedback from all the members of the Committee as well as from officers with audit-related responsibilities. The factors the Audit Committee considered in conducting this assessment included: independence, objectivity and integrity; quality of services and the ability to meet performance delivery dates; responsiveness and ability to adapt; proactivity in identification of opportunities and risks; performance of the lead engagement partners as well as other team members; technical expertise; enhancement of the audit process using more digital tools; understanding of the Company’s business and industry; effectiveness of their communication; sufficiency of resources; fee levels in light of the services rendered; and management feedback.
POLICY ON PRE-APPROVAL OF INDEPENDENT AUDITORS’ FEES
The Audit Committee has established a policy setting forth the requirements for the pre-approval of audit and permissible non-audit services to be provided by the Independent Auditors. Under the policy, the Audit Committee pre-approves the annual audit engagement terms and fees, as well as any other audit services and specified categories of non-audit services, subject to certain pre-approved fee levels. Any fee overruns in excess of the established thresholds are presented to the Audit Committee for approval. In addition, pursuant to the policy, the Audit Committee authorized its Chairman to pre-approve other audit and permissible non-audit services in 2024 up to $250,000 per engagement and a maximum of $500,000 per year. The policy requires that the Audit Committee Chairman report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. For the year ended December 31, 2024, the Audit Committee or its Chairman pre-approved all of the services provided by the Independent Auditors, which are described on page 32. The Audit Committee also is responsible for overseeing the audit fee negotiation associated with the retention of the Independent Auditors to perform the annual audit engagement.
The members of the Audit Committee are Mr. Bermudez (Chairman), Ms Esperdy, Mr. Minaya and Ms Seidman, each of whom is independent under NYSE and SEC rules and the Company’s Corporate Governance Principles. The Board of Directors has determined that each of Mr. Bermudez, Ms Esperdy, Mr. Minaya and Ms Seidman is an “audit committee financial expert” under the SEC’s rules. The Audit Committee held eight meetings during 2024.

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REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with management and KPMG LLP, the Independent Auditors, the audited financial statements of the Company for the year ended December 31, 2024 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the Independent Auditors’ evaluation of the Company’s system of internal control over financial reporting. In addition, the Audit Committee has discussed with the Independent Auditors, which reports directly to the Audit Committee, the matters that independent registered public accounting firms must communicate to audit committees under applicable Public Company Accounting Oversight Board (“PCAOB”) and SEC standards.
The Audit Committee also has discussed with KPMG LLP its independence from the Company, including the matters contained in the written disclosures and letter required by applicable requirements of the PCAOB regarding independent registered public accounting firms’ communications with audit committees about independence. The Audit Committee also has discussed with management of the Company and KPMG LLP such other matters and received such assurances from them as it deemed appropriate. The Audit Committee also considers whether the rendering of non-audit services by KPMG LLP to the Company is compatible with maintaining the independence of KPMG LLP from the Company. The Company historically has used KPMG LLP for only a limited number of non-audit services each year.
Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
The Audit Committee

Jorge A. Bermudez, Chairman	Thérèse Esperdy	Jose M. Minaya	Leslie F. Seidman
THE GOVERNANCE & NOMINATING COMMITTEE
The Governance & Nominating Committee identifies and evaluates possible candidates to serve on the Board and recommends the Company’s director nominees for approval by the Board and the Company’s stockholders. The Governance & Nominating Committee also considers and makes recommendations to the Board of Directors concerning the size, structure, composition and functioning of the Board and its committees, oversees the evaluation of the Board, and develops and reviews the Company’s Corporate Governance Principles.
With respect to the evaluation of the Board, the Governance & Nominating Committee oversees a process for annually assessing the qualifications, performance and contributions, and the independence of incumbent directors in determining whether to recommend them for reelection to the Board. The Board, the Audit Committee, the Compensation & Human Resources Committee and the Governance & Nominating Committee, under the Governance & Nominating Committee’s oversight, each conducts an annual self-evaluation to assess its performance. The Chairman of the Board conducts annual interviews with each non-employee director to discuss individual Board member performance.
In addition, the Governance & Nominating Committee oversees: (i) sustainability matters, including significant issues of corporate social and environmental responsibility, as they pertain to the Company’s operations; (ii) CEO succession planning; (iii) director succession planning; (iv) stockholder proposals received by the Company; (v) corporate governance matters; and (vi) director independence. In 2024, areas of focus for the Governance & Nominating Committee included, among other things, stockholder rights and director skills.
The members of the Governance & Nominating Committee are Ms Seidman (Chairman), Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Howell, Mr. Minaya, Mr. Serafin and Mr. Van Saun, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles. The Governance & Nominating Committee met five times during 2024.
THE COMPENSATION & HUMAN RESOURCES COMMITTEE
The Compensation & Human Resources Committee oversees the Company’s overall compensation structure, policies and programs, assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees, and considers the results of the most recent vote on the Company’s advisory resolution approving executive compensation. The Compensation & Human Resources Committee also oversees the evaluation of senior management, including by reviewing and approving performance goals for the Company’s Chief Executive Officer and other executive officers, and by evaluating their performance against approved goals. The Compensation & Human Resources Committee oversees and makes the final decisions regarding compensation arrangements for the Chief Executive Officer and the Company's executive officers,

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including the other Named Executive Officers. The Chief Executive Officer makes recommendations to the Compensation & Human Resources Committee regarding the amount and form of executive compensation (except with respect to his compensation). In addition, the Chief People Officer presents at all regularly scheduled Compensation & Human Resources Committee meetings and is periodically joined by the Chief Financial Officer. For a description of this process, see the Compensation Discussion and Analysis (the “Compensation Discussion and Analysis” or “CD&A”), beginning on page 37.
The Compensation & Human Resources Committee administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval, including the Company’s key employees’ stock incentive plans. The Compensation & Human Resources Committee has authority, acting in a settlor capacity, to establish, amend and terminate the Company’s employee benefit plans, programs and practices, and to review reports from management regarding the funding, investments and other features of such plans, and the Committee delegates to management such responsibilities with respect to the Company’s employee benefit plans, programs and practices as the Compensation & Human Resources Committee deems appropriate. The Compensation & Human Resources Committee also periodically reviews other important employee and human capital matters such as inclusion, succession planning, wellness programs and learning and development. As discussed below, the Compensation & Human Resources Committee annually reviews the form and amount of compensation of directors for service on the Board and its committees and recommends any changes to the Board.
The Compensation & Human Resources Committee is empowered to retain, at the Company’s expense, such consultants, counsel or other outside advisors as it determines appropriate to assist it in the performance of its functions. In 2024, the Compensation & Human Resources Committee retained the services of Meridian Compensation Partners LLC (“Meridian”), an independent compensation consultant, to provide advice and information about executive and director compensation, including the competitiveness of pay levels, executive compensation design and governance issues, and market trends, as well as technical and compliance considerations. Meridian reports directly and solely to the Compensation & Human Resources Committee. Meridian exclusively provides executive and director compensation consulting services and does not provide any other services to the Company.
The Compensation & Human Resources Committee regularly reviews the current engagements and the objectivity and independence of the advice that Meridian provides to the Compensation & Human Resources Committee on executive and director compensation. The Compensation & Human Resources Committee considered the six specific independence factors adopted by the SEC and the NYSE under the Dodd-Frank Wall Street Reform and Consumer Protection Act and other factors it deemed relevant, and the Compensation & Human Resources Committee found no conflicts of interest or other factors that would adversely affect Meridian’s independence.
During 2024, management continued to engage Aon Consulting as management’s compensation consultant. Aon Consulting worked with the Chief People Officer and her staff to develop market data regarding Moody’s executive compensation programs. The Compensation & Human Resources Committee takes into account that Aon Consulting provides executive compensation-related services to management when it evaluates the information and analyses provided by Aon Consulting.
In 2024, areas of focus for the Compensation & Human Resources Committee included, among other things, executive leadership succession planning, employee engagement and performance management, inclusion initiatives, plan performance, incentive compensation programs, and market comparisons.
The members of the Compensation & Human Resources Committee are Mr. Howell (Chairman), Mr. Forlenza, Ms Hill, Mr. Serafin and Mr. Van Saun, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles. The Compensation & Human Resources Committee met six times during 2024.
REPORT OF THE COMPENSATION & HUMAN RESOURCES COMMITTEE
The Compensation & Human Resources Committee assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. In this context, the Compensation & Human Resources Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis, beginning on page 37. Following such reviews and discussions, the Compensation & Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation & Human Resources Committee

Lloyd W. Howell, Jr., Chairman	Vincent A. Forlenza	Kathryn M. Hill	Zig Serafin	Bruce Van Saun

Moody’s Corporation	19	2025 Proxy Statement

RELATIONSHIP OF COMPENSATION PRACTICES
TO RISK MANAGEMENT
When structuring its overall compensation practices for employees, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore affects the Company’s risk management practices. Attention is given to the elements and the mix of pay as well as seeing that employees’ compensation is aligned with stockholders’ value.
In order to assess whether the Company’s compensation plans, practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, management established a compensation risk committee led by the Chief People Officer to annually assess the risk related to the Company’s compensation plans, practices and programs. As part of this assessment for 2024, the compensation risk committee assessed the following items: (i) the relative proportion of variable to fixed components of compensation, (ii) the mix of performance periods (short-term, medium-term and long-term), (iii) the mix of compensation components (cash, options, restricted stock units (“RSUs”) and performance shares), (iv) the design of the incentive compensation programs, including the performance metrics used and linking the creation of value and earnings quality, (v) the process of setting goals, degree of difficulty in achieving such goals, spreads between threshold, target and maximum payout opportunities and ratios of payouts as a fraction of earnings, (vi) the maximum payout levels and caps, (vii) the clawback policy, equity ownership and retention guidelines and other compensation-related governance policies, and (viii) the Company’s termination treatment policies. These items were assessed in the context of the most significant risks currently facing the Company to determine if the compensation plans, practices and programs incentivize employees to take undue risks. The committee then took into account controls and procedures that operate to monitor and mitigate against risk. The Chief People Officer presented the compensation risk committee’s conclusions to the Compensation & Human Resources Committee. These conclusions were also reviewed by the Compensation & Human Resources Committee’s independent compensation consultant, Meridian, through a risk assessment lens.
As a result of these reviews, the Company does not believe that the Company’s compensation plans, practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, nor does it believe that the compensation plans, practices and programs are designed to promote undue risk taking.
CERTAIN RELATIONSHIPS AND
RELATED PERSON TRANSACTIONS
The Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest and reviewing and approving related person transactions. The Audit Committee has adopted written Related Person Transaction Policies and Procedures (the “Policy”), which requires the Audit Committee to review and approve transactions in which (i) the aggregate amount involved is or is expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related person has a direct or indirect interest. Under the Policy, related persons include (i) any person who is or was during the last fiscal year a director, executive officer, or any nominee for director, (ii) any person owning 5% or more of the Company’s Common Stock, and (iii) any immediate family members of such persons. Under the Policy, the Audit Committee has pre-approved several categories of transactions with related persons. For transactions that are not pre-approved under the Policy, in reviewing and determining whether to approve related person transactions, the Audit Committee takes into account whether the transaction is available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and other factors as the Audit Committee deems appropriate. The Audit Committee will not approve any related person transaction if it determines it to be inconsistent with the interests of the Company and its stockholders. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.
In addition, under the Company’s Code of Business Conduct and Code of Ethics, special rules apply to executive officers and directors who engage in conduct that creates an actual, apparent or potential conflict of interest. Before engaging in such conduct, such executive officers and directors must make full disclosure of all the facts and circumstances to the Company’s General Counsel and the Audit Committee Chairman and obtain the prior written approval of the Audit Committee. All conduct is reviewed in a manner so as to (i) maintain the Company’s credibility in the market, (ii) maintain the independence of the Company’s employees and (iii) see that all business decisions are made solely on the basis of the best interests of the Company and not for personal benefit.

Moody’s Corporation	20	2025 Proxy Statement

COMPENSATION OF DIRECTORS
Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. The Compensation & Human Resources Committee annually reviews the form and amount of the compensation of directors for service on the Board and its committees and recommends any changes to the Board. As part of its review for 2024, the Compensation & Human Resources Committee reviewed and considered data provided to the Compensation & Human Resources Committee by Meridian regarding the form and amount of compensation paid to non-employee directors at the companies in Moody’s executive compensation peer group (as disclosed beginning on page 41 of this Proxy Statement). The comparative analysis included each element of the director pay program: the annual cash retainer, board and committee fees, and equity awards. This analysis showed that Moody’s director compensation generally is competitively positioned relative to the median of its peer group. The equity to cash ratio was found to be similar to the peer group average and, like many of its peers, Moody’s directors are subject to stock holdings requirements (a multiple of the cash retainer). Moody’s does not provide per-meeting fees or any non-chairmen committee member fees.
As a result of this review, the Compensation & Human Resources Committee approved changes to the non-employee director compensation program as follows:
•A $5,000 increase to the cash retainer for Board service, bringing the total retainer to $120,000;
•A $5,000 increase to the additional cash retainer for chairing a Board committee, bringing the total additional cash retainer to $30,000;
•A $10,000 increase to the additional cash retainer for chairing the Board, bringing the total additional cash retainer to $65,000; and
•A $15,000 increase to the annual equity award to Board members bringing the total to $210,000, and a $15,000 increase to the additional annual equity award to the Chairman of the Board, bringing his total additional equity award to $85,000.

Moody’s Corporation	21	2025 Proxy Statement

The following table sets forth, for the fiscal year ended December 31, 2024, the total compensation of the non-employee members of the Board. Mr. Fauber did not receive any compensation for serving as a Moody’s director in 2024. His compensation for services as Moody’s President and Chief Executive Officer during the year is reflected in the Summary Compensation Table on page 59 of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Jorge A. Bermudez	150,000	210,038	—	360,038
Thérèse Esperdy	120,000	210,038	—	330,038
Vincent A. Forlenza	185,000	295,027	—	480,027
Kathryn M. Hill	120,000	210,038	—	330,038
Lloyd W. Howell, Jr.	150,000	210,038	—	360,038
Jose M. Minaya	120,000	210,038	—	330,038
Leslie F. Seidman	150,000	210,038	—	360,038
Zig Serafin	120,000	210,038	—	330,038
Bruce Van Saun	120,000	210,038	—	330,038
(1)The Company’s non-employee directors received an annual cash retainer of $120,000, payable in quarterly installments in 2024. The Chairmen of the Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee each received an additional annual cash fee of $30,000, also payable in quarterly installments. The Chairman of the Board received an additional annual cash fee of $65,000. There were no separate meeting fees paid in 2024.
A non-employee director may elect to defer receipt of all or a portion of his or her annual cash retainer until after termination of service on the Board. Deferred amounts are credited to a bookkeeping account and receive the rate of return earned by one or more investment options available under the Moody's Corporation Profit Participation Plan (the "Profit Participation Plan") as selected by the director. Unless otherwise elected by the director at the time of deferral, upon a change in control of the Company, a lump-sum payment will be made to each director of the amount credited to the director’s deferred account on the date of the change in control.
(2)On February 21, 2024, all then non-employee directors, other than the Chairman of the Board, received a grant of approximately $210,000 worth of RSUs issued under the 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan (the “1998 Directors Plan”) which was equal to 561 RSUs that vested in full one year following the grant date. Also on February 21, 2024, Mr. Forlenza received a grant of approximately $295,000 worth of RSUs issued under the 1998 Directors Plan that was equal to 788 RSUs and vested in full one year following the grant date. The Compensation & Human Resources Committee recommended these RSU grants on December 11, 2023, the Board approved them on December 12, 2023, and the grants were effective on February 21, 2024, the fifth trading day following the date of the public dissemination of the Company’s financial results for 2023. In each case, the number of RSUs was determined based on the award value computed in accordance with applicable accounting guidance for equity-based awards. For additional information on how Moody’s accounts for equity-based compensation, see Note 14 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2025. A non-employee director may elect to defer settlement of the annual equity grant until after termination of service on the Board in a lump sum or five-to-ten year installments. Upon a change in control all unvested RSUs will vest and the shares underlying the RSUs will be issued in a lump sum distribution. Director RSUs accrue cash dividend equivalents that are paid if and when the underlying RSUs settle.

Moody’s Corporation	22	2025 Proxy Statement

None of the individuals who served as a non-employee director of the Company during 2024 held any outstanding stock options as of December 31, 2024. The aggregate number of unvested stock awards outstanding, including the right to receive any accrued dividend equivalents on such awards, as of December 31, 2024 for each individual who served as a non-employee director of the Company during 2024 was as follows:

Name	Number of Shares of Unvested RSUs (#)

Jorge A. Bermudez	561
Thérèse Esperdy (a)	565
Vincent A. Forlenza (a)	794
Kathryn M. Hill	561
Lloyd W. Howell, Jr.	561
Jose M. Minaya (a)	565
Leslie F. Seidman (a)	565
Zig Serafin	561
Bruce Van Saun (a)	565
(a)Ms Esperdy, Mr. Forlenza, Mr. Minaya, Ms Seidman and Mr. Van Saun have elected to defer their 2024 RSU awards. Those directors accrue dividend equivalents throughout the year in connection with quarterly dividends. None of the other directors have elected to defer any 2024 RSU awards and will receive their dividends in cash.
(3)Perquisites and other personal benefits provided to each individual who served as a non-employee director in 2024 were, in the aggregate, less than $10,000 per director. Each non-employee director is reimbursed for travel, meals and hotel expenses incurred in connection with attending meetings of the Board or its committees. For the meetings held at the Company’s executive offices, the Company pays for travel for each non-employee director, as well as for their accommodations, meals, Company-arranged activities and other incidental expenses.

Moody’s Corporation	23	2025 Proxy Statement

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS
Moody’s has adopted stock ownership guidelines for its non-employee directors, encouraging them to acquire and maintain a meaningful stake in the Company. Moody’s believes that these guidelines encourage its non-employee directors to act as owners, thereby better aligning their interests with those of the Company’s stockholders.
•The guidelines are intended to ensure an ownership level sufficient to assure stockholders of each director’s commitment to value creation, while satisfying an individual’s need for portfolio diversification.
•Non-employee directors are expected, within five years, to acquire and hold shares of the Company’s Common Stock equal in value to five times the annual cash retainer (currently $600,000).
•Restricted shares, RSUs and shares owned by the director or immediate family members directly count toward satisfying the guidelines.
As of December 31, 2024, each of the non-employee directors was in compliance with the guidelines. Information about the stock ownership guidelines for senior management of the Company can be found in "Executive Compensation Governance Policies and Practices" on page 56.
1998 MOODY’S CORPORATION NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN
The 1998 Directors Plan includes an annual grant limit on the shares subject to awards to individual non-employee directors, which are not to exceed the lesser of 20,000 shares or shares with a fair market value of $400,000. As disclosed in the Compensation of Directors table above and in prior fiscal years, the number of shares subject to, and fair market value of, director grants have historically been below these limits.

Moody’s Corporation	24	2025 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS

What is being voted on	Election of nine director nominees to the Board.

Board Recommendation	The Board of Directors recommends a vote FOR the election of each of the director nominees.

The Board of Directors has nominated Jorge A. Bermudez, Thérèse Esperdy, Robert Fauber, Vincent A. Forlenza, Lloyd W. Howell, Jr., Jose M. Minaya, Leslie F. Seidman, Zig Serafin and Bruce Van Saun, each for a one-year term expiring in 2026. If elected, the nominees will hold office until each of their terms expires and until a successor is elected and qualified. Kathryn Hill will not stand for reelection to the Board at the Annual Meeting and will retire from the Board at the end of her current term. Accordingly, the Board will set the number of directors at nine, effective as of the Annual Meeting. All of the nominees are currently members of the Board of Directors. All of the director nominees were previously elected by the stockholders. The Governance & Nominating Committee evaluates the qualifications and skills of other potential candidates in light of the Board’s current composition and consideration of the Company’s current and future business strategy and operations. The Company expects the nominees for election as director to be able to serve if elected. If a nominee is unable to serve, proxies may be voted for the election of such other person for director as the Board may recommend in the place of such nominee or just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.
QUALIFICATIONS AND SKILLS OF DIRECTORS
The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Governance & Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future business and operations.
The Governance & Nominating Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Principles, include, among other things, the candidate’s:
•business experience,
•qualifications, attributes and skills relevant to the management and oversight of the Company’s business,
•independence,
•ability to represent diverse stockholder interests,
•judgment and integrity,
•ability to commit sufficient time and attention to Board activities and to satisfy the limitations on service on other corporate boards as set forth in the Company's Corporate Governance Principles, and
•absence of potential conflicts or the appearance of conflicts with the Company’s business and interests.
In addition, the Board and the Governance & Nominating Committee annually evaluate the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board, and to assess the criteria that may be needed in the future, given the Company’s current situation and strategic plans. The Board and the Governance & Nominating Committee seek candidates with varied occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. As part of the search process for each new director, the Governance & Nominating Committee strives to have a varied slate of candidates and encourages any search firm the Committee engages to do so as well, from which the Committee selects the most appropriate candidate taking into account consideration of the candidates' qualifications and skills addressed above. The Committee also considers the special requirements of Moody’s

Moody’s Corporation	25	2025 Proxy Statement

Ratings and its role in the securities markets. As an example, the Committee has not sought out individuals who by profession actively manage securities portfolios as the Committee determined that such individuals could encounter conflicts of interests or give rise to the appearance of conflicts.
This annual evaluation of the Board’s composition enables the Board and the Governance & Nominating Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time, and to assess how the composition of our workforce allows us to benefit from diverse viewpoints and backgrounds. In identifying director candidates from time to time, the Board and the Governance & Nominating Committee may identify specific skills and experience that they believe the Company should seek in order to constitute a balanced and effective board. Recent search for potential Board candidates has focused on candidates with data, technology and cyber-related background.
In addition to having varied backgrounds represented, the Board believes it is important to have a range of tenures represented on the Board. The Company’s director nominees have varied tenure that the Board believes facilitates and ensures effective oversight by balancing fresh perspectives and in-depth experience and knowledge about the Company.
In considering and nominating directors for election to the Board, the Board and the Governance & Nominating Committee have considered a variety of factors. These include the nominee’s independence, financial literacy, personal and professional accomplishments, experience in light of the needs of the Company and, for incumbent directors, past performance on the Board. In 2024, the Board retained a third-party search firm to assist the Governance & Nominating Committee with respect to director succession planning. With respect to the Company’s director nominees standing for election, their biographies as of the date of this Proxy Statement as well as their skills and qualifications that support their service on the Board are set forth below.
The Board of Directors recommends a vote FOR the election as directors of each of the nominees listed below.
DIRECTOR NOMINEES

Qualifications and Expertise Provided to Our Board
•Significant experience in the global financial services sector, bringing a deep understanding of credit risk and years of financial expertise, as well as risk management experience.
•Industry knowledge from time as the head of risk for a major global financial institution, including involvement in the debt restructuring of various sovereigns.
•Familiarity with the demands of a global, regulated business, with both senior management and board experience.
Professional Experience
•Chief Risk Officer of Citigroup Inc. (2007-2008) following on from various senior positions in Citigroup’s business in the United States and Latin America (beginning in 1975)
•Chairman of the Smart Grid Center Advisory Board at Texas A&M University (since January 2020)
Other Company Directorships / Trusteeships
Public
•AB Mutual Funds (since 2020)
•Citibank N.A. (2005-2008)
Private
•Bretton Woods Committee (since 2022)
•American Institute of Architects (2015)
•Texas A&M Foundation Board of Trustees (2014-2021)
•Electric Reliability Council of Texas (2010 to 2016)
•Federal Reserve Bank of Dallas (2009-2017)
•Community Foundation of Brazos Valley (since 2008)
Education
•Master of Agriculture, Texas A&M University 1974
•B.S. in Agricultural Economics, Texas A&M University 1973

JORGE A. BERMUDEZ Director & Audit Committee Chairman Age: 73 Director Since: April 2011 Committees: •Audit •Executive •Governance & Nominating

Moody’s Corporation	26	2025 Proxy Statement

Qualifications and Expertise Provided to Our Board
•Extensive experience in global investment banking and financial markets, providing strategic and financial expertise critical to overseeing the Company’s strategies, and insights into the Company’s key customer segments.
•Expertise gained from leading a division of a major international bank, as well as the capital markets business specifically, through challenging financial climates.
•Leadership and service on other public company boards provides insight and perspective in varied areas, enhancing the Board’s ability to oversee the Company’s global operations and effectively manage risk.
Professional Experience
•Global Chairman of the Financial Institutions Group of JPMorgan Chase & Co. (2014-2015)
•Several senior management positions in banking and capital markets with JPMorgan Chase & Co. (1997-2014) and at Lehman Brothers (1989-1997)
Other Company Directorships / Trusteeships
Public
•Imperial Brands PLC (Since 2016)
•National Grid plc (2014-2023)
Private
•N/A
Education
•MPPM, Yale University, 1989
•B.A., Chestnut Hill College, 1983

THÉRÈSE ESPERDY Director Age: 64 Director Since: March 2019 Committees: •Audit •Governance & Nominating

Qualifications and Expertise Provided to Our Board
•Extensive knowledge of the Company’s strategy and operations from his role as Chief Executive Officer and other senior leadership positions with Moody’s and Moody's Ratings, including as President of Moody's Ratings, Moody’s Chief Operating Officer, and as head of the Company’s strategy and corporate development functions.
•Deep understanding of the day-to-day operations of the Company and the real-time challenges that arise, including with respect to risk, regulatory supervision, emerging technologies and workforce matters.
•Experience in a variety of product and strategy spaces in the financial services industry, including investment banking, corporate strategy and alternative investments.
Professional Experience
•Chief Executive Officer of Moody’s since 2021, and Chief Operating Officer from 2019-2021
•Various senior leadership positions with Moody’s and Moody's Ratings from 2005-2019, including as President of Moody's Ratings
•Various roles at Citibank and NationsBank (now Bank of America)
Other Company Directorships / Trusteeships
Public
•N/A
Private
•Board of College Foundation for the University of Virginia (since 2023)
Education
•MBA, Cornell University, 1999
•B.A. in Economics, University of Virginia, 1992

ROBERT FAUBER President, Chief Executive Officer and Director Age: 54 Director Since: October 2020 Committees: •Executive

Moody’s Corporation	27	2025 Proxy Statement

Qualifications and Expertise Provided to Our Board
•Decades-long experience in various roles, including as chief executive officer, of a public, global medical technology company.
•Familiarity with leading a large global business in a regulated industry, including in the context of large M&A transactions, and with expertise in strategic planning, business development and new product development. Experienced in leading major corporate transformations in response to changes in technology and customer markets.
•Corporate governance expertise derived from prior board experience.
Professional Experience
•Chief Executive Officer of Becton, Dickinson & Company, global medical technology company (“BD”) (Director, 2011-2021; Chairman of the Board, 2012-2021)
•Chief Operating Officer of BD and various other capacities, including strategic planning, business development, research and development and general management of segments and overseas departments (1980-2011)
Other Company Directorships / Trusteeships
Public
•Becton, Dickinson & Company (2011-2021)
Private
•MNHI (since 2022)
•HealthQuest Capital Management Co. LLC (since 2021)
•MaraBio Systems Inc. (since 2021)
•Board of Trustees of Lehigh University (since 2020, 2011-2017)
•Trustee of The Valley Health System (since 2003)
•Acuitive Technologies (since 2023)
Education
•MBA, University of Pennsylvania 1980
•B.S. in Chemical Engineering, Lehigh University, 1975

VINCENT A. FORLENZA Chairman of the Board Age: 71 Director Since: April 2018 Committees: •Compensation & Human Resources •Executive •Governance & Nominating

Qualifications and Expertise Provided to Our Board
•Extensive executive leadership experience and business management expertise that span over a number of industries and both domestic and international markets.
•Strong background in information systems and cyber-related matters, and significant experience in businesses involved in U.S. federal contracting.
•Broader public company board service, contributing to the valued governance insights.
Professional Experience
•Executive Director of the NFL Players Association, the labor union representing National Football League players (since July 2023)
•Executive Vice President, Chief Financial Officer and Treasurer of Booz Allen Hamilton Holding Corporation, a business management consulting company (“BAH”) (2016-October 2022)
•Various leadership positions with BAH (1988-2016)
Other Company Directorships / Trusteeships
Public
•GE Healthcare (since January 2023)
•KLDiscovery (February 2023-March 2024)
•Integra Lifesciences Holdings Corp. (2013-2021)
Private
•Senior advisory board member at TowerBrook Capital Partners (since 2021)
•Trustee at University of Pennsylvania (“Penn”) (since 2018)
•Member of the Board of Overseers at Penn School of Engineering and Applied Science (since 2015)
•ManTech (since 2024)
Education
•MBA, Harvard University, 1993
•B.S. in Electrical Engineering, University of Pennsylvania, 1988

LLOYD W. HOWELL, JR. Director and Chairman of the Compensation & Human Resources Committee Age: 58 Director Since: March 2021 Committees: •Compensation & Human Resources •Executive •Governance & Nominating

Moody’s Corporation	28	2025 Proxy Statement

Qualifications and Expertise Provided to Our Board
•Significant experience in the field of asset management, bringing a unique perspective to the Board on an important customer segment for the Company.
•Various leadership roles provide valuable senior management experience and financial expertise.
•Familiarity with the management of a business that covers a broad range of sectors, previously setting strategy and developing investment capabilities across multiple asset classes including real estate, agriculture, timber, infrastructure, energy, private capital and alternative credit strategies.
Professional Experience
•Bank of New York Mellon Corporation, an international financial services company ("BNY"), Global Head and BNY Investments and Wealth, and a member of the BNY Executive Committee (since September 2024)
•Chief Executive Officer of Nuveen, a global investment manager (January 2020-July 2024)
•Chief Investment Officer and President of Nuveen (2017-January 2020)
•Lead Global Real Assets Division, and various other roles at TIAA (2004 to 2017)
Other Company Directorships / Trusteeships
Public
•N/A
Private
•Investment Company Institute
•National Forest Foundation
•Robert Toigo Foundation
•Investment Committee of the Board of Regents of the Smithsonian Institute
Education
•MBA, Dartmouth College
•B.S. in Finance, Manhattan College

JOSE M. MINAYA Director Age: 53 Director Since: October 2022 Committees: •Audit •Governance & Nominating

Qualifications and Expertise Provided to Our Board
•Financial and regulatory expertise from a career of over 30 years as a CPA, serving as the Chairman of the Financial Accounting Standards Board, executive at a major bank and auditor for a major accounting firm, with significant knowledge of global accounting and financial reporting matters in addition to regulatory and senior management experience.
•Additional capital markets and regulatory experience from serving as a Public Governor of the Financial Industry Regulatory Authority.
•Strong governance expertise from service on other large, complex public company boards involving M&A transactions, corporate restructurings, succession planning, technology transformations, and enterprise risk management.
•Certifications in Cybersecurity oversight (2018) and ESG oversight (2021).
Professional Experience
•Member of the Financial Accounting Standards Board (2003-2013) and Public Governor of the Financial Industry Regulatory Authority (2014-2019)
•Founder and managing member of a financial reporting consulting firm (1999-2003)
•Member, FASB staff in various roles, including Assistant Director of Technical Activities (1996-1999)
•Vice President, Accounting Policy and other roles at J.P. Morgan & Company, Inc. (now JPMorgan Chase) (1987-1996) and an auditor at Arthur Young & Co. (now EY) (1984-1987)
Other Company Directorships / Trusteeships
Public
•Janus Henderson Group plc (since 2023)
•General Electric (2018-2023)
Private
•Financial Industry Regulatory Authority (FINRA), Public Governor (2014-2019)
•Board of Trustees of Colgate University (2024-present)
Education
•M.S. in Accounting, New York University, 1985
•B.A. in English, Colgate University, 1984

LESLIE F. SEIDMAN Director and Chairman of the Governance & Nominating Committee Age: 62 Director Since: December 2013 Committees: •Audit •Executive •Governance & Nominating

Moody’s Corporation	29	2025 Proxy Statement

Qualifications and Expertise Provided to Our Board
•Extensive digital and technology expertise and executive management experience in the technology sector.
•Substantive expertise extending to enterprise collaboration services, artificial intelligence and user experience.
•Experience serving on another public company’s board of directors.
Professional Experience
•Chief Executive Officer (since 2020), and President and Chief Operating Officer of Qualtrics, an experience management software provider (2016-2020)
•Corporate Vice President of Microsoft (2009-2016)
•General Manager at Tellme Networks, Inc. (2009-2012), following acquisition by Microsoft
Other Company Directorships / Trusteeships
Public
•Qualtrics International Inc. (2020-July 2023)
Private
•Qualtrics International Inc. (since July 2023)
Education
•B.S., Brigham Young University

ZIG SERAFIN Director Age: 51 Director Since: July 2021 Committees: •Compensation & Human Resources •Governance & Nominating

Qualifications and Expertise Provided to Our Board
•Extensive executive, management and board experience across a number of global banks and financial services companies.
•Financial and strategic expertise, management experience and experience managing a business in a highly regulated industry both in the U.S. and in Europe.
•History of senior experience through significant strategic transactions, including an initial public offering and a major strategic transformation of a bank.
Professional Experience
•Chairman and Chief Executive Officer of Citizens Financial Group, Inc., a large regional bank (since 2013)
•Group Finance Director of The Royal Bank of Scotland Group plc (2009-2013)
•Various senior positions with Bank of New York (later Bank of New York Mellon) (1998-2009), and various positions at Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co.
Other Company Directorships / Trusteeships
Public
•Citizens Financial Group, Inc. (since 2013)
Private
•The Clearing House Supervisory Board (Since 2013)
•Bank Policy Institute (rotating board member 2018-2024)
•Board of the Federal Reserve Bank of Boston (2018-2022)
Education
•MBA in Finance, University of North Carolina, 1983
•B.S. in Business Administration, Bucknell University, 1979

BRUCE VAN SAUN Director Age: 67 Director Since: March 2016 Committees: •Compensation & Human Resources •Governance & Nominating

Moody’s Corporation	30	2025 Proxy Statement

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

What is being voted on	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Board Recommendation	The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

The Audit Committee evaluates the selection of the Company’s independent auditor each year and has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2025. KPMG LLP audited the consolidated financial statements of the Company for the year ended December 31, 2024. In determining whether to reappoint KPMG as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including: KPMG’s performance on prior audits, and the quality and efficiency of the services provided by KPMG; an assessment of the firm’s professional qualifications, resources and expertise; KPMG’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with KPMG and of the firm’s relationship with the Audit Committee and Company management; KPMG’s independence; the appropriateness of KPMG’s fees; the length of time the firm has served in this role; the impact of changing auditors; and data on audit quality and performance, including recent PCAOB reports on KPMG LLP and peer firms. Considered together, these factors enable the Audit Committee to evaluate whether the selection of KPMG LLP as the Company’s independent auditor, and the retention of KPMG LLP to perform other services, will contribute to and enhance audit quality. Based on its evaluation, the Audit Committee believes that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interest of our stockholders.
The Audit Committee has requested that the Board of Directors submit the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2025 to stockholders for ratification as a matter of good corporate governance. If the appointment of KPMG LLP is not ratified by stockholders, the Audit Committee will re-evaluate its selection and will determine whether to maintain KPMG LLP as the Company’s independent registered public accounting firm or to appoint another independent registered public accounting firm.
A representative of KPMG LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

Moody’s Corporation	31	2025 Proxy Statement

PRINCIPAL ACCOUNTING FEES AND SERVICES
Audit Fees
The aggregate fees for professional services rendered by KPMG LLP for (i) the integrated audit of the Company’s annual financial statements for the years ended December 31, 2024 and 2023, (ii) the review of the financial statements included in the Company’s Reports on Forms 10-Q and 8-K, and (iii) statutory audits of subsidiaries, were approximately $7 million and $6 million in 2024 and 2023, respectively. These fees included amounts accrued but not billed of approximately $3 million and $3 million in each of the years ended December 31, 2024 and 2023, respectively.
Audit-related Fees
The aggregate fees for audit-related services rendered by KPMG LLP to the Company were approximately $0 million and $0 million in the years ended December 31, 2024 and 2023, respectively. Such services included employee benefit plan audits.
Tax Fees
The aggregate fees billed for professional services rendered by KPMG LLP for tax services rendered by the auditors for the years ended December 31, 2024 and 2023 were approximately $0 million and $0 million, respectively.
All Other Fees
The aggregate fees billed for all other services rendered by KPMG LLP to the Company by for the years ended December 31, 2024 and 2023 were approximately $0 and $0, respectively.

Moody’s Corporation	32	2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth the number of shares of Common Stock beneficially owned as of the dates indicated below by (i) each director and nominee for director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (the “Company’s 5% Owners”). Except as noted below, stock ownership information is based on (a) the number of shares of Common Stock beneficially owned by directors and executive officers as of December 31, 2024 (based on information they supplied to the Company), calculated in accordance with SEC rules, and (b) the number of shares of Common Stock held by the Company’s 5% Owners, based on information filed with the SEC by the Company’s 5% Owners. Unless otherwise indicated and except for the interests of individuals’ spouses, the stockholders listed below have sole voting and investment power with respect to the shares indicated as owned by them. Percentages are based upon the number of shares of Common Stock outstanding on December 31, 2024, and, where applicable, the number of shares of Common Stock that the indicated beneficial owner had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning “Stock Units,” the value of which is measured by the price of the Common Stock. Stock units do not confer voting rights and are not considered “beneficially owned” shares under SEC rules.

Name	Shares Beneficially Owned (1)	Number of Shares Subject to Options Which Are or Become Exercisable Within 60 Days of December 31 (2)	Number of RSUs That Vest Within 60 Days of December 31 Stock Units and Dividend Equivalents (3)	Total Beneficial Ownership	Stock Units (4)	Percentage of Shares Outstanding (5)

Jorge A. Bermudez	21,330	—	561			*
Thérèse Esperdy	3,667	—	565			*
Robert Fauber	45,565	93,621	6,104			*
Vincent A. Forlenza	6,596	—	794		482	*
Noémie Heuland	—	—	—			*
Kathryn M. Hill	17,366	—	561			*
Lloyd W. Howell, Jr.	1,865	—	561			*
Jose M. Minaya	1,376	—	565		769	*
Leslie F. Seidman	10,587	—	565			*
Zig Serafin	1,699	—	561			*
Richard Steele (6)	3,613	2,809	303			*
Caroline Sullivan	632	1,491	244			*
Stephen Tulenko	2,714	8,511	1,419			*
Bruce Van Saun	8,264	—	565			*
Michael West	4,784	4,722	1,371			*
All current directors and executive officers as a group (15 people)	130,058	111,154	14,739		1,251	*

Moody’s Corporation	33	2025 Proxy Statement

Name	Shares Beneficially Owned (1)	Number of Shares Subject to Options Which Are or Become Exercisable Within 60 Days of December 31 (2)	Number of RSUs That Vest Within 60 Days of December 31 Stock Units and Dividend Equivalents (3)	Total Beneficial Ownership	Stock Units (4)	Percentage of Shares Outstanding (5)

Berkshire Hathaway, Inc. Warren E. Buffett, National Indemnity Company, GEICO Corporation, Government Employees Insurance Company, 3555 Farnam Street, Omaha, Nebraska 68131	24,669,778(7)(8)					13.68%
The Vanguard Group 100 Vanguard Blvd., Malvern, Pennsylvania 19355	14,163,962(9)					7.86%
BlackRock, Inc. 50 Hudson Yards, New York, New York 10001	12,930,024(10)					7.17%
TCI Fund Management Limited Christopher Hohn, 7 Clifford Street, London, W1S 2FT, United Kingdom	12,049,611(11)					6.68%
* Represents less than 1% of the outstanding Common Stock.

(1)Includes all shares held directly or indirectly as indicated in other footnotes, including those that have been deferred.
(2)Options that are exercisable and vesting within 60 days of December 31, 2024.
(3)Consists of: (i) RSUs that have been granted to members of management that vest within 60 days of December 31, 2024; and (ii) dividend equivalents that will convert to shares within 60 days of December 31, 2024.
(4)Consists of stock units (payable to non-employee directors after retirement), the value of which is measured by the price of the Common Stock, received under various non-employee director compensation arrangements of the Company and its predecessor. These units do not confer voting rights and are not considered “beneficially owned” shares of Common Stock under SEC rules. Additional stock units accrue over time to reflect the deemed reinvestment of dividends.
(5)Percentages are based upon the number of shares outstanding as of December 31, 2024 and, where applicable, the number of shares of Common Stock that the individual beneficial owner had a right to acquire within 60 days of such date.
(6)Shares Beneficially Owned amount consists of 3,613 shares of common stock held in a revocable trust of which Mr. Steele and his spouse are co-trustees with shared voting and investment power.
(7)As set forth in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 by Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, GEICO Corporation and Government Employees Insurance Company, as of December 31, 2013, (a) each of Mr. Buffett, Berkshire Hathaway Inc. and National Indemnity Company had shared voting power and shared dispositive power with respect to 24,669,778 shares reported in such Amendment No. 3 to the Schedule 13G and (b) each of GEICO Corporation and Government Employees Insurance Company had shared voting power and shared dispositive power with respect to 11,973,928 of such 24,669,778 shares.
(8)This address is listed in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 as the address of each of Mr. Buffett and Berkshire Hathaway Inc. The address of National Indemnity Company is listed as 3024 Harney Street, Omaha, Nebraska 68131; and the address of GEICO Corporation and Government Employees Insurance Company is listed as 1 GEICO Plaza, Washington, D.C. 20076.
(9)As set forth in Amendment No. 11 to the Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group had shared voting power with respect to 217,614 shares, sole dispositive power with respect to 13,476,960 shares and shared dispositive power with respect to 687,002 of their 14,163,962 shares as of December 31, 2023.
(10)As set forth in Amendment No. 10 to the Schedule 13G filed with the SEC on January 26, 2024 by BlackRock, Inc. BlackRock, Inc. had sole voting power with respect to 11,287,368 shares and sole dispositive power with respect to 12,930,024 of their 12,930,024 shares as of December 31, 2023.
(11)As set forth in Amendment No. 2 to the Schedule 13G jointly filed with the SEC on February 14, 2024 by TCI Fund Management Limited and Christopher Hohn, each of TCI Fund Management Limited and Mr. Hohn had shared voting and shared dispositive power with respect to 12,049,611 shares of their 12,049,611 shares as of December 31, 2023.

Moody’s Corporation	34	2025 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of, and transactions in, the Common Stock and other equity securities of the Company. As a practical matter, the Company assists its directors and executives by monitoring transactions and completing and filing reports on their behalf.
Based solely on the Company’s review of copies of such reports filed with the SEC and written representations that no other reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% stockholders that filed, any reports for the year ended December 31, 2024 reported all transactions on a timely basis, with the exception of two Form 4 filings for Ms. Esperdy. Those filings, which cover a combined 15 shares, were delayed because the notice of two transfers and of a sale by each of Ms. Esperdy and her husband was not provided in a timely manner by the broker.

Moody’s Corporation	35	2025 Proxy Statement

ITEM 3—ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

What is being voted on	An advisory resolution approving the compensation of the Named Executive Officers.

Board Recommendation	The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

We are asking stockholders to vote on an advisory resolution approving the 2024 compensation of the Company’s executives who are named in the Summary Compensation Table that appears on page 59 of this Proxy Statement (referred to as the “Named Executive Officers” or “NEOs”). As described in the Compensation Discussion and Analysis, the goal of the Compensation & Human Resources Committee in setting executive compensation is to provide a competitive total compensation package that assists in the retention of the Company’s executives and motivates them to perform at a superior level while encouraging behavior that is in the long-term best interests of the Company and its stockholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each NEO is performance-based and ultimately dependent upon the Company’s achievement of specified goals that are both financial and operational (non-financial) in nature and aligned with stockholder value creation.
We urge stockholders to read the CD&A beginning on page 37 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and were designed to achieve our compensation objectives for 2024, as well as the Summary Compensation Table and related compensation tables and narrative, beginning on page 59, which provide detailed information on the compensation of our NEOs. The Compensation & Human Resources Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Board is asking stockholders to vote at the Annual Meeting on the following advisory resolution approving executive compensation:
RESOLVED, that the stockholders of Moody’s Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “say-on-pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation & Human Resources Committee will review and consider the voting results when evaluating the Company’s executive compensation program.
After consideration of the vote of stockholders at the Company’s 2023 annual meeting of stockholders on the frequency of future say-on-pay votes and other factors, the Board determined to continue to hold a vote on an advisory resolution approving executive compensation annually, although it may determine to vary this practice. Accordingly, unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay vote after the Annual Meeting will be held at the Company’s 2026 annual meeting of stockholders.
The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

Moody’s Corporation	36	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Moody’s executive compensation programs are designed to foster and maintain a strong, capable, experienced and motivated executive team with the ability to manage the business during challenging times and to evolve as market practices warrant by aligning compensation with business performance and the interests of our stockholders. This discussion and analysis provides a guide to Moody’s executive compensation programs and explains the decisions of the Compensation & Human Resources Committee (in this discussion, also referred to as the “Committee”) regarding 2024 compensation for the Named Executive Officers.

Named Executive Officers

Robert Fauber, President and Chief Executive Officer
Noémie Heuland, Senior Vice President and Chief Financial Officer
Caroline Sullivan, Chief Accounting Officer and Controller (served as Interim CFO through March 31, 2024)
Richard Steele, Senior Vice President and General Counsel
Stephen Tulenko, President of Moody's Analytics
Michael West, President of Moody’s Ratings

Moody’s Corporation	37	2025 Proxy Statement

EXECUTIVE SUMMARY

The Company reported revenue of $7,088 million, reflecting growth across both segments in 2024. Moody’s Analytics ("MA") revenue increased 8% from 2023, driven by sustained demand for KYC, insurance offerings and SaaS-based banking solutions; ongoing strong retention for ratings data feeds and company data applications; and continued demand and sales growth for credit and economic research product offerings. Revenue in our Moody’s Investors Service segment ("MIS" or "Moody's Ratings") increased 33% from 2023, reflecting issuance growth across all lines of business resulting from favorable market conditions for issuers due to sustained tight credit spreads and declining interest rates that drove strong refinancing activity; and demand from investors as yields remained high for a majority of the year. 2024 financial performance highlights for the Company include:

2024 revenue $7,088 million 2024 revenue of $7,088 million, up 20% from 2023	2024 GAAP EPS $11.26 2024 GAAP diluted earnings per share of $11.26, up 29% from 2023; 2024 adjusted diluted earnings per share of $12.47, up 26% from 2023*
2024 operating income
$2,875 million
2024 operating income of $2,875 million, up 35% from 2023; 2024 adjusted operating income was $3,408 million, up 31% from 2023. Adjusted operating income excludes the impact of: i) depreciation and amortization; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment*
Achievement 73% achievement of 73% of the Company’s three-year profitability performance target

*    See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in Moody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for information on these adjusted measures, including a reconciliation of these adjusted financial measures to the most directly comparable generally accepted accounting principles (“GAAP”) financial measures.
These operational and financial performance achievements formed the basis for the Committee’s incentive compensation determinations.

•For the NEOs, 2024 cash incentive award payouts ranged from 100% of target to 167% of target. This level of payout reflects Moody’s business performance and results outlined above.
•The aggregate target value of the annual long-term incentive grants awarded to the NEO group in 2024 (which do not include the 2024 Growth and Strategic Incentive Awards described below) increased in the aggregate by approximately 31% from the target value of the annual 2023 awards (excluding Caroline Sullivan, whose compensation is representative of her roles as Chief Accounting Officer and Corporate Controller, and Noémie Heuland, who joined the Company in 2024). This, along with base salary increases (and increases in annual cash incentive program targets) for Messrs. Fauber, Tulenko and West intended to more closely align total compensation with market, brings long-term incentive levels and total target compensation for the NEOs closer to market and recognizes the Company's and each NEO’s prior year performance.
•The 2022-2024 performance shares granted for the performance share cycle ended December 31, 2024 were earned at 21.8% of target.

Moody’s Corporation	38	2025 Proxy Statement

2024 Compensation Program Highlights
•The Company substituted the MA Sales for Compensation Purposes metric under its annual cash incentive program with the MA Annual Recurring Revenue ("MA ARR") metric as the Compensation & Human Resources Committee determined that this was an appropriate metric based on the Company's current goals and objectives and is a more relevant indicator of performance for the nature of MA’s business.
•As disclosed in the 2024 proxy statement, in order to retain and further motivate the upper ranks of management to meet or exceed various challenging medium-term growth targets, Mr. Tulenko and Mr. West each received a 2024 Growth Accelerator Award for their leadership role of their respective businesses and Ms Sullivan and Mr. Steele each received a special 100% performance-based performance share retention grant in February 2024. For additional information on these awards, see “2024 Long-Term Equity Incentive Compensation -- 2024 Growth and Strategic Incentive Awards” below.
Stockholder Returns
The following graphs compare the total one- and three-year cumulative stockholder returns of the Company to the performance of Standard & Poor’s Stock 500 Composite Index.

MCO Stock 1 Year Total Return	MCO Stock 3 Year Total Return
The MCO Stock Total Return graphs above reflect Moody’s total shareholder return (“TSR”), which is defined as the annualized rate of share price appreciation plus the reinvestment of dividends, assuming that $100.00 was invested in the Company’s Common Stock and in the S&P 500 Composite Index on December 31, 2021 and December 31, 2023, respectively. The one-year total return for the Common Stock was 22.16% as compared with a total return during the same period of 24.89% for the S&P 500 Index. The three-year total return for the Common Stock was 24.46% as compared with a total return during the same period of 28.95% for the S&P 500 Index.
As compared to its peer group (as described beginning on page 41), the Company's TSR was ranked at the 72nd percentile among the peers for the one-year period ending December 31, 2024 and at the 67th percentile for the three-year period ending December 31, 2024.
2024 Management Transitions
Ms Heuland joined Moody’s as Chief Financial Officer on April 1, 2024. Ms Sullivan, who had served as Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller since September 5, 2023, continued in her roles as Chief Accounting Officer and Corporate Controller following this date.

Moody’s Corporation	39	2025 Proxy Statement

EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS
The Company operates under governance standards that it believes best serve its stockholders, while also incorporating certain “best practices” in governance and executive compensation, including the following:

What We Do	Balanced Mix of Equity Awards NEOs generally are granted a balanced mix of annual long-term equity awards split 20% in stock options, 20% in RSUs and 60% in performance shares.

Long-Term Performance-Based Shares
The Company grants performance share awards that vest after three years based on the attainment of a range of performance goals which for the 2024-2026 performance shares were comprised of earnings per share ("EPS"), adjusted for certain non-recurring items as approved from time to time (“MCO EPS for Compensation Purposes”), ratings accuracy performance for MIS (“MIS Ratings Performance”), and cumulative revenue for MA ("MA Cumulative Revenue").

Minimum One-Year Vesting Period for Equity Awards
The Company’s 2001 Key Employees’ Stock Incentive Plan, as amended (the “2001 Stock Incentive Plan”), imposes a minimum one-year vesting period for all equity awards granted under such plan, subject to certain limited exceptions.

Clawback Policy
The Company’s clawback policy goes beyond the minimum requirements of NYSE listing standards. The Company is obligated or, in some circumstances, has the right to require forfeiture of, or seek to recoup, all or any portion of the value of the proceeds from annual cash incentive awards, performance-based share awards and other equity awards in the case of (i) a material financial restatement (without regard to misconduct), (ii) a material restatement resulting from unlawful activity, fraud or other misconduct, or (iii) material financial harm to the Company resulting from unlawful activity, fraud or intentional or willful misconduct.

Stock Ownership Guidelines
The Company has robust stock ownership guidelines for its executives (including the NEOs) and non-employee directors, as well as a requirement that executives who are subject to the Company’s guidelines retain a significant percentage (75%) of the net shares received through equity awards until satisfying their ownership goals.

Anti-Hedging and Anti-Pledging Policy
The Company prohibits executive officers, directors and their family members from (i) making “short sales” of Moody’s securities; (ii) buying Moody's securities on margin; (iii) pledging Moody's securities as collateral for a loan; (iv) engaging in short-term or speculative transactions involving Moody’s securities; and (v) engaging in a derivative transaction primarily including or referencing Moody's securities that hedge or offset, or are designed to hedge or offset, any decrease in value of Moody's securities.

What We Don't Do
No Dividend on Unvested Equity
No dividends or dividend equivalents accrue on unvested performance shares or unexercised options. In addition, dividend equivalents on RSUs are not paid unless and until the underlying RSU has vested.

No Executive Employment Agreements The Company does not maintain employment agreements with its U.S. executives, including the NEOs.

No Single-Trigger Payments upon a Change in Control
The Company does not provide “single-trigger” cash payments that are prompted solely by a change in control, and unvested time-based RSUs granted to the Company’s executive officers do not provide for accelerated vesting or settlement solely upon a change in control when the surviving company assumes the equity awards.

Limited Executive Perquisites
The Company generally does not provide perquisites and personal benefits to the NEOs; in the limited circumstances when it does, they are typically aligned to promoting NEO safety, productivity and efficiency.

No Tax Gross-Ups on Perquisites or Change in Control Payments
The Company generally does not provide any tax gross-ups on perquisites or change in control payments to Moody’s executive officers, other than with respect to occasional de minimis items disclosed in the Summary Compensation Table.

Moody’s Corporation	40	2025 Proxy Statement

PHILOSOPHY OF THE EXECUTIVE COMPENSATION PROGRAM
Moody’s executive compensation program is designed to:
•Link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operational objectives and to the individual’s performance.
•Align executives’ compensation with changes in the value of stockholders’ investments.
•Provide a competitive total compensation package that will motivate the Company’s executives to perform at a superior level and assist in incentivizing and retaining the executives. When designing the total compensation package, we compare data to that of a group of select peer companies and the broader financial services industry, as discussed further in the “Peer and Market Review” section, below.
We implement these pillars of our philosophy by:
•awarding the NEOs annual cash incentive compensation that is based on the Company’s performance against financial objectives specified at the beginning of the performance year and an evaluation of individual, qualitative and largely operational (non-financial) accomplishments and performance during that year;
•using Company performance as the primary factor in determining the annual cash incentive compensation payouts;
•establishing the targeted annual long-term equity award mix for NEOs, generally comprised of 20% options, 20% RSUs and 60% performance shares, in order to tie realizable compensation directly to pre-established performance goals and future increases in stockholder value;
•providing long-term equity-based incentives in the form of (i) performance shares that are earned following the completion of a three-year performance period only if certain performance goals are met or exceeded, (ii) stock options that deliver value to the executives only if our share price increases from the date the awards are granted and (iii) RSUs that help to retain executives over a four-year vesting period and increase or decrease in value with share price appreciation or depreciation; and
•establishing a range of performance goals for performance shares, which for the 2024-2026 performance shares included MCO EPS for Compensation Purposes, MIS Ratings Performance and MA Cumulative Revenue for all performance share recipients.
These factors contribute to variations between actual and target compensation levels. Based on the Committee’s analysis of the factors described above, review of peer and market compensation levels as described below, and consideration of recommendations from the Company’s CEO (other than with respect to his own compensation), the Committee establishes a target total direct compensation level for each NEO that it believes is competitive and aligned with Company performance and stockholder value.
PEER AND MARKET REVIEW
In setting total target compensation levels for the NEOs, the Committee reviews the compensation practices and pay levels of executives with similar roles and responsibilities within the Company’s peer group. Meridian, the Committee’s independent compensation consultant, annually reviews the peer group. Based on Meridian’s review, management makes recommendations for changes to the composition of the peer group subject to Committee approval. As a result of the Committee’s review in 2023, the Committee approved the removal of two peers – T. Rowe Price and TransUnion – and the addition of three new peers – Fair Isaac Corp, Global Payments, and Workday. The rationale for these changes was to improve the alignment of the Company’s peer set with the Company’s updated size and evolving business operations. The balance of the peer companies was deemed to continue to be appropriate as compared to the size, revenue and market capitalization of Moody’s. For 2024, the peer companies were:

CME Group Inc.	Gartner Inc.	Nasdaq, Inc.
Equifax Inc.	Global Payments Inc.	S&P Global Inc.
Fair Isaac Corporation	Intercontinental Exchange, Inc.	Thomson Reuters Corp.
Fidelity National Information Services, Inc.	Marsh & McLennan Companies, Inc.	Verisk Analytics, Inc.
Fiserv Inc.	MSCI Inc.	Workday, Inc.

Moody’s Corporation	41	2025 Proxy Statement

In addition to reviewing compensation practices and pay levels within the Company’s peer group, the Committee looks at the broader financial services industry’s compensation data furnished by management’s compensation consultant, Aon Consulting, and reviewed by Meridian, the Committee’s consultant. This financial services industry survey data includes size-appropriate fintech and other technology platform companies, which are potential competitors for Moody’s executive talent.
This group, the Committee believes, appropriately reflects the companies with which Moody’s competes for business and executive talent. This group also appropriately reflects the companies against which Moody’s financial performance is measured, as it includes firms that:
•Provide analytics products and services in addition to credit risk analysis; and
•Provide company and industry credit research and business information services, including platform analytics.
The table below reflects Moody’s percentile ranking and absolute rank against the peer group for revenues, market capitalization, assets and TSR as of December 31, 2024.

	Moody's	Percentile			Rank(1)
Revenues(2)	$7,088		46th		9 of 15
Market Capitalization(3)	$85,522			76th	5 of 15
Assets(2)	$15,505	34th			11 of 15
1-year TSR(4)	22%			72nd	5 of 15
3-year TSR(4)	24%		67th		6 of 15
5-year TSR(4)	108%		65th		6 of 15
(1)Rank is reported highest to smallest (1=highest and 15=lowest).
(2)Data reflects trailing 12-month Revenues and Assets at quarter end as of December 31, 2024.
(3)Market Capitalization reflects 6-month average as of December 31, 2024.
(4)Total Shareholder Return (TSR) is as of December 31, 2024.
Meridian provided the Committee and management with total direct compensation data from these peer group entities along with analyses of each element of compensation. The comparison groups’ information is reviewed in quartile ranges, beginning with the 25th percentile.
The Company’s compensation philosophy in 2024 generally was to provide a market competitive level for base salary, target annual cash incentives, long-term incentives and target total compensation. The Company continues to evaluate its compensation philosophy based on market trends and the nature of the dynamic competitive landscape. However, an executive’s positioning against market may be above or below such target positioning based on a number of additional factors that the Committee uses when establishing target total direct compensation, including: skills, performance, tenure, retention risk, seniority, market conditions and the unique nature of Moody’s business. The Company believes that its benefits and perquisites are in line with market practice. In particular, Moody’s believes it is important to exercise discretion and judgment in order to attract and retain superior talent and to reward officers with a greater scope of responsibilities or deeper experience than their peers within the peer group and/or the broader financial services market.

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CHIEF EXECUTIVE OFFICER COMPENSATION
The Committee begins its analysis of total direct compensation for the CEO by analyzing the compensation of executive officers at companies included in its peer group, as well as in the broader financial services market. It also reviews the CEO’s pay as compared to the other NEOs.
On February 6, 2024, during the Committee’s annual review of all NEO compensation, the Committee set Mr. Fauber’s compensation for 2024 as President and CEO under the Company’s existing executive compensation program. Specifically, the Committee approved a base salary for 2024 of $1,100,000 and a target annual cash incentive opportunity of $2,200,000, in each case, reflecting an increase of 10% from 2023.
Mr. Fauber’s 2024 annual equity award, totaling $12.7 million in value at the time of grant, was comprised of 20% stock options, 20% RSUs and 60% performance shares. A total of 93% of Mr. Fauber's target compensation was “at risk". This percentage is in line with the Committee’s objective of aligning the vast majority of the CEO’s compensation with long-term Company performance. In 2024, as it does every year, the Committee reviewed the relationship between realized/realizable CEO compensation and Company performance across a range of financial and total return metrics relative to peers. The Committee concluded that the structure of the Company’s incentive plans was appropriate and was helping to deliver pay-for-performance alignment.
In light of the individual achievements listed beginning on page 49, the description of the Company’s performance on page 38 and the value of Mr. Fauber’s accrued benefits under the pension plans, the Committee believes Mr. Fauber’s total direct compensation package to be appropriate.
ELEMENTS OF MOODY’S COMPENSATION PROGRAM
The following table lists the elements of Moody’s 2024 annual executive compensation program and the primary purpose of each. These charts reflect the annual compensation mix and do not include the 2024 Growth and Strategic Incentive Awards described below.

Base Salary
Form	Fixed Cash Compensation
Objectives and Basis	Base salary is intended to provide a degree of certainty with respect to compensation and is determined based on the level of pay that is appropriate given professional status, role, market value, accomplishments and internal equity.
Annual Cash Incentives
Form	At Risk Cash Compensation
Objectives and Basis
Annual cash incentives are intended to reward Company and individual performance and assist in motivating and retaining management.
Award payouts are finalized at the Committee’s February meeting following the performance year in question; payouts primarily reflect: (i) the Company’s financial performance measured by (a) MIS operating income, (b) MA operating income and (c) MA ARR, and (ii) a qualitative assessment of certain strategic and operational metrics. Award payouts may be adjusted based upon the outcome of an extensive review of each NEO’s performance against his or her annual objectives. Actual payouts typically occur at the beginning of March following the performance year in question.
Awards are made under the 2004 Moody’s Corporation Covered Employee Cash Incentive Plan, as amended (the “2004 Plan”), although the Committee retains discretion to pay cash incentives outside of the 2004 Plan when circumstances warrant.

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Long-Term Incentive Compensation
Form	At Risk Compensation in Stock Options, Performance Shares and RSUs
Objectives and Basis
To help balance the need to motivate the NEOs to drive long-term stockholder value, retain the NEOs, manage the number of shares used to deliver equity awards, and allow the Company to reward the achievement of a broader set of long-term goals, the Committee delivers equity incentive compensation through a combination of stock options, performance shares and RSUs.
Stock options have a strike price of no less than 100% of the average of the high and the low market price of the Common Stock on the date of grant and vest based on continued service over four years in annual 25% increments, which means that executives: (i) will realize value from their awards only if the market price of the Company’s stock has appreciated above the options’ exercise price at or after the time the options have vested, and (ii) will be motivated to remain with the Company due to the multi-year vesting schedule. Stock options expire 10 years after the applicable grant date.
Performance shares are earned following the completion of a three-year performance period only if pre-established performance goals are met or exceeded. For the 2024-2026 performance period, these performance goals are based on MCO EPS for Compensation Purposes (weighted at 50%), MIS Ratings Performance (weighted at 25%) and MA Cumulative Revenue (weighted at 25%). At the discretion of the Committee, the number of performance shares that vest and the corresponding number of shares actually issued at the end of the three-year performance period may be less than the number determined by the performance goal formula. For the performance cycle ending on December 31, 2024, with shares vesting in 2025, the Committee did not use any discretion over the final payout factor.
RSUs vest equally in four annual installments, provided there is continued employment through each such vesting date. Such awards motivate executives to remain with the Company due to the multi-year vesting schedule and align executive and stockholder interests.

Perquisites
Form	Limited
Objectives and Basis	Moody’s generally does not provide perquisites or other personal benefits with an aggregate incremental cost to the Company of more than $10,000 to any of its NEOs, other than relocation benefits in connection with an officer’s required relocation for Company business purposes and a temporary corporate apartment, which was provided to increase productivity and efficiency when traveling for Company business to our New York headquarters.
Retirement Benefits
Form	Broad-based Tax-qualified and Non-tax-qualified Plans
Objectives and Basis
Defined Contribution Plans
Moody’s offers its U.S. employees, including the NEOs, the opportunity to participate in a tax-qualified defined contribution plan, the Profit Participation Plan, and offers highly compensated senior management, including the NEOs who reside in the U.S., a voluntary deferred compensation plan (the “Moody’s Corporation Deferred Compensation Plan” or “DCP”).
The primary purpose of the DCP is to allow certain employees to make pre-tax deferrals into a non-tax-qualified plan and to receive the maximum company match on compensation without regard to Internal Revenue Service (“IRS”) limits that apply to the Profit Participation Plan. The Company match only applies to deferrals in excess of the IRS limit on compensation that can be taken into account under a tax-qualified defined contribution plan. In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.
Additional information regarding the DCP is found beginning on page 69.
Defined Benefit Plans
Certain NEOs based in the U.S. participate in the tax-qualified Moody’s Corporation Retirement Account (the “Retirement Account”) and the non-tax-qualified Pension Benefit Equalization Plan (“PBEP”) which restores benefits that cannot be delivered through the Retirement Account due to IRS qualified plan limits. Both of these defined benefit pension plans have been closed to new participants since 2008.
More details regarding the Retirement Account and the PBEP are provided in the narrative following the Pension Benefits Table for 2024 on page 67.

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WEIGHTING OF ELEMENTS—FIXED VERSUS “AT RISK” COMPENSATION
The Committee, based on the recommendations of the CEO (excluding with respect to his own pay) and the Committee’s independent compensation consultant, Meridian, determined that the substantial majority of an NEO’s total direct compensation package (which includes salary, long-term incentive compensation and target annual cash incentive compensation) should be “at risk,” meaning the amounts that may ultimately be realized by an executive can vary based on performance. The “at risk” elements of an NEO’s direct compensation are delivered in the form of annual cash incentives and long-term equity awards consisting of stock options, RSUs and performance shares. A larger portion, 93%, of our CEO’s 2024 target total direct compensation is “at risk,” as compared to only 7% that is fixed. For the other NEOs (excluding Ms Sullivan, as explained below), the Committee concluded that approximately 14% to 24% of target total direct compensation should be fixed and approximately 76% to 86% should be in the form of “at risk” compensation for 2024 as illustrated below. All percentages are based on salary and target cash incentive and equity award figures as of December 31, 2024.

(1)This chart excludes the pay mix of Ms Sullivan, who served as interim Chief Financial Officer for the first quarter of 2024 and whose pay mix is representative of her roles as Chief Accounting Officer and Corporate Controller. As such, the pay mix data for Ms Sullivan is not representative of the NEO group in 2024.
(2)These charts reflect the annual compensation mix and do not include the 2024 Growth and Strategic Incentive Awards described below.

	Total Target Direct Compensation (1)(2)
Name	% that is Base Salary (%)	% that is Target Annual Incentive (%)	% that is Target Equity (%)	% that is At Risk (3) (%)

Robert Fauber	7%	14%	79%	93%
Noémie Heuland	20%	27%	53%	80%
Caroline Sullivan	33%	23%	44%	67%
Richard Steele	24%	22%	54%	76%
Stephen Tulenko	14%	23%	64%	86%
Michael West	14%	23%	64%	86%

Moody’s Corporation	45	2025 Proxy Statement

(1)Total Target Direct Compensation is the sum of the base salary, target annual cash incentive and grant date fair value of equity awards. Percentages for the NEOs at year-end 2024 are based on salary and target annual cash incentive figures as of December 31, 2024.
(2)This chart reflects the annual compensation mix and does not include the 2024 Growth and Strategic Incentive Awards described below.
(3)Includes annual cash incentive target award amount and grant date fair value of equity awards. Amounts do not add up to 100% due to rounding.
2024 COMPENSATION DECISIONS
2024 Base Salary
The base salaries of the NEOs as of December 31, 2024 and 2023 are listed below:

Name	2023 Base Salary ($)	2024 Base Salary ($)	Percentage Change (%)

Robert Fauber	1,000,000	1,100,000	10%
Noémie Heuland	–	750,000	–
Caroline Sullivan	460,000	460,000	0%
Richard Steele	540,000	540,000	0%
Stephen Tulenko	650,000	750,000	15%
Michael West	650,000	750,000	15%
The base salary increases approved in 2024 for Messrs. Fauber, Tulenko and West were designed to bring their base salary levels within a more competitive range of the market compensation for their respective positions. Specifically, for Messrs. Tulenko and West, given the significant difference between their base salaries and the competitive range of the market, as noted in the 2023 and 2024 Proxy Statements, the market adjustment will be implemented over multiple years, having begun in 2022.
2024 Annual Cash Incentives
Cash incentives for 2024 were earned at 100% to 167% of target for the NEOs based upon financial, strategic and operational Company performance and individual performance.
Process for Determining Annual Cash Incentives – Metrics, Weightings and Adjustments
•Financial Performance Goals. Two thirds of the cash incentive payout for each NEO is based upon pre-established MIS Operating Income, MA Operating Income and MA ARR financial goals.**
For 2024, the financial performance goals were based on the Company’s annual budget plan, which incorporates stretch objectives. The Committee sets target performance goals that are intended to motivate performance by being aspirational and challenging, but achievable. When the Committee set the NEOs’ 2024 target performance goals, there was an expectation that substantially exceeding the targets would require extraordinary efforts, both individually and collectively. Therefore, in order to receive the maximum cash incentive payments, financial performance would generally have to exceed targets by more than 20%, reflecting extraordinary performance.

** While the Company reports its financial results in accordance with GAAP, financial performance targets and results under the Company’s incentive plans are based on adjusted financial measures as approved by the Compensation & Human Resources Committee. Management reviews adjustments from GAAP measures to adjusted measures for compensation purposes with the Compensation & Human Resources Committee to assure the Committee that performance is evaluated in a manner that considers the way the goals were set and maintains executive accountability for performance. These metrics and the related performance targets are relevant only to Moody’s executive compensation program and should not be used or applied in other contexts.

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•Strategic & Operational (S&O) Measures. One third of the cash incentive payout for each NEO is based on a qualitative assessment of strategic and operational metrics approved by the Committee at the beginning of the performance year that are tied to key non-financial business objectives that contribute to the Company’s business success. To perform the assessment and measure progress, the Company has defined firm-wide S&O priorities. Within each priority, specific Objectives and Key Results (OKRs) have been established and assigned owners to increase accountability. This OKR framework represents an evolution of the S&O metrics, as management thoughtfully determines the business outcomes it wants to achieve and carefully reviews key metrics to measure those outcomes. The S&O metric focus areas in 2024 were:
•sharpen focus on customers – by evaluating any improvement in the Company’s Net Promoter Score and the Company’s Net Expansion Rate;
•invest with intent to grow and scale – by measuring the success of internal milestones, GenAI product launches and execution of private credit strategies;
•collaborate, modernize and innovate – by extending platform architecture into priority areas with enhanced engineering standards and controls and incremental data-interoperability, and evaluating internal GenAI usage and innovation;
•developing the Company’s people, culture and sustainability – by expanding recruiting efforts beyond traditional sources to fill open positions with the most qualified candidates and prioritizing employee retention; and
•prudently managing risk – by evaluating against third-party risk management coverage, business resiliency preparedness, phishing results and regulatory compliance.
•Weighting of Metrics. For 2024, the financial performance measures were weighted 67% and the strategic and operational performance measures were weighted 33% for each of the NEOs. Performance in-line with the Company’s budget for MIS Operating Income, MA Operating Income and MA ARR would result in 100% funding of the target cash incentive pool allocated to the financial metric.
•Adjustment for Individual Performance. The cash incentive amount approved for each NEO may be reduced or modestly increased from the initial determination based upon an extensive assessment of that individual’s performance against qualitative, largely operational objectives established for the year. These are described below under “Individual Performance.”
•Maximum and Minimum Funding. Consistent with prior years, the maximum incentive payout opportunity was 200% of target for 2024. Subject to the Committee’s judgment, performance below an established threshold would result in no funding; performance at threshold would result in funding at 25% of target. The Committee continues to be rigorous in its oversight of incentive metrics, goals and the relationship between performance and pay.

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•Peer Group Comparison.
•With assistance from the Committee’s compensation consultant, Meridian, the Committee conducted a review in 2024 of the sensitivity of the payout curves utilized for the cash incentive plan compared to its peer group.
•This 2024 review confirmed that the relationship between Company performance and cash incentive payouts is more demanding than typical market practice. For the upside incentive opportunity above target, the Company’s payout at maximum performance levels generally requires higher performance improvement than its peers and the general industry require.
•For the downside opportunity (“threshold” payout) below target under Moody’s plan, threshold performance generates a lower minimum payout than is typical for the Company’s peers and the general industry.
Following the conclusion of the performance year, the CEO first provides his assessment regarding the Company’s achievement within each focus area for consideration by the Committee. The Committee then evaluates the CEO’s assessment against the year’s goals, considering: (i) the specific indicators for each metric; (ii) each indicator’s relative importance and degree of difficulty; (iii) whether final performance for each indicator was directionally consistent with expectations, or above/below expectations (noting that measurement may be more or less precise, depending on the nature of the metric); and (iv) whether there were any mitigating factors (positive or negative) arising from changes in business circumstance during the year.
Annual Incentive Financial Metrics and Plan Performance
The 2024 financial performance goals for threshold, target and maximum funding levels, as well as actual 2024 performance, are set forth below.

MIS Operating Income for Compensation Purposes			$2,330 M
▼

	$1,347 M	$1,823 M	$2,298 M
	Threshold	Target	Maximum

MA Operating Income for Compensation Purposes		$690 M
▼

	$549 M	$676 M	$804 M
	Threshold	Target	Maximum

MA Sales for Compensation Purposes		$3,278 M
▼

	$3,012 M	$3,312 M	$3,462 M
	Threshold	Target	Maximum

▼	Actual Plan Performance

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Individual Performance Assessments
The Committee retains the discretion to adjust individual award payouts under the 2004 Plan based upon its subjective evaluation of the NEO’s performance against operational objectives established for the year. For 2024, the individual performance goals, and achievement in respect to such goals, considered when determining each NEO’s actual annual incentive award payouts are described below.
Mr. Fauber
The Committee determined, based on Mr. Fauber’s:
•delivery of the Company’s financial performance, including 20% revenue growth, approximately 400 basis points of Adjusted Operating Margin expansion, and 26% adjusted diluted EPS growth, and strong performance relative to peers;
•supporting growth and diversification of the Company’s business by championing the Company’s integrated risk assessment strategy including the acquisitions of Praedicat, Numerated, and a majority stake in GCR and partnerships with MSCI, Zillow and Diligent among others;
•continued leadership in GenAI internal adoption, product development, and engagement and partnerships with leading technology companies;
•extensive C-suite customer engagement in order to better understand customer needs, create more executive awareness of Moody’s capabilities, and drive ARR growth;
•bringing the new Moody’s brand and employer value proposition to life in 2024 through sponsorships, campaigns, and extensive internal and external engagement;
•making tangible progress with respect to the Company’s technology and engineering objectives, including completion of initial elements of the Moody’s Analytics platform and further progress on digitization of ratings and analytical workflow;
•contributing to Moody’s market recognition, including ranking #1 in the Chartis RiskTech 100 for the third consecutive year and being awarded the title of Best Credit Rating Agency by Extel for the thirteenth consecutive year;
•contributing to talent attraction and retention rates that exceeded industry benchmarks by communicating extensively with employees and enhancing employee engagement and sentiment, reinforcing the Company as a place for employees to come and stay, as evidenced by a year-over-year improvement in employee engagement scores;
•communicating an appropriate tone-at-the-top with respect to compliance, risk management and internal controls;
•ensuring sufficient resourcing and overseeing the integrity of processes in Moody's Ratings in order for it to continue to comply with regulations and maintain rating quality;
•engaging extensively with the Company’s stakeholders and partners; and

•overseeing the Company’s various sustainability initiatives, to pay Mr. Fauber 134% of his target annual cash incentive.
Ms Heuland
The Committee determined, based on Ms Heuland’s:
•Successful transition as the Company’s Chief Financial Officer;
•leadership of the Company’s financial strategy and performance and extensive efficiency efforts, after considering above target MCO financial performance for compensation purposes;
•coordination of financial requirements for executing Moody's Ratings and Moody's Analytics strategies including new internal reporting and insights for sales and SaaS;
•optimization of earnings call materials and messaging that focused on the Company’s narrative;
•extensive investor and stakeholder engagement, including achieving external recognition for the Company’s Investor Relations program;
•effective cash management, including execution of the Company’s share repurchase program, and capital management;
•communicating an appropriate tone-at-the-top with respect to compliance, risk management and internal controls;
•helping to build a culture that supports innovation and drives employee engagement, which led to a year-over-year improvement in employee engagement scores;

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•management of the Company’s independent registered public accounting firm; and
•support for the Company’s various sustainability initiatives and related reporting efforts, to pay Ms Heuland 135% of her target annual cash incentive.
Ms Sullivan
The Committee determined, based on Ms Sullivan’s:
•contributions to the Company’s financial strategy and performance while serving as the interim chief financial officer, after considering above target MCO financial performance for compensation purposes;
•providing steady leadership during a period of transition prior to the arrival of Ms Heuland;
•modernizing external reporting processes;
•optimizing budget management processes to drive accountability and expense discipline;
•communicating an appropriate tone-at-the-top with respect to compliance, risk management and internal controls;
•helping to manage the Company’s relationship with its independent registered public accounting firm; and
•contributing to the Company’s leadership with respect to sustainability disclosures and reporting, to pay Ms Sullivan 114% of her target annual cash incentive.
Mr. Steele
The Committee determined, based on Mr. Steele’s:
•managing of the Company’s legal risk, all material litigation matters and governmental investigations, while positioning his group to be a strategic partner to the business;
•mitigating legal, financial and regulatory risk for products and services as well as advising on new products while also enabling the Company’s agility for its urgent evolution;
•contributing to top-line and margin growth through his support of the Company’s strategy, modernizing the Company’s contracting framework and expense management efforts;
•continuing to support the Company’s business initiatives, most notably acting as a key partner in negotiating, concluding and integrating acquisitions, developing new technology and go-to-market partnerships, developing a framework to guide responsible use of GenAI and overseeing the revision of contract terms in response to the development of new technologies and the emergence of new regulatory requirements;
•providing regulatory risk management and coordinating with market participants with respect to regulatory affairs, implementation of new legal and regulatory requirements, and overseeing engagement with regulators globally;
•managing corporate governance of the Company, overseeing key components of the Company’s compliance function and preparing for examinations by regulatory bodies as well as supporting the Chief Compliance Officer;
•helping to build a culture that supports innovation and engagement while focusing on development of talent within Legal and Compliance; and
•supporting the Company’s various sustainability initiatives, to pay Mr. Steele 135% of his target annual cash incentive.
Mr. Tulenko
The Committee determined, based on Mr. Tulenko’s:
•leadership of Moody's Analytics’ very strong financial performance including 9.4% ARR growth, which compares very favorably to peers, and a 30.7% Adjusted Operating Margin;
•development of an updated strategy for Moody’s Analytics in order to drive greater customer segment alignment, better coordination and prioritization of product development, and improved sales and marketing coordination;
•successful integration of RMS, which was acquired for $2 billion in 2021, by the third anniversary of closing;
•improving sales productivity by 6% while not adding sales capacity during the year, including the leveraging of GenAI tools for sales and customer service;
•enhanced focus on priority growth areas including lending for banking (and the acquisition of Numerated); underwriting for insurance (and the acquisition of Praedicat), and unified risk platform for corporates (and the development of MaxSight platform for launch in the first quarter of 2025);

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•helping to enhance investor understanding of Moody’s strategy by engaging in over 20 investor relations events including conferences and meetings and hosting a successful European MA Innovation Open House;
•advancement of Moody’s Analytics’ foundational capabilities, including advanced data interoperability, platform engineering adoption, and GenAI integration, as well as overseeing significant achievements in SOC 2 certifications and cost reductions through GenAI tools;
•ongoing enhancements to the Company’s customer sentiment program including incorporation of feedback into product roadmap and customer success strategies leading to an improvement in the Company’s Net Promoter Score;
•contributions to the Company’s significant external recognition for Moody's Analytics, including ranking #1 in the Chartis RiskTech 100, and a range of product offerings;
•enhancing risk management and business resiliency including expanded SOC audit program and enhanced risk culture through training and summits and adding significant staff and creating first-line risk roles in each business unit;
•effective organizational management, emphasizing the need to expedite the Company’s ability to deliver product enhancements through an agile delivery approach;
•helping to build a culture that supports innovation and drives employee engagement, which led to a year-over-year improvement in employee engagement scores; and
•supporting the Company’s various sustainability initiatives, to pay Mr. Tulenko 100% of his target annual cash incentive.
Mr. West
The Committee determined, based on Mr. West’s:
•leadership of Ratings’ exceptional financial performance, including 33% revenue growth and 60.1% Adjusted Operating Margin through disciplined cost control and effective resource management;
•operational leadership of approximately $6 trillion in rated debt while achieving strong ratings accuracy metrics outperforming historical average;
•continued promotion of strong rating agency controls through the development of a rigorous risk management program and adherence to regulation, including deployment of extensive program to be ready for Europe’s Digital Operational Resilience Act and improved internal audit trend;
•successfully managing customer engagement and customer satisfaction and delivering and overseeing an effective market engagement program while advancing the positioning of the franchise, as evidenced by numerous third party awards;
•sponsorship of a variety of initiatives focused on enhancing Moody’s position in the private credit market, including extensive outreach, research, and coordinated ratings activity;
•bolstering the Company’s domestic market strategy, including the acquisition of majority control of GCR which delivered a leading presence across Africa, and continued successful expansion of Moody’s Local across South and Central America;
•continued progress in the Company's Sustainable Finance offerings, including Second Party Opinions and new Net Zero Assessment;
•support for key growth areas including data centers, digital infrastructure and digital finance;
•balancing the GenAI regulatory landscape with innovation and operations and customer offerings;
•contributions to recognition of Moody’s Ratings as the Agency of Choice with over 100 top-tier awards in the past five years;
•supported an extensive market outreach program with over 500 events and 47,000 attendees from over 170 countries with consistently high net promoter scores;
•contributions to substantial improvement in employee engagement and sentiment through the increasing availability of modern applications and GenAI tools and maintenance of an appealing culture; and
•supporting the Company’s various sustainability initiatives, to pay Mr. West 167% of his target annual cash incentive.

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2024 Annual Cash Incentive Program Payouts
The Company’s financial performance in 2024, together with any individual adjustments, each as detailed above, resulted in final annual cash incentive awards for the NEOs as shown in the table below.

Name	2024 Target Annual Cash Incentive ($) (1)	2024 Actual Cash Incentive Paid ($)	Percentage of Target Paid (%)

Robert Fauber (2)	2,200,000	2,950,000	134%
Noémie Heuland	1,000,000	1,350,000	135%
Caroline Sullivan (2)	315,000	360,000	114%
Richard Steele	500,000	675,000	135%
Stephen Tulenko (2)	1,250,000	1,250,000	100%
Michael West (2)	1,250,000	2,091,000	167%
(1)The maximum annual cash incentive is 200% of the target amount for each of the NEOs.
(2)Mr. Fauber’s target cash incentive opportunity increased from $2,000,000 to $2,200,000 for 2024; Ms Sullivan’s target cash incentive opportunity increased from $298,862 to $315,000 for 2024; Mr. Tulenko’s target cash incentive opportunity increased from $1,000,000 to $1,250,000 for 2024; and Mr. West’s target cash incentive opportunity increased from $1,100,000 to $1,250,000 for 2024. Similar to their base salary increases, the annual cash incentive program targets increased in 2024 for these individuals in order to bring their overall target cash compensation to a competitive level.
2024 Long-Term Equity Incentive Compensation
Process for Granting Equity – Metrics and Weightings, 2024 Growth and Strategic Incentive Awards
2024 Long-Term Equity Incentive (“LTI”) Mix
The Committee evaluates the long-term equity incentive mix on an annual basis to determine what arrangement best aligns the NEOs’ compensation with the interests of Moody’s stockholders and motivates the NEOs to focus on the Company’s financial and operational performance. For 2024, the Committee retained the same mix of performance shares, RSUs and stock options that it approved for 2023; however, as disclosed in the 2024 Proxy Statement, in order to retain and further motivate the upper ranks of management to meet or exceed various challenging medium-term growth targets, the Committees approved additional awards for certain NEOs, which are further described under “2024 Growth and Strategic Incentive Awards” below.

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Performance Shares (60% of Total Annual LTI)
The performance shares granted in February 2024 will be earned following the completion of a three-year performance period if certain cumulative performance goals are met or exceeded. At the discretion of the Committee, the number of performance shares that vest and the corresponding number of shares actually issued to an employee following the end of the three-year performance period may be less than the number determined by the performance goal formula. For the 2024-2026 performance period, MCO EPS for Compensation Purposes, MIS Ratings Performance and MA Cumulative Revenue were used as the performance metrics (the same metrics used for the 2023-2025 awards). These metrics will be adjusted to exclude the net impact of restructuring charges and other material non-recurring or unusual items. MA Cumulative Revenue was retained as it aligns with the strategic growth initiatives for the Moody's Analytics business, while MCO EPS for Compensation Purposes and MIS Ratings Performance incent management to consider the long- and medium-term impact of business decisions. The three metrics provide a balance of financial and operational factors that drive business success and incentivize all NEOs to contribute to the Company’s overall profitability. No dividends or dividend equivalents are accrued on unvested performance shares.

RSUs (20% of Total Annual LTI)
The RSUs granted in February 2024 vest equally in four annual installments beginning on March 1, 2025, generally subject to continued service through each such vesting date. In continuing to grant RSUs in 2024, the Committee considered the need to manage the number of shares used to deliver equity awards, to closely align a portion of executive compensation directly to stock price performance, and to help provide retention incentives due to the multi-year vesting schedule. Dividend equivalents accrue on RSU awards but are only paid if and when the RSUs vest, and are forfeited if the RSUs do not vest.
Stock Options (20% of Total Annual LTI)
Stock options vest over four years in annual 25% increments, generally subject to continued service through each such vesting date, which means (i) executives will realize value from their awards only if the market price of the Company’s stock has appreciated above the options’ exercise price at or after the time the options have vested and (ii) NEOs are motivated to remain with the Company due to the multi-year vesting schedule. The Committee believes that because value is realized only if the Company’s stock price rises, stock options are performance-based compensation. Stock options expire ten years after the grant date.
2024 LTI Grant Levels
In determining the grant date value of the total mix of equity awards granted to the NEOs (other than the Growth and Strategic Incentive Awards, described below), the Committee considered the share utilization practices of the Company’s peer group and endeavored to balance aligning the interests of NEOs with the interests of stockholders while also motivating the NEOs to improve the Company’s current market position in addition to the items noted in the following paragraph. As a result, the Committee recommended (after considering a recommendation from the CEO, other than with respect to his own equity grant), and the Board approved, equity grants comprised of stock options, RSUs and performance shares, with the average individual NEO grant date value increasing approximately 31% from the individual NEO grants in 2023 (excluding the grant to Ms Sullivan, whose pay mix was reflective of her roles as Chief Accounting Officer and Corporate Controller, and Ms Heuland, who joined the Company in April 2024). The NEOs’ individual awards are reported in the Grants of Plan-Based Awards Table for 2024 on page 62.

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Because the annual equity award grants for all NEOs were made in February (excluding the grant to Ms Heuland, as described above), each individual award determination considered (i) the Company’s 2023 performance, (ii) the NEO’s role in that performance, including the achievement of individual goals for the prior year, similar to those described above in “2024 Annual Cash Incentive Program Performance Results—Individual Performance,” and (iii) the Company’s retention objectives with respect to that NEO. The awards are intended to align the interests of NEOs with those of the Company’s stockholders. Annual awards are determined by an examination of the present period as well as by considering expectations for the future.
2024 Growth and Strategic Incentive Awards
As disclosed in the 2024 proxy statement, in order to retain and further motivate the upper ranks of management to meet or exceed various challenging medium-term growth targets, the Committee approved the awards listed below for the 2024 compensation year, in addition to the annual pay mix described above.
•2024 Growth Accelerator Awards. The Presidents of Moody's Analytics and Moody's Ratings each received a 2024 Growth Accelerator Award for their leadership role of their respective businesses. The performance share unit component of these special grants will reward only exceptional performance tied to the achievement of challenging performance goals aligned with the Company’s medium-term financial targets, and the time-based components have deferred vesting to enhance retention. Specifically:
•As part of the award, the Moody's Analytics President and certain key executives were granted MA Growth Accelerator Awards composed of 67% performance share units and 33% stock options. The performance share units will be earned at between zero and 200% of target based on achievement of a combination of (i) ARR reflecting double-digit compound annual growth rate (“CAGR”) and (ii) Adjusted Operating Margin performance goals, each over a four-year performance period ending December 31, 2027. With stretched target setting, the awards will only pay out at target or above when the Moody's Analytics business meets or exceeds medium-term financial targets.
•As part of the award, the Moody's Ratings President and certain key Moody's Ratings executives also were granted MIS Growth Accelerator Awards composed of 67% performance share units and 33% stock options. The performance share units will be earned at between zero and 130% of target based on achievement of MIS Adjusted Operating Margin in the range of 59% to 62%, consistent with medium-term financial targets, over a four-year performance period ending December 31, 2027.
•In each case, 50% of the stock options vest two years from the date of grant and 50% vest four years from the date of grant.
•2024 Strategic Incentive Awards. Based on information regarding competitive market pay, expectations around realized and realizable compensation, and key technology initiatives, the Committee approved special performance share retention grants in February 2024 for certain key personnel, including executives other than the CEO and the Presidents of Moody's Analytics and Moody's Ratings. To drive achievement of the key financial and strategic performance objectives, these awards are 100% performance-based, and will be earned at between zero and 125% of target based on the Company’s achievement of (i) its medium-term Organic Recurring Revenue goal (combined MIS and MA) and (ii) a set of specific strategic goals in executing on the Company’s GenAI initiatives and platform engineering, each over a 24-month period ending on December 31, 2025.
In approving these awards, the Committee considered that successful execution of the Company’s performance goals is intended to support significant incremental earnings and intrinsic value for the Company’s stockholders. For each NEO, the grant date fair values of these awards, if any, are reflected in the Summary Compensation Table on page 59 below and the Grants of Plan-Based Awards Table on page 62 below.
2022-2024 Performance Share Performance
The performance period for performance shares granted in 2022 ended on December 31, 2024, with the NEOs receiving 21.8% of their performance share target amounts based on the Company’s results with respect to the performance metrics described below. The weighting that was assigned to each of the three performance goals at the time the performance shares were originally granted was the same for each performance share grant recipient. The threshold, target and maximum performance goals, as well as actual results, for MCO EPS for Compensation Purposes and MA Cumulative Revenue performance criteria are set forth in the table below. MIS Ratings Performance is evaluated based on internally developed metrics that are proprietary and competitively sensitive, and therefore are not disclosed in the table below. The threshold, target and maximum MIS Ratings Performance goals were set to reflect a degree of difficulty that was comparable to the standard applied in setting the performance goals for the other criteria, with target performance levels being difficult but obtainable, based on historical results under this metric.

Moody’s Corporation	54	2025 Proxy Statement

2022-2024 Performance Share Metrics and Performance

MCO EPS for Compensation Purposes	$30.94
	▼

	$36.25		$42.65	$51.18
	Threshold		Target	Maximum

MA Revenue for Compensation Purposes		$9,120 M
		▼

	$8,573 M		$10,085 M	$12,103 M
	Threshold		Target	Maximum

▼	Actual Plan Performance

2022-2024 Performance Share Payouts

The number of shares that vested in March 2025 (subject to continued service through the vesting date) for each NEO relative to the target number of shares granted is reflected in the table below.

Name	2022-2024 Performance Share Award at Target (# of shares) (1)	2022-2024 Performance Share Award to Vest (# of shares)

Robert Fauber	16,565	3,611
Caroline Sullivan	552	120
Richard Steele	552	120
Stephen Tulenko	3,681	802
Michael West	3,313	722
(1)Ms Heuland joined the Company in April 2024, and did not receive a grant of performance shares in 2022. She is therefore not included in this table.
Each NEO’s outstanding performance share awards are reported in the Outstanding Equity Awards at Fiscal-Year End Table For 2024 on page 64.

Moody’s Corporation	55	2025 Proxy Statement

EXECUTIVE COMPENSATION GOVERNANCE POLICIES AND PRACTICES
2024 Say-on-Pay Vote
At Moody’s 2024 annual meeting, stockholders expressed substantial support for the compensation of the NEOs, with approximately 93% of the votes cast for approval of the NEOs’ executive compensation. The Company has received over 90% support each year over the past five years on its advisory say-on-pay vote. The Committee evaluated the results of the 2024 advisory vote and believes the strong stockholder support signals approval of the current executive compensation programs in place at Moody’s. The Committee also considers many other factors in evaluating Moody’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the alignment of the compensation programs with the Company’s corporate business objectives, evaluations of the programs by the Committee’s external compensation consultant, and review of peer group data, each of which is evaluated in the context of the Committee’s fiduciary duty to act in a manner that the Committee determines to be in stockholders’ best interests. While each of these factors bore on the Committee’s decisions regarding the NEOs’ compensation, the Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2024 say-on-pay vote.
Clawback Policy
The Company maintains the Moody's Corporation Comprehensive Clawback Policy which complies with SEC rules and NYSE listing standards while going beyond the minimum requirements of these rules. Under the policy, which applies to all of the Company’s Section 16 officers, the Company is obligated to recoup excess incentive-based compensation received by a covered officer during the applicable recovery period, in the event that the Company is required to prepare a material financial restatement and a lesser amount of incentive-based compensation would have been payable under the restated results. In addition, the Company has the right to require forfeiture of, or seek to recoup, all or any portion of the value of the proceeds from annual cash incentive awards, performance-based share awards and other equity awards (including time-based equity awards) in the case of (i) a material financial restatement (with regard to such compensation received prior to October 2, 2023 and without regard to misconduct); (ii) a material restatement resulting from unlawful activity, fraud or other misconduct; or (iii) material financial harm to the Company resulting from unlawful activity, fraud or intentional or willful misconduct.
Stock Ownership Guidelines for NEOs and Other Officers
Moody’s maintains stock ownership guidelines for certain members of senior management, including all of the NEOs and all direct reports of the CEO, encouraging them to acquire and maintain a meaningful stake in the Company. Moody’s believes that these guidelines encourage its executives to act as owners, thereby better aligning their interests with those of the Company’s stockholders.
•The guidelines are intended to balance an executive’s need for portfolio diversification with the Company’s desire for executives to hold an ownership level sufficient to assure stockholders of the individual’s commitment to value creation.
•Executives are expected, within five years of becoming subject to the stock ownership guidelines, to acquire and hold shares of the Company’s Common Stock equal in value to a specified multiple of their base salary (which varies based on position). Ownership is expected to increase in line with base salary increases.
•The current ownership level multiples are: (i) six times base salary for the CEO, (ii) three times base salary for the remaining NEOs, as well as all direct reports of the CEO who receive performance shares, and (iii) one time base salary for the remaining executives subject to the guidelines.
•Restricted shares, RSUs and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the ownership requirement under the guidelines.
•Stock options, whether vested or unvested, do not count toward satisfying the ownership requirement under the guidelines.
•Unearned performance shares do not count toward satisfying the ownership requirement under the guidelines.
•A “hold until met” requirement (or share retention ratio) requires executives to hold 75% of net shares that they are awarded until their ownership multiple is met, including when an executive's holdings no longer satisfy the required ownership multiple due to a decline in stock price.
As of December 31, 2024, each of the NEOs was in compliance with the guidelines. The guidelines for an individual executive may be suspended at the discretion of the Board of Directors in situations that it deems appropriate. Information about the stock ownership guidelines for our non-employee directors can be found in “Compensation of Directors” on page 21.

Moody’s Corporation	56	2025 Proxy Statement

Anti-Hedging and Anti-Pledging Policy; Short Sales and Other Speculative Trades
All executive officers, directors and their family members are subject to the STP under which they are prohibited from entering into certain transactions with respect to Moody’s securities, including any publicly traded securities of a Moody’s subsidiary. The term “family member” is defined in the STP and generally includes family members or entities that hold, purchase or sell Company stock that is attributed to the director or officer. See "Anti-Hedging and Anti-Pledging Policy; Short Sales and Other Speculative Trades" on page 12 for a fulsome description of the STP restrictions.
ADDITIONAL EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Employment Agreements
Moody’s does not enter into employment agreements with its U.S. executives, including the NEOs. All of the Company’s U.S. executives are “at will” employees. For additional information, see “Potential Payments Upon Termination or Change in Control” on page 70.
Severance Policies
Moody’s provides severance benefits to NEOs under the Moody’s Career Transition Plan, as amended (the “Moody’s Career Transition Plan” or “CTP”) and the Moody’s Corporation Change in Control Severance Plan, as amended (the “Moody’s Corporation Change in Control Severance Plan” or the “CICP”), each of which is described below. The NEOs are not entitled to receive any severance benefits other than those provided under the CTP and CICP. In addition, in February 2025, the Company implemented a cash severance policy, which requires stockholder ratification of any new executive officer arrangements, agreements, plans, or policies providing for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity. The policy also requires stockholder ratification of any amendment that would increase cash severance benefits payable under any existing arrangement, agreement, plan or policy above 2.99 times the sum of a covered executive’s base salary plus target annual bonus opportunity.
Career Transition Plan
All NEOs in the U.S. participate in the CTP, a broad-based plan that is available to all full-time and regular part-time employees on the Company’s United States payroll. The CTP is designed to compensate eligible employees whose employment with the Company has been terminated without Cause (as defined in the CTP), including in the following situations:
•where there has been a reduction in the Company’s workforce or elimination of specific jobs;
•where the individual’s job performance has not met expectations (but does not involve a basis for terminating such individual's employment for Cause); or
•where the Company and individual mutually agree to sever the employment relationship, and such agreement was initiated by the Company.
Having such a plan in place serves the long-term interests of stockholders by helping the Company attract and retain superior talent and encouraging strong performance and compliance with Company policies, as no severance is payable under the CTP where an individual is terminated by the Company for Cause, including termination of employees who have engaged in conduct that is detrimental to the Company and its stockholders. CTP benefits are based on position as well as tenure and the potential benefits for NEOs under the CTP upon termination of employment without Cause are more fully described beginning on page 70.

Moody’s Corporation	57	2025 Proxy Statement

Change in Control Severance Plan
The purpose of the CICP is to offer its participants, which include the Company’s executive officers and other key employees selected by the Committee, protection in the event of a termination of employment in connection with a Change in Control (as defined in the CICP). The CICP has been adopted to enhance the alignment of the interests of management and stockholders by allowing participants to remain objective when evaluating the prospect of a sale that could potentially result in job elimination. Under the CICP, participants are entitled to severance benefits only if a participant’s employment is terminated within 90 days prior to or two years following a Change in Control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP) (i.e., a “double-trigger”). For the CEO, severance benefits under the CICP consist of a lump-sum cash payment equal to three times the sum of his base salary and target annual incentive for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For all other participants in the CICP, the severance benefits consist of a lump-sum cash payment equal to two times the sum of their base salaries and target annual incentives for the year of termination, plus two years of continued medical and dental coverage. Executive officers are not entitled to receive a “golden parachute” excise tax gross-up with respect to change in control benefits under the CICP or any other Company plan, agreement or arrangement.
Equity Grant Practices
The Committee generally approves the target value of annual equity awards for the Company’s executive officers, including each of the NEOs, at its meeting in February of each year, with a grant date to be effective three to five business days following the filing of the Company's Annual Report on Form 10-K for the prior fiscal year. Additionally, employees may enroll to purchase shares of the Company’s Common Stock under the terms of the Moody’s Corporation 1999 Employee Stock Purchase Program. In special circumstances, including the hiring or promotion of an individual or where the Committee determines it is in the best interest of the Company, the Committee may approve grants to be effective at other times. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Moody’s Corporation	58	2025 Proxy Statement

SUMMARY COMPENSATION TABLE
The following table sets forth the total compensation of the Company’s Named Executive Officers for 2022, 2023 and 2024. The Named Executive Officers include (i) Moody’s Principal Executive Officer and Principal Financial Officer (including any person who served in such roles during the most recent fiscal year), (ii) the three most highly compensated executive officers of the Company (other than any Principal Executive Officer and Principal Financial Officer serving during the year) who were serving as executive officers at the end of the last completed fiscal year, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding provision but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. Ms Heuland joined the Company as Chief Financial Officer on April 1, 2024, and Ms Sullivan served as Interim Chief Financial Officer until March 31, 2024 in addition to her continued roles as Chief Accounting Officer and Corporate Controller. For this reason, compensation disclosure for both individuals is included below.

Name and Principal Position	Year		Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)

Robert Fauber President and Chief Executive Officer	2024		1,050,000	—	10,159,968	2,539,972	2,950,000	240,561	25,941	16,966,442
	2023		1,000,000	—	8,799,948	2,200,036	2,000,000	366,643	21,032	14,387,659
	2022		975,000	—	7,200,141	1,799,969	1,628,000	—	16,663	11,619,773
Noémie Heuland Senior Vice President and Chief Financial Officer	2024		562,500	—	1,599,972	399,956	1,350,000	—	134,037	4,046,465

Caroline Sullivan Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller	2024		460,000	250,000	592,851	119,949	360,000	—	46,590	1,829,390
	2023		455,000	—	455,930	114,014	310,845	—	42,963	1,378,752

Richard Steele Senior Vice President and General Counsel	2024	(7)	540,000	—	1,073,309	240,017	675,000	80,693	93,216	2,702,236
	2023		462,470	—	239,808	60,021	500,000	112,256	34,608	1,409,163

Stephen Tulenko President of Moody’s Analytics	2024	(8)	700,000	—	9,500,128	3,999,901	1,250,000	190,568	14,022	15,654,619
	2023		625,000	—	1,879,775	470,037	976,000	357,432	12,962	4,321,206
	2022		581,250	—	1,599,959	399,965	840,000	—	26,709	3,447,883
Michael West President of Moody’s Ratings	2024	(8)	700,000	—	6,150,316	2,349,991	2,091,000	—	114,499	11,405,806
	2023		625,000	—	1,800,036	449,967	1,114,300	—	67,998	4,057,301
	2022		581,250	—	1,439,898	359,994	434,400	—	92,632	2,908,173
(1)The amounts reported in the “Bonus” column represent discretionary bonuses, if any, paid to the NEOs. Payments under the Company’s annual cash incentive program are reported in the “Non-Equity Incentive Plan Compensation” column.

Moody’s Corporation	59	2025 Proxy Statement

(2)The amounts reported in the “Stock Awards” column represent the grant date fair market value of performance share and RSU grants. The grant date fair value is based on the fair market value of the stock underlying the award, which is calculated as the arithmetic mean of the high and low prices of the Common Stock on the date of grant, and is calculated in accordance with applicable accounting guidance for equity-based awards, without taking into account estimated forfeitures. All grants of performance shares and RSUs were made under the 2001 Stock Incentive Plan.
The annual performance share awards are earned based on MCO EPS for Compensation Purposes, MIS Ratings Performance and MA Cumulative Revenue. For 2024 only, certain NEOs were granted certain Growth and Strategic Incentive Awards. Performance shares granted as MA Growth Accelerator Awards are earned subject to performance measures based on MA ARR CAGR and MA Adjusted Operating Margin. Performance shares granted as MIS Growth Accelerator Awards are earned subject to a performance measure based on MIS Adjusted Operating Margin. Performance shares granted as Strategic Incentive Awards are earned subject to performance measures based on medium-term Organic Recurring Revenue and specified goals with respect to execution of the Company’s GenAI initiatives and platform engineering. Because the achievement or non-achievement of these performance metrics depends upon the occurrence of future events, the actual final payouts of these performance share awards are not known at this time. As such, in accordance with applicable accounting guidance for equity-based awards, the grant date fair value of the performance shares is calculated based on probable outcome of the applicable performance conditions as of the grant date (using the target number of shares underlying these awards), and the per share grant date prices on the date of grant ($372.16 on February 20, 2024 and $391.67 for May 7, 2024). Assuming that the maximum performance for the performance share awards were attained, 2024 annual performance share awards would settle at 200% of target and the value of the 2024 performance share awards for Messrs. Fauber, Steele, Tulenko and West, and Ms Heuland and Ms Sullivan would be $15,239,952, $1,440,259, $4,200,198, $4,200,198, $2,400,154 and $719,757, respectively; the MA Growth Accelerator Award for Mr. Tulenko would settle at 200% of target with a value of $13,399,993; the MIS Growth Accelerator Award for Mr. West would settle at 130% of target with a value of $4,355,240; and the Strategic Incentive Awards would settle at 125% of target and the value of the awards for Mr Steele and Ms Sullivan would be $141,421 and $141,421, respectively. No cash dividends or dividend equivalents will accrue or be paid on such performance shares. Cash dividend equivalents will accrue and be paid on RSUs upon vesting and settlement. For additional information on the 2024 performance share and RSU awards, see “Grants of Plan-Based Awards Table for 2024” on page 62 and the related footnotes.
(3)The amounts reported in the “Option Awards” column represent the full grant date fair value of non-qualified options granted in each year indicated. The aggregate grant date fair value of the stock options granted to our NEOs in 2024 is based on the Black-Scholes value of a stock option on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards, without taking into account estimated forfeitures. For additional information on the valuation of Moody’s option awards, see Note 14 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2025. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.
(4)The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts earned by the Named Executive Officers for the applicable year under the Company’s annual cash incentive program. The amounts for 2024, 2023 and 2022 were actually paid on March 7, 2025, March 1, 2024 and March 3, 2023, respectively. For a description of this program, see “2024 Annual Cash Incentives” in the CD&A beginning on page 46.
(5)For 2024, the amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the aggregate change during the applicable year in the actuarial present value of the Named Executive Officers’ accumulated benefits under the Company’s Retirement Account and PBEP. The primary factors impacting the year-over-year change in pension value are pensionable pay increases from 2023 to 2024, an additional year of benefit accruals, and an increase in the cash balance crediting rate from 4.50% to 4.78%, partially offset by an increase in the discount rates. The discount rates for the Retirement Account and PBEP that are the basis for the proxy present value calculations have increased during 2024 to 5.45% and 5.25%, respectively.
(6)The 2024 amounts reported in the “All Other Compensation” column comprise the following:

Name	Perquisites and Other Personal Benefits ($) (a)(b)	Vested and Unvested Company Contributions to Defined Contribution Plans ($) (c)	Dividends or Other Earnings Paid on Stock Awards ($)	Total ($)
	($) (a)(b)
Robert Fauber	—	10,350	15,591	25,941
Noémie Heuland	103,787 (d)	30,250	—	134,037
Caroline Sullivan	763	45,038	789	46,590
Richard Steele	68,625 (e)	23,850	741	93,216
Stephen Tulenko	—	10,350	3,672	14,022
Michael West	839	110,137	3,523	114,499

(a)For all the NEOs other than Mr. Steele and Ms Heuland, perquisites and other personal benefits provided in fiscal 2024 were, in the aggregate, less than $10,000 per individual.

Moody’s Corporation	60	2025 Proxy Statement

(b)The Company generally does not provide tax gross-ups for executives, other than occasional de minimis amounts in connection with gifts from the Company to mark personal milestones or events. Such de minimis tax gross-up amounts are reflected for Ms Sullivan and Mr. West.
(c)These amounts represent the aggregate annual Company contributions to the accounts of the Named Executive Officers under the Company’s Profit Participation Plan and the non-qualified Deferred Compensation Plan. The Profit Participation Plan and the Deferred Compensation Plan are defined contribution plans.
(d)As part of Ms Heuland’s terms of employment, which included an agreement to relocate closer to the Company’s headquarters in New York City, the Company agreed to cover Ms Heuland’s relocation expenses. The amount shown for Ms Heuland includes the costs of: (i) travel for Ms Heuland and her family, (ii) shipping household goods (including insurance, shipment and storage); (iii) assistance with rental arrangements; and (iv) temporary lodging.
(e)As part of his duties, and in addition to working in the Company’s San Francisco office where he is based, Mr. Steele is required to work in the Company’s New York City headquarters for extended periods. While working in New York City during a portion of 2024, Mr. Steele lived in a Company-leased apartment. The amount shown for Mr. Steele includes $66,000, which represents the Company’s actual cost of leasing the apartment plus utility costs for the days used by Mr. Steele in 2024. While the Company has also agreed to reimburse Mr. Steele for the tax liability, if any, arising from the Company’s provision to him of the Company-leased apartment, there was no such reimbursement for 2024. The Company also agreed to pay tax preparation fees associated with Mr. Steele’s filing of a New York State non-resident tax return required as a result of his frequent work in New York. The amount shown for Mr. Steele therefore also includes $2,625 in fees for tax consulting, preparation and filing.
(7)Mr. Steele's 2023 equity grant was made prior to his promotion to Senior Vice President - General Counsel later that year. His 2024 equity grant was the first one made subsequent to his promotion. For that reason, the percentage increase may not be illustrative of standard year-to-year increases.
(8)The 2024 equity figures for Mr. Tulenko and Mr. West include the values of the MA and MIS Growth Accelerator Awards, as disclosed in the 2024 Proxy Statement.

Moody’s Corporation	61	2025 Proxy Statement

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2024
The following table sets forth, for the year ended December 31, 2024, information concerning each grant of an award made to the Company’s Named Executive Officers in 2024 under any plan.

Name	Grant Date		Authorization Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)(6)	Exercise or Base Price of Option Awards ($/Sh) (7)	Closing Price of Common Stock on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (8)

				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert Fauber	2/20/2024	(3)	2/6/2024				5,119	20,475	40,950					7,619,976
	2/20/2024	(4)	2/6/2024							6,825				2,539,992
	2/20/2024	(5)	2/6/2024								21,239	372.16	375.32	2,539,972
	N/A			N/A	2,200,000	4,400,000
Noémie Heuland	5/7/2024	(3)	2/7/2024				766	3,064	6,128					1,200,077
	5/7/2024	(4)	2/7/2024							1,021				399,895
	5/7/2024	(5)	2/7/2024								3,132	391.67	393.97	399,956
	N/A			N/A	1,000,000	2,000,000
Caroline Sullivan	2/20/2024	(3)	2/6/2024				242	967	1,934					359,879
	2/20/2024	(4)	2/6/2024							322				119,836
	2/20/2024	(5)	2/6/2024								1,003	372.16	375.32	119,949
	2/20/2024	(3)	2/6/2024				228	304	380					113,137
	N/A			N/A	315,000	630,000
Richard Steele	2/20/2024	(3)	2/6/2024				484	1,935	3,870					720,130
	2/20/2024	(4)	2/6/2024							645				240,043
	2/20/2024	(5)	2/6/2024								2,007	372.16	375.32	240,017
	2/20/2024	(3)	2/6/2024				228	304	380					113,137
	N/A			N/A	500,000	1,000,000
Stephen Tulenko	2/20/2024	(3)	2/6/2024				1,411	5,643	11,286					2,100,099
	2/20/2024	(4)	2/6/2024							1,881				700,033
	2/20/2024	(5)	2/6/2024								5,853	372.16	375.32	699,960
	2/20/2024	(3)	2/6/2024				6,751	18,003	36,006					6,699,996
	2/20/2024	(6)	2/6/2024								27,279	372.16	375.32	3,299,941
	N/A			N/A	1,250,000	2,500,000
Michael West	2/20/2024	(3)	2/6/2024				1,411	5,643	11,286					2,100,099
	2/20/2024	(4)	2/6/2024							1,881				700,033
	2/20/2024	(5)	2/6/2024								5,853	372.16	375.32	699,960
	2/20/2024	(3)	2/6/2024				6,752	9,002	11,703					3,350,184
	2/20/2024	(6)	2/6/2024								13,640	372.16	375.32	1,650,031
	N/A			N/A	1,250,000	2,500,000
(1)Except for Ms Heuland's grants, the Compensation & Human Resources Committee authorized the grant of stock options, RSUs and performance shares for 2024 to the NEOs on February 6, 2024, to be effective on February 20, 2024, the third trading day following the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2023. Ms Heuland's grants of stock options, RSUs and performance shares for 2024 were authorized by the Compensation & Human Resources Committee on February 7, 2024, to be effective on May 7, 2024, the third trading day following the filing of the Company's Form 10-Q for the quarter ended March 31, 2024.

Moody’s Corporation	62	2025 Proxy Statement

(2)Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns consist of cash incentive award opportunities granted in 2024 under the Company’s annual cash incentive program. For additional information on the annual cash incentive program, see the CD&A beginning on page 37. These awards were earned during 2024 and are paid in March 2025.
(3)Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns consist of performance share awards granted in 2024 under the Company’s 2001 Stock Incentive Plan. The Compensation & Human Resources Committee determined the target performance share amounts and set performance measures. The annual performance share awards are earned based on achievement with respect to MCO EPS for Compensation Purposes, MIS Ratings Performance and MA Cumulative Revenue over the three-year performance period ending December 31, 2026 with a maximum incentive payout opportunity of 200% of target. The MA Growth Accelerator Award for Mr. Tulenko is earned based on achievement with respect to MA ARR CAGR and MA Adjusted Operating Margin over a four-year performance period ending December 31, 2027, with the maximum incentive payout opportunity at 200% of target. The MIS Growth Accelerator Award for Mr. West is earned based on achievement with respect to MIS Adjusted Operating Margin over a four-year performance period ending December 31, 2027, with the maximum incentive payout opportunity at 130% of target. Strategic Incentive Awards for Mr. Steele and Ms Sullivan are earned based on achievement with respect to medium-term Organic Recurring Revenue and specified goals with respect to execution of the Company’s GenAI initiatives and platform engineering over a two-year performance period ending December 31, 2025, with the maximum incentive payout opportunity at 125% of target.
(4)Consists of RSU awards granted in 2024 under the Company’s 2001 Stock Incentive Plan. They vest in four equal installments on March 1, 2025, March 1, 2026, March 1, 2027 and March 1, 2028, or, in the case of Ms Heuland’s awards, May 7, 2025, March 1, 2026, March 1, 2027 and March 1, 2028.

(5)Includes stock option awards made under the Company’s 2001 Stock Incentive Plan. The annual option awards vest in four equal annual installments beginning on the first anniversary of the date of grant and expire on February 20, 2034 or, in the case of Ms Heuland’s May 7, 2024 award, on May 7, 2034.
(6)Includes stock option awards that are included in the MA and MIS Growth Accelerator Awards, as applicable, which vest 50% on the second anniversary and 50% on the fourth anniversary of the date of grant and expire on February 20, 2034.
(7)The exercise price of the stock options is equal to the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date.
(8)Consists of the grant date fair value of each equity award computed in accordance with applicable accounting guidance for equity-based awards, without taking into account estimated forfeitures. The grant date fair values for annual stock options granted on February 20, 2024 are based on the Black-Scholes option valuation model, applying the following assumptions: a stock-price volatility factor of 28.07%; a risk-free rate of return of 4.34%; a dividend yield of 0.91%; and an expected time of exercise of 5.8 years from the applicable date of grant. The grant date fair values for options granted on February 20, 2024 as part of the MA and MIS Growth Accelerator Awards are based on the Black-Scholes option valuation model, applying the following assumptions: a stock-price volatility factor of 27.82%; a risk-free rate of return of 4.34%; a dividend yield of 0.91%; and an expected time of exercise of 6.0 years from the applicable date of grant. The grant date fair values for annual stock options granted on May 7, 2024 to Ms Heuland are based on the Black-Scholes option valuation model, applying the following assumptions: a stock-price volatility factor of 27.88%; a risk-free rate of return of 4.54%; a dividend yield of 0.87%; and an expected time of exercise of 5.8 years from the applicable date of grant. The Black-Scholes model is premised on the immediate exercisability and transferability of the options, neither of which applies to the options set out in the table above. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised. In all cases, the Company’s stock price is based on the arithmetic mean of the high and low market price of the Company’s Common Stock on the date of grant.

Moody’s Corporation	63	2025 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE FOR 2024
The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the Company’s Named Executive Officers outstanding as of December 31, 2024. The market value of the shares that have not vested is based on the closing market price of the Company’s Common Stock on December 31, 2024, the last business day of Moody’s 2024 fiscal year, on the NYSE.

	Option Awards(1)						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)	Stock Award Grant Date

	Exercisable	Unexercisable

Robert Fauber	1,118	—		80.81	2/12/2016	2/12/2026	1,156	547,216			2/22/2021
	2,681	—		94.18	7/1/2016	7/1/2026	2,761	1,306,975			2/17/2022
	8,337	—		113.34	2/23/2017	2/23/2027	3,611	1,709,339			2/17/2022
	6,322	—		167.50	2/16/2018	2/16/2028	5,587	2,644,718	44,696	21,157,746	2/21/2023
	7,889	—		173.58	2/25/2019	2/25/2029	6,825	3,230,750	40,950	19,384,502	2/20/2024
	5,401	—		215.07	11/5/2019	11/5/2029
	9,912	—		280.42	2/20/2020	2/20/2030
	14,243	4,748		276.84	2/22/2021	2/22/2031
	10,695	10,695		325.99	2/17/2022	2/17/2032
	5,809	17430		295.33	2/21/2023	2/21/2033
	—	21,239		372.16	2/20/2024	2/21/2034
Noémie Heuland	—	3,132		391.67	5/7/2024	5/7/2034	1,021	483,311	6,128	2,900,811	5/7/2024
Caroline Sullivan	—	223		276.84	2/22/2021	2/22/2031	55	26,035			2/22/2021
	356	357		325.99	2/17/2022	2/17/2032	92	43,550			2/17/2022
	195	587		295.33	2/21/2023	2/21/2033	120	56,804			2/17/2022
	93	282		318.79	9/29/2023	9/29/2033	189	89,467	1,504	711,948	2/21/2023
	—	1,003		372.16	2/20/2024	2/21/2034	94	44,497	752	355,974	9/29/2023
							322	152,425	1,934	915,498	2/20/2024
									380	179,881	2/20/2024
Richard Steele	727	—		280.42	2/20/2020	2/20/2030	45	21,302			2/22/2021
	547	183		276.84	2/22/2021	2/22/2031	53	25,089			10/1/2021
	356	357		325.99	2/17/2022	2/17/2032	92	43,550			2/17/2022
	158	476		295.33	2/21/2023	2/21/2033	120	56,804			2/17/2022
	—	2,007		372.16	2/20/2024	2/20/2034	153	72,426	1,218	576,565	2/21/2023
							645	305,324	3,870	1,831,942	2/20/2024
									380	179,881	2/20/2024

Moody’s Corporation	64	2025 Proxy Statement

	Option Awards(1)						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)	Stock Award Grant Date

	Exercisable	Unexercisable

Stephen Tulenko	—	1,002		276.84	2/22/2021	2/22/2031	244	115,502			2/22/2021
	2,376	2,377		325.99	2/17/2022	2/17/2032	614	290,649			2/17/2022
	1,241	3,724		295.33	2/21/2023	2/21/2033	802	379,643			2/17/2022
	—	27,279		372.16	2/20/2024	2/20/2034	1,194	565,204	9,548	4,519,737	2/21/2023
	—	5,853		372.16	2/20/2024	2/20/2034	1,881	890,409	11,286	5,342,454	2/20/2024
									36,006	17,044,160	2/20/2024
Michael West	—	1,002		276.84	2/22/2021	2/22/2031	244	115,502			2/22/2021
	—	2,139		325.99	2/17/2022	2/17/2032	552	261,300			2/17/2022
	—	3,565		295.33	2/21/2023	2/21/2033	722	341,773			2/17/2022
	—	13,640		372.16	2/20/2024	2/20/2034	1,143	541,062	9,142	4,327,549	2/21/2023
	—	5,853		372.16	2/20/2024	2/20/2034	1,881	890,409	11,286	5,342,454	2/20/2024
	—								11,703	5,539,849	2/20/2024
(1)Option awards, other than those granted in 2024 to Mr. Tulenko and Mr. West as part of the MA and MIS Growth Accelerator Awards, vest and become exercisable in four equal, annual installments beginning on the first anniversary of the date of grant. The larger option awards granted in 2024 to Mr. Tulenko and Mr. West as part of the MA and MIS Growth Accelerator Awards vest 50% on the second anniversary and 50% on the fourth anniversary of the date of grant.
(2)The RSU Grant made to Ms Heuland on May 7, 2024 will vest in four equal installments on May 7, 2025, March 1, 2026, March 1, 2027 and March 1, 2028. The RSU grants made to the other NEOs on February 20, 2024 will vest in four equal installments on March 1, 2025, March 1, 2026, March 1, 2027 and March 1, 2028. The remaining portion of the RSU grant made to Ms Sullivan on September 29, 2023 will vest in equal installments on October 1, 2025, October 1, 2026 and October 1, 2027. The remaining portion of the RSU grants made on February 21, 2023 will vest in equal installments on March 1, 2025, March 1, 2026 and March 1, 2027. The remaining portion of the RSU grants made on February 17, 2022 will vest in equal installments on March 1, 2025 and March 1, 2026. The remaining portion of the RSU grants made on February 22, 2021 will vest on March 1, 2025. The performance shares granted on February 17, 2022 were earned at the levels shown for the performance period ending December 31, 2024, and vested on March 1, 2025.
(3)Value is calculated based on the closing price of the Common Stock on December 31, 2024, which was $473.37.
(4)Represents performance share awards assuming maximum attainment of performance objectives that will pay out subject to the attainment of performance objectives and vesting requirements over a three-year period. The performance shares granted on February 21, 2023 and September 29, 2023 vest on March 1, 2026 for the performance period ending December 31, 2025, and the performance shares granted on February 20, 2024 and the performance share award made to Ms Heuland on May 7, 2024 will each vest on March 1, 2027 for the performance period ending December 31, 2026.
(5)The performance shares granted on February 20, 2024 for Messrs. Tulenko and West as part of the MA and MIS Growth Accelerator Awards will vest on March 1, 2028 for the performance period ending December 31, 2027. Strategic Incentive Awards granted on February 20, 2024 to Mr. Steele and Ms Sullivan will vest on March 1, 2026 for the performance period ending on December 31, 2025.

Moody’s Corporation	65	2025 Proxy Statement

OPTION EXERCISES AND STOCK
VESTED TABLE FOR 2024
The following table sets forth information concerning the number of shares of Common Stock acquired and the value realized upon the exercise of stock options and the number of shares of Common Stock acquired and the value realized upon vesting of RSU and performance share awards during 2024 for each of the Company’s Named Executive Officers on an aggregated basis. In the case of stock options, the value realized is based on the market price of the Company’s Common Stock on the NYSE at the time of exercise and the option exercise price; in the case of RSUs and performance share awards, the value realized is based on the average high and low market price of the Company’s Common Stock on the NYSE on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Robert Fauber	2,671	875,438	12,965	4,934,220
Noémie Heuland	—	—	—	—
Caroline Sullivan	1,681	308,297	624	240,346
Richard Steele	3,368	1,037,400	1,435	550,936
Stephen Tulenko	5,978	1,025,985	3,485	1,326,321
Michael West	10,296	1,904,995	2,297	874,192
(1)The performance shares granted for the 2022-2024 performance period vested on March 1, 2025 and therefore are not reflected in the above table. Such shares are shown in the “Outstanding Equity Awards At Fiscal Year End Table for 2024” above.

Moody’s Corporation	66	2025 Proxy Statement

PENSION BENEFITS TABLE FOR 2024
The following table sets forth information with respect to each defined benefit pension plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit at 12/31/24 ($)

Robert Fauber	Retirement Account	18.2500	437,889
	Pension Benefit Equalization Plan	18.2500	1,785,675
Noémie Heuland	Retirement Account	N/A	N/A
	Pension Benefit Equalization Plan	N/A	N/A
Caroline Sullivan	Retirement Account	N/A	N/A
	Pension Benefit Equalization Plan	N/A	N/A
Richard Steele	Retirement Account	17.5833	432,670
	Pension Benefit Equalization Plan	17.5833	404,182
Stephen Tulenko	Retirement Account	33.5000	927,708
	Pension Benefit Equalization Plan	33.5000	1,930,292
Michael West	Retirement Account	N/A	N/A
	Pension Benefit Equalization Plan	N/A	N/A
(1)The credited service for the Retirement Account and the PBEP is based on service from the date the individual became a participant in the plan. Individuals generally became participants in the applicable plan on the first day of the month coincident with or next following the completion of one year of service. For Mr. Tulenko, the date of participation in the Retirement Account is based on an earlier plan provision that provided for individuals to become participants on the January 1 or July 1 following the completion of one year of service.
The Company provides retirement benefits to the Named Executive Officers under two defined benefit pension plans: the Retirement Account and the PBEP. Both of these pension plans have been closed to new participants since 2008. The Retirement Account is a broad-based, tax-qualified defined benefit pension plan. The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants that cannot be provided under the Retirement Account due to limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. The Retirement Account, together with the PBEP, has a “cash balance” design that provides retirement income based on a percentage of annual compensation that is credited to a notional account that is then credited with periodic interest credits. The PBEP is intended to comply with the requirements of Section 409A of the Internal Revenue Code and generally provides lump-sum distributions to terminated participants six months following termination from Moody’s.
The assumptions made in computing the present value of the accumulated benefits of the Named Executive Officers, except as described in the following sentence, are incorporated herein by reference to the discussion of those assumptions under the heading “Pension and Other Retirement Benefits” in the Management’s Discussion and Analysis and Note 13 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2025. The assumed retirement age used in computing the present value of the accumulated benefits of the Named Executive Officers was age 65.
The material terms in effect in 2024 of the Retirement Account and the PBEP are described below. Future benefit accruals under these plans (if any) are subject to change.

Moody’s Corporation	67	2025 Proxy Statement

MOODY’S CORPORATION RETIREMENT ACCOUNT
All U.S. employees hired prior to January 1, 2008 and who have been continuously employed became eligible to participate in the Retirement Account after attaining age 21 and completing one year of service with the Company. Participants earn one month of credited service for each month or fraction thereof from the date they become eligible to participate in the plan. The Retirement Account is a tax-qualified cash balance plan that provides benefits that grow monthly as hypothetical account balances that are credited with interest and pay-based credits. Interest credits are based on a 30-year Treasury interest rate equivalent with a minimum compounded annual interest rate of 4.5%. Pay-based credits are amounts allocated to each participant’s hypothetical account based upon a percentage of monthly pensionable compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%. Each participant’s pay-based credit percentage is based on his or her attained age and credited service. Compensation is based on actual earnings, which include base salary, regular bonus (or annual incentive award), overtime and commissions. Severance pay, contingent payments and other forms of special remuneration are excluded.
Participants vest in their benefits after completing three years of service with the Company. Upon termination of employment, a participant may elect to receive an immediate lump-sum distribution equal to 100% of his or her cash balance account or in certain other forms. The normal retirement age under the Retirement Account is age 65, but participants who have attained age 55 with at least 10 years of service may elect to retire early. Upon retirement, participants may choose among the lump-sum distribution and various actuarially equivalent forms of annuities offered under the plan. No Named Executive Officer was eligible for early retirement under the Retirement Account in the most recent fiscal year.
MOODY’S CORPORATION PENSION BENEFIT EQUALIZATION PLAN
The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants whose pensionable compensation exceeds the limitations under the federal income tax laws with respect to the provision of benefits under tax-qualified defined benefit pension plans. For 2024, this limitation was $345,000. The benefit-related provisions of the PBEP are the same as those of the Retirement Account except for the form of payment, which must be received as a lump-sum distribution. The PBEP was amended as of January 1, 2008 to provide that any participant who is an active employee of the Company or any subsidiary after December 31, 2004 shall receive all of his benefits under the PBEP in a lump-sum distribution on the six-month anniversary of his separation from service with the Company or a subsidiary.

Moody’s Corporation	68	2025 Proxy Statement

NON-QUALIFIED DEFERRED
COMPENSATION TABLE (1)
The following table sets forth information concerning the non-qualified deferred compensation of the Named Executive Officers in 2024.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)

Robert Fauber	—	—	70,485	433,574
Noémie Heuland	—	6,100	(41)	3,659
Caroline Sullivan	—	19,163	9,687	90,348
Richard Steele	54,000	13,500	23,342	213,022
Stephen Tulenko	—	—	53,201	542,483
Michael West	—	80,812	60,165	666,778
(1)Non-qualified deferred compensation earnings are included in the “Aggregate Earnings in Last Fiscal Year” column of this table. Company contributions to the accounts of the NEOs under the Company’s non-qualified Deferred Compensation Plan also are reflected in the "Vested and Unvested Company Contributions to Defined Contribution Plans" column of the table in footnote (6) to the Summary Compensation Table. Total contributions of $113,392 for Mr. Fauber, $200,823 for Mr. West and $125,609 for Mr. Tulenko were reported as compensation in the Company’s Summary Compensation Tables for prior years.

MOODY’S CORPORATION DEFERRED COMPENSATION PLAN
Effective January 1, 2008, the Company implemented the Moody’s Corporation Deferred Compensation Plan (the “DCP”). Each year, employees expected to earn annual compensation in excess of the IRS compensation limit for allowable pre-tax deferrals into the Moody’s Profit Participation Plan are notified of their eligibility to participate in the DCP.
The primary purpose of the DCP is to allow these employees to continue pre-tax deductions into a non-tax-qualified plan and receive the maximum company match on compensation that exceeds the IRS limits for allowable pre-tax deferrals into the Moody’s Profit Participation Plan. A limited group of highly compensated members of senior management have the option of immediate deferral of up to 50% of base salary and/or annual cash incentive. However, the Company match only applies to deferrals on compensation in excess of the IRS limit on compensation ($345,000 for 2024). In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.
Each participant may select one or more deemed investment funds offered under the DCP for the investment of the participant’s account and future contributions. The deemed investment funds are substantially the same as the funds available under the Profit Participation Plan. The DCP is unfunded and no cash amounts are paid into or set aside in a trust or similar fund under the DCP. All amounts deducted from a participant’s earnings, along with any Company contributions, are retained as part of the Company’s general assets and are credited to the participant’s bookkeeping account under the DCP. The value of a participant’s account increases or decreases in value based upon the fair market value of the deemed investment funds as of the end of the year. The forms of distribution of the participant's account under the DCP are either a lump-sum or installment payments after termination, as well as an alternative for participants to elect in-service distribution at the time deferral elections are made.

Moody’s Corporation	69	2025 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE IN CONTROL
The information below reflects the amount of compensation that would become payable to each of the Named Executive Officers under certain existing plans and arrangements if the executive’s employment had terminated under the specified circumstances or if there had been a change in control, in each case, on December 31, 2024 (the last business day of 2024), given the Named Executive Officer’s compensation and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits that may be available to the executive prior to the occurrence of any termination of employment, including under exercisable stock options held by the executive, and benefits available generally to salaried employees, such as distributions under the Company’s tax-qualified defined contribution plan and distributions of accrued vacation pay. In addition, in connection with any event including or other than those described below, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Company determines appropriate. For these purposes, a “change in control” is defined as: (i) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Moody’s Corporation possessing 50% or more of the total voting power of the stock of Moody’s Corporation, (ii) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, or (iii) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
The actual amounts that would be paid upon each Named Executive Officer’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than the amounts reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the Named Executive Officer’s then current compensation.
MOODY’S CORPORATION CAREER TRANSITION PLAN
Each of the Company’s Named Executive Officers currently participates in the Moody’s Corporation Career Transition Plan (the “CTP”). This plan generally provides for the payment of benefits if an eligible executive officer’s employment terminates for one of several specified events: a reduction in force, a job elimination, unsatisfactory job performance (not constituting Cause, as defined below), or a mutually agreed-upon resignation initiated by Moody's.
The CTP provides payments and benefits to individuals for what Moody’s believes to be a reasonable period for them to find comparable employment. It also affords both Moody’s and the individual the motivation to resolve any potential claims or other issues between the parties with finality, which helps minimize distractions for management and protect the interests of stockholders.
The CTP does not cover employment terminations resulting from a unilateral resignation, a termination of employment for Cause, a termination of employment due to death, a termination due to a sale, merger, spin-off, reorganization, liquidation, or dissolution of the Company, or a termination where the eligible Named Executive Officer was offered a reasonably comparable position with an affiliate of the Company or in an outsourcing transaction. “Cause” means willful malfeasance, willful misconduct, or gross negligence by an employee, continuing failure to perform such duties as are requested by any person to whom the employee reports or to the Board, failure by the employee to observe and/or comply with material Moody's policies, or the conviction or pleas of guilty or nolo contendere to certain crimes. In the event of an eligible termination of employment, an eligible Named Executive Officer may be paid 52 weeks of salary continuation (26 weeks if the executive officer is terminated by the Company for unsatisfactory performance or after less than one year of service with Moody's), payable at the times the executive officer’s salary would have been paid if employment had not terminated. For this purpose, salary consists of such Named Executive Officer’s annual base salary at the time of termination of employment. In addition, the eligible Named Executive Officer may receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are generally provided by the Company to its executives. In addition, the executive is entitled to receive any benefits that he or she otherwise would have been entitled to receive under Moody’s retirement plans, although these benefits are not increased or accelerated.

Moody’s Corporation	70	2025 Proxy Statement

Except in the case of a termination of employment by the Company for unsatisfactory performance, the eligible Named Executive Officer also may receive a prorated portion of the target annual cash incentive for the year of termination of employment, provided that the executive officer was employed for at least six full months during the calendar year of termination.
The plan gives the Company’s CEO the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible Named Executive Officer (other than himself) under the plan. As a matter of policy, if the CEO intended to increase the benefits payable to any executive officer, any such proposal would be reviewed by the Compensation & Human Resources Committee.
The receipt of any benefits under the plan is contingent upon the affected Named Executive Officer’s signing a severance and release agreement in which the NEO agrees to comply with certain post-termination obligations (including non-competition, non-solicitation, non-disparagement, confidentiality and other restrictive covenants). These provisions generally extend for the one-year period during which the Named Executive Officer would be receiving payments pursuant to the CTP.
MOODY’S CORPORATION CHANGE IN CONTROL SEVERANCE PLAN
The Company maintains the Moody’s Corporation Change in Control Severance Plan (the “CICP”) for the purpose of offering its participants, which include the Company’s executive officers and other key employees selected by the Compensation & Human Resources Committee, protection in the event of a Change in Control (as defined in the CICP). The CICP enhances the alignment of the interests of management and stockholders by allowing participants to remain objective when facing the prospect of a sale and potential job elimination. The CICP has an initial two-year term that will automatically renew each year for an additional year, unless the Company determines not to renew the CICP beyond its then current term. Under the CICP, participants are entitled to severance benefits triggered only if a participant’s employment is terminated within 90 days prior to or two years following a change in control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP). Severance benefits will not be payable if a participant is terminated for Cause or voluntarily resigns without Good Reason. For the CEO, severance benefits under the CICP consist of a lump-sum cash payment equal to three times the sum of his base salary and target bonus for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For other executives, including the other NEOs, the severance benefits consist of a lump-sum cash payment equal to two times the sum of their base salaries and target annual incentives, plus two years of continued medical and dental coverage. Payment and retention of severance benefits under the CICP are contingent on the participant’s executing and not revoking a general release of claims against the Company and agreeing not to compete with the Company or solicit Company customers or employees for a period of two years following the date of the participant’s termination of employment (noting that such provisions may not be enforceable against NEO's domiciled in California). There is no “gross-up” of IRS “golden parachute” excise taxes incurred by any executive with respect to change in control benefits under the CICP or any other Company plan, agreement or arrangement.

Moody’s Corporation	71	2025 Proxy Statement

OTHER POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
Unless otherwise provided in an applicable award agreement, the Company’s 2001 Stock Incentive Plan provides for the following vesting of outstanding stock options, RSUs and performance shares under certain circumstances as follows:
Death or Disability
•in the event of the death or disability of a Named Executive Officer, unvested stock options will immediately vest in full may thereafter be exercised during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of death or disability;
•in the event of the death or disability of a Named Executive Officer, unvested RSUs immediately vest in full;
•in the event of the death or disability of a Named Executive Officer, the Named Executive Officer is entitled to receive a pro rata portion of the number of performance shares awarded based on the number of days of actual service during the applicable performance period;
Retirement
•in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of a stock option award, the unvested stock options will continue to vest during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of retirement;
•in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of a RSU award, the unvested RSUs will immediately vest in full;
•in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of the performance shares, the Named Executive Officer is entitled to receive a pro rata portion of the number of performance shares awarded based on the number of days of actual service during the applicable performance period;
Other Terminations of Employment
•in the event of a termination for any reason other than death, disability or retirement, an unexercised stock option may thereafter be exercised during the period ending 30 days after the date of termination, but only to the extent such stock option vested and was exercisable at the time of termination;
•in the event of termination for any reason other than death, disability or retirement, after the first anniversary of the date of grant of a RSU award, the unvested RSUs shall be forfeited;
•in the event of a termination for any reason other than death, disability or retirement prior to the end of any applicable performance period, an NEO’s performance shares shall be forfeited, unless, subject to the 2001 Stock Incentive Plan, the Compensation & Human Resources Committee, in its sole discretion, determines otherwise;
Change in Control
•in the event of a change in control of the Company, (i) unless otherwise determined by the Committee, if the acquirer assumes or substitutes an award of equivalent value, the unvested portion of all outstanding stock option and RSU awards granted on or after January 1, 2013 vest in full if the Named Executive Officer’s employment is terminated by us without “Cause” or by the Named Executive Officer for “Good Reason” within 90 days before or two years after the change in control, or (ii) if the acquirer does not assume or substitute awards of equivalent value, the unvested portion of the awards will vest in full; and
•in the event of a change in control of the Company, performance shares or, in the discretion of the Committee, cash equal to the fair market value of the shares as of immediately prior to the change in control become payable at 100% of target.

Moody’s Corporation	72	2025 Proxy Statement

The estimated payments and benefits payable to the Named Executive Officers assuming an event triggering payment described in each of the foregoing scenarios as of December 31, 2024, the last business day of 2024, are reported in the table below. In each case, this table assumes that the date of termination was December 31, 2024, and, where applicable, equity awards include stock options, RSU awards and performance share awards, with equity values calculated based on the closing market price per share of the Company’s Common Stock on December 31, 2024 of $473.37 per share, and performance shares are paid at target.

Name	Termination by Reason of a Reduction in Force, Job Elimination, or a Mutually Agreed-Upon Resignation Initiated by the Company ($)	Termination by Reason of Unsatisfactory Job Performance (Not Constituting Cause) ($)	Termination in Connection with a Change in Control of the Company ($)(1)	Termination by Reason of Death or Disability ($)	Termination by Reason of Retirement ($)

Robert Fauber
Cash Payments	3,300,000 (2)	550,000 (3)	9,900,000	—	—
Continued Health Benefits	26,342	13,171	79,027	—	—
Equity Awards	—	—	43,604,347	33,625,234	25,008,453
Outplacement Services	40,000	40,000	—	—	—
Total	3,366,342	603,171	53,583,374	33,625,234	25,008,453
Noémie Heuland
Cash Payments	1,750,000 (2)	375,000 (3)	3,500,000	—	—
Continued Health Benefits	23,752	11,877	47,506	—	—
Equity Awards	—	—	2,189,601	1,223,453	—
Outplacement Services	40,000	40,000	—	—	—
Total	1,813,752	426,877	5,737,107	1,223,453	—
Caroline Sullivan
Cash Payments	775,000 (2)	230,000 (3)	1,550,000	—	—
Continued Health Benefits	26,342	13,171	52,685	—	—
Equity Awards	—	—	2,098,945	1,544,629	1,065,839
Outplacement Services	40,000	40,000	—	—	—
Total	841,342	283,171	3,701,630	1,544,629	1,065,839
Richard Steele
Cash Payments	1,040,000 (2)	270,000 (3)	2,080,000	—	—
Continued Health Benefits	—	—	—	—	—
Equity Awards	—	—	2,453,603	1,675,383	789,181
Outplacement Services	40,000	40,000	—	—	—
Total	1,080,000	310,000	4,533,603	1,675,383	789,181
Stephen Tulenko
Cash Payments	2,000,000 (2)	375,000 (3)	4,000,000	—	—
Continued Health Benefits	26,342	13,171	52,685	—	—
Equity Awards	—	—	21,620,970	12,701,733	5,431,306
Outplacement Services	40,000	40,000	—	—	—
Total	2,066,342	428,171	25,673,655	12,701,733	5,431,306
Michael West
Cash Payments	2,000,000 (2)	375,000 (3)	4,000,000	—	—
Continued Health Benefits	23,753	11,877	47,506	—	—
Equity Awards	—	—	15,592,594	9,898,899	5,076,325
Outplacement Services	40,000	40,000	—	—	—
Total	2,063,753	426,877	19,640,100	9,898,899	5,076,325
(1) Amounts in this column assume, as applicable:
(a)that the CEO, Mr. Fauber, executed a general release of claims and two-year non-compete and non-solicit agreement under the CICP and received a salary lump-sum payout equal to three times his base salary as of December 31, 2024, an annual cash incentive lump-sum payout equal to three times his 2024 annual target cash incentive and three years continuation of current elected coverage under the medical, dental and life insurance programs; and

Moody’s Corporation	73	2025 Proxy Statement

(b)for each NEO other than Mr. Fauber, that they executed a general release of claims and two-year non-compete and non-solicit agreement under the CICP and received a salary lump-sum payout equal to two times the NEO’s base salary as of December 31, 2024, an annual cash incentive lump-sum payout equal to two times the NEO’s 2024 annual target cash incentive, and two years continuation of current elected coverage under the medical, dental and life insurance programs.
(2)Includes salary continuation and annual cash incentive components and assumes each NEO’s (i) base salary is equal to the amount as of December 31, 2024, and is continued for a period of 52 weeks, and (ii) annual cash incentive is equal to 100% of the target amount under the annual cash incentive program. Assumes the NEO executed a severance and release agreement, and complies with post-termination restrictive covenants.
(3)Includes salary continuation and assumes each NEO’s base salary is equal to the amount as of December 31, 2024, and is continued for a period of 26 weeks. Assumes the NEO executed a severance and release agreement, and complies with post-termination restrictive covenants.

Moody’s Corporation	74	2025 Proxy Statement

 EQUITY AWARD GRANT PRACTICES
As described above under “Additional Executive Compensation Policies and Practices – Equity Grant Practices,” the Compensation & Human Resources Committee generally approves annual equity awards to be effective between three and five business days following the filing of our Annual Report on Form 10-K for the prior fiscal year. However, in special circumstances, including the hiring or promotion of an individual, the Committee may approve grants to be effective at other times.
On May 7, 2024, in connection with her hiring, the Committee granted Ms Heuland an award of RSUs, stock options and performance shares. This grant was made the day after the Company filed a Form 8-K disclosing its entry into a credit agreement among the Company, the borrowing subsidiaries party thereto, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.
Due to this Form 8-K event, as required by SEC rules, the table below sets forth certain information about Ms Heuland’s 2024 new hire stock option award.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information (1)

Noémie Heuland	May 7, 2024	3,132	$391.67	$399,956	3.52%
(1)Reflects the percentage change in the closing market price of our Common Stock between the trading day ending immediately prior to the Form 8-K filing ($380.56 on May 3, 2024) and the trading day beginning immediately following the disclosure of material nonpublic information ($393.97 on May 7, 2024).

Moody’s Corporation	75	2025 Proxy Statement

CEO PAY RATIO

The Company believes that its compensation practices should motivate its employees to create stockholder value. The Compensation & Human Resources Committee reviewed a comparison of the 2024 CEO pay to the pay of the median compensated employee.	159:1 CEO Pay Ratio

For 2024:
•The annual total compensation of the median compensated employee was $106,708;
•The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $16,966,442; and
•Based on this information, for 2024, the ratio of the annual total compensation of the CEO to the annual total compensation of the median compensated employee was 159:1.
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect the employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. To identify the median employee as well as determine the median employee’s annual total compensation, the methodology and the material assumptions, adjustments and estimates that were used are as follows:
•The Company considered the compensation of all Moody’s employees who were employed based on the Company’s internal records as of December 31, 2024.
•To identify the Company’s median employee, the Company considered each employee’s: (i) base salary as of December 31, 2024; (ii) actual cash incentive paid in respect of services provided in 2024; and (iii) commissions paid during 2024.
•To calculate the annual total compensation of the “median employee,” the elements of such employee’s compensation for 2024 were identified and calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
•With respect to the annual total compensation of the CEO, the amount reported in the “Total” column of the Summary Compensation Table on page 59 of this Proxy Statement was used.

Moody’s Corporation	76	2025 Proxy Statement

PAY VERSUS PERFORMANCE
As discussed in the Compensation Discussion and Analysis above, the Compensation & Human Resources Committee has implemented an executive compensation program designed to link a substantial portion of each executive’s realized compensation to the achievement of Moody’s financial and operational objectives and to the individual executive’s performance as well as to align executives’ pay with changes in the value of stockholders’ investments. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between compensation of the Company’s Named Executive Officers and the Company’s performance.

Year	Summary Compensation Table Total for Raymond W. McDaniel, Jr. ($)	Compensation Actually Paid to Raymond W. McDaniel, Jr.($)(1)(2)	Summary Compensation Table Total for Robert Fauber ($)	Compensation Actually Paid to Robert Fauber ($)(1)(2)	Average Summary Compensation Total for Other NEOs ($)(3)	Average Compensation Actually Paid to Other NEOs ($)(1)(3)	Value of Initial Fixed $100 Investment Based On:
							Moody’s Cumulative TSR ($)	Russell 3000 Financial Services Index Cumulative TSR ($)	Net Income ($millions)	MCO EPS for Compensation Purposes ($)(4)

2024	—	—	16,966,442	35,152,457	7,127,703	9,265,206	208	185	2,058	12.47
2023	—	—	14,387,659	23,499,543	2,887,540	2,635,366	170	143	1,607	9.90
2022	—	—	11,619,773	(4,692,319)	3,186,695	(1,700,521)	120	116	1,374	8.57
2021	—	—	9,750,157	21,584,082	3,056,066	7,117,461	167	136	2,214	12.29
2020	17,270,662	22,264,987	—	—	3,869,500	5,653,058	123	99	1,778	10.15
(1)For each year, “Compensation Actually Paid” reflects the Summary Compensation Table (SCT) total for the CEO, and the average SCT total for the other NEOs, adjusted in accordance with SEC rules, as shown below for 2024. Information on adjustments for prior years are included in our 2024 Proxy Statement.
As a result, “Compensation Actually Paid” does not reflect the value that was or may actually be realized by the NEOs.
Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values of RSUs did not materially differ from those disclosed at the time of the grant. In calculating the year-over-year change in the value of unvested option awards as well as the change in value to mid-year vesting dates, options were valued at each measurement date using a lattice model with the following inputs.
•Stock price: based on the closing stock price on the measurement date. If a mid-year vesting date was not a trading day, the first trading day following the vesting date was used as the measurement date. If a fiscal year-end date was not a trading day (e.g., December 31, 2023), the most recent trading day prior to the fiscal year-end date was used (e.g., December 29, 2023).
•Expected life: based on the original expected life established at grant date, as used for financial reporting purposes, with adjustments to reflect the amount by which the options were in-the-money / out-of-the-money on the relevant measurement date.
•Stock price volatility: based on historical volatility for a trailing term to match the remaining contractual term as of each measurement date.
•Risk-free rate: based on an interpolated U.S. Constant Maturity Treasury yield as of each measurement date.
•Dividend yield: based on the yield as of each measurement date.
In valuing performance share awards, we calculated the fair value of unearned or earned but unvested awards, based on probable and/or final payout factors, as of the relevant measurement date.
(2)The amounts deducted and added in calculating the “Compensation Actually Paid” for Mr. Fauber for 2024 are as follows:

Moody’s Corporation	77	2025 Proxy Statement

2024 (Mr. Fauber) ($)

Reported SCT Total Compensation	16,966,442
Subtract: Equity Award Values Reported in the SCT	(12,699,940)
Add: Year End Fair Value of Equity Awards Granted in the Year	21,059,622
Add/Subtract: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	10,074,983
Add/Subtract: Change in Fair Value From Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	(104,277)
Subtract: Pension Values Reported in the SCT	(240,561)
Add: Pension Service Cost Attributable to Year	96,188
Compensation Actually Paid	35,152,457
(3)For 2024, other NEOs include Messrs. Steele, Tulenko and West, and Ms Heuland and Ms Sullivan. For 2023, other NEOs include Messrs. Kaye, Goggins, Steele, Tulenko and West and Ms Sullivan. For 2022 and 2021, other NEOs include Messrs. Kaye, Goggins, Tulenko and West. For 2020, other NEOs include Messrs. Kaye, Fauber (when he served as Chief Operating Officer), Tulenko and West.
The amounts deducted and added in calculating the average “Compensation Actually Paid” for the other NEOs for 2024 are as follows:

2024 ($)

Average Reported SCT Total Compensation	7,127,703
Subtract: Average Equity Award Values Reported in the SCT	(5,205,278)
Add: Average Year End Fair Value of Equity Awards Granted in the Year	6,380,619
Add/Subtract: Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	992,914
Add/Subtract: Average Change in Fair Value From Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	(10,021)
Subtract: Average Pension Values Reported in the SCT	(54,252)
Add: Average Pension Service Cost Attributable to Year	33,521
Average Compensation Actually Paid	9,265,206

(4)MCO EPS for Compensation Purposes is the Company’s adjusted diluted EPS. The Company selected MCO EPS for Compensation Purposes as the company-selected measure because, as the main metric in the performance share program, it is the most important financial performance metric for executive compensation purposes. Refer to the Company’s Annual Reports on Form 10-K filed in respect of the years ended December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, for a reconciliation of diluted EPS to adjusted diluted EPS.
As illustrated in the table above and the charts below, the “Compensation Actually Paid” (calculated as required under SEC rules) for the Company’s Named Executive Officers over the past four fiscal years has directionally aligned with the Company’s TSR, net income and MCO EPS for Compensation Purposes. For 2022, “Compensation Actually Paid” is a negative number for both Mr. Fauber and the average of the other NEOs. Principally this reflects the impact of the change in Moody’s share price between December 31, 2021, and December 31, 2022 as well as updates to the anticipated performance share payout factors between fiscal year-ends.

Moody’s Corporation	78	2025 Proxy Statement

Along with Compensation Actually Paid, the chart below outlines our one-year, two-year, three-year, four-year and five-year TSR as compared to the one-year, two-year, three-year, four-year and five-year TSR of the Russell 3000 Financial Services Index. In each case, TSR is measured starting from December 31, 2019:

The chart below illustrates the relationship between Compensation Actually Paid and Moody’s net income.

Moody’s Corporation	79	2025 Proxy Statement

The chart below illustrates the relationship between Compensation Actually Paid and MCO EPS for Compensation Purposes.
(1)Reflects Moody’s “MCO EPS For Compensation Purposes”
Moody’s Compensation Actually Paid is impacted by the Company’s TSR in that 79% of Mr. Fauber’s target total compensation and 61% for the Non-PEO NEOs in 2024, on average (excluding Ms Sullivan, whose pay is reflective of her roles as Chief Accounting Officer and Corporate Controller in 2024) is in equity-based compensation, including stock options, RSUs, and performance shares, which increase or decrease in value tied to the performance of the Company’s stock price.
In addition, Moody’s earnings performance, as measured with respect to MCO EPS for Compensation Purposes performance goals is the most heavily weighted of several performance measures that determine incentive compensation payouts for the performance share awards granted under the long-term equity incentive compensation program.
Moody’s incentive compensation is not currently determined based on TSR performance relative to a peer group or market index. Net Income is not directly included in any of our incentive plans, but it is related to MCO EPS for Compensation Purposes, which is the primary measure in the performance share program.
The Compensation & Human Resources Committee carefully monitors and selects the performance metrics used under Moody’s executive compensation programs each year. Set forth below are those metrics that the Company believes represent the most important performance measures used to link Compensation Actually Paid to the NEOs to Company performance for 2024. Together, these metrics represent a balance of financial and operational factors that Moody’s considers to be key to its business success.

Performance Measure
MIS Operating Income
MA Operating Income
MA ARR
MCO EPS for Compensation Purposes
MA Cumulative Revenue
MIS Ratings Performance

Moody’s Corporation	80	2025 Proxy Statement

ITEM 4—STOCKHOLDER PROPOSAL
REQUESTING RATIFICATION OF CERTAIN EXECUTIVE SEVERANCE ARRANGEMENTS
John Chevedden, 2215 Nelson Ave, Apt 205, Redondo Beach, CA 90278, the beneficial owner of at least 10 shares of Common Stock, has given notice of his intention to present the following proposal at the Annual Meeting.
Proposal 4 - Shareholder Ratification of Golden Parachutes
Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers.
“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.
This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of longterm equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non binding shareholder vote at a shareholder meeting already scheduled for other matters.
This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.
This proposal topic also received between 51 % and 65% support at:
FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
Abb Vie (ABBV)
Fiserv (FISV)
Please vote yes:
Shareholder Ratification of Golden Parachutes - Proposal 4

Moody’s Corporation	81	2025 Proxy Statement

What is being voted on	Stockholder proposal on the right to ratify certain executive severance arrangements

Board Recommendation	The Board of Directors recommends a vote AGAINST the stockholder proposal.

Statement of the Board of Directors in Opposition to Stockholder Proposal
The Board of Directors unanimously recommends that stockholders vote AGAINST this proposal.
The proposal is unnecessary because we have already implemented a cash severance policy. The Board believes the concerns raised by the proposal are already and more appropriately addressed by our existing cash severance policy, which requires stockholder ratification of any new executive officer arrangements, agreements, plans, or policies providing for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity. The policy also requires stockholder ratification of any amendment that would increase cash severance benefits payable under any existing arrangement, agreement, plan or policy above 2.99 times the sum of a covered executive’s base salary plus target annual bonus opportunity. The policy was carefully tailored to align executive compensation with business performance and the interests of our stockholders, providing for appropriate stockholder oversight while balancing the need to foster and maintain a strong, capable, experienced and motivated executive team with the ability to manage the business during challenging times and to evolve as market practices warrant. The Board believes that our tailored policy represents a more effective and appropriate approach to aligning our executive compensation programs with stockholder value creation than the overly broad policy requested by the proposal. A copy of our cash severance policy was publicly filed on February 12, 2025 with the SEC as an exhibit to our Current Report on Form 8-K, which is also available on our Investor Relations website at www.moodys.com. Additional information on our severance plans and policies is set forth on page 70 of this Proxy Statement under the caption, “Potential Payments upon Termination or Change in Control.”
Stockholders have existing mechanisms to raise concerns regarding our executive compensation programs. Over the past five years, stockholders have approved the compensation of our NEOs with average support of over 92%, indicating broad stockholder support for our executive compensation program. Outside of the annual advisory vote, stockholders also have extensive opportunities to express their views on our executive compensation program through the Company’s stockholder outreach program.
This proposal would unduly restrict the Compensation & Human Resources Committee and Board’s ability to exercise its judgment to tailor the Company’s executive compensation programs to meet the Company’s particular needs at any given time. The Board and its Compensation & Human Resources Committee, composed entirely of independent directors elected annually to the Board by our stockholders, are best positioned to design and implement executive compensation practices and principles that make sense for our business and that are aligned with the interests of our stockholders. The Compensation & Human Resources Committee has put considerable thought and care into evaluating and shaping our executive compensation program, which is designed to link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operational objectives and to the individual’s performance, aligning executives’ compensation with changes in the value of stockholders’ investment. In addition, we conduct outreach and engagement with our stockholders, and their feedback informs our compensation practices and philosophy. The Compensation & Human Resources Committee and Board believes it is imperative to maintain the flexibility and discretion to structure and provide an overall compensation program that can attract the right leaders in a dynamic, innovative and extremely competitive environment.

Moody’s Corporation	82	2025 Proxy Statement

Adoption of this proposal could prevent us from effectively recruiting, motivating and retaining the highest quality candidates in a competitive talent market, which would be adverse to the best interests of our stockholders. The Company relies on equity awards, including long-term performance-based shares, and carefully designed severance programs to motivate and retain our employees, and we believe that these awards and programs are necessary for us to remain competitive in attracting and retaining highly qualified individuals upon whom, in large measure, the future growth and success of the Company depends. Because the proposal is inconsistent with market practice, its restrictions on cash payments in addition to the acceleration of outstanding equity awards upon a termination event could undermine our ability to recruit and retain a strong, capable, experienced and motivated executive team. Similarly, requiring stockholder approval, which is often expensive and impractical, in order for certain employees and executive officers to realize the full value of their equity awards upon a qualifying termination related to a change in control could disadvantage our ability to recruit or retain qualified employees and undermine the purpose of our compensation program. The uncertainty from seeking stockholder approval in these circumstances demonstrates the impracticality and negative impacts of the rigid policy requested by proposal.
In light of these considerations, the Board believes that adoption of this stockholder proposal is unnecessary and not in the best interests of the Company and its stockholders.
The Board of Directors therefore recommends a vote AGAINST this stockholder proposal.

Moody’s Corporation	83	2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING, PROXY VOTING AND OTHER INFORMATION
INTERNET AVAILABILITY OF PROXY MATERIALS
Under SEC rules, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to stockholders. On March 5, 2025, we mailed to our stockholders (other than those who previously requested e-mail or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including this Proxy Statement and the Company’s Annual Report. These materials are available at: https://materials.proxyvote.com/615369. The Notice also instructs you on how to access your proxy card to vote through the internet or by telephone.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
If you are the beneficial owner, but not the record holder, of the Company’s shares, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company’s Proxy Statement and Annual Report, or Notice, as applicable, to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, now or in the future, should submit a request to the Company by sending an e-mail to ir@moodys.com, by submitting a written request to the Company’s Investor Relations Department, at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or contacting the Company’s Investor Relations Department by telephone, at (212) 553-4857. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report, or Notice, as applicable, and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Please note that if you wish to receive paper proxy materials for the Annual Meeting, you should follow the instructions contained in the Notice.
RECORD DATE
The Board of Directors has fixed the close of business on February 19, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 179,889,327 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting will be entitled to one vote per share.
SPECIAL VOTING PROCEDURES FOR CERTAIN CURRENT
AND FORMER EMPLOYEES
Many current and former employees of the Company have share balances in the Moody’s Common Stock Fund of the Profit Participation Plan. The voting procedures described above do not apply to these share balances. Instead, any proxy given by such an employee or former employee will serve as a voting instruction for the trustee of the Profit Participation Plan, as well as a proxy for any shares registered in that person’s own name (including shares acquired under the Moody’s Corporation Employee Stock Purchase Plan and/or pursuant to restricted stock awards). To allow sufficient time for voting by the trustee, Profit Participation Plan voting instructions must be received by April 9, 2025. If voting instructions have not been received by that date, or properly completed and executed voting instructions are not provided, the trustee will vote those Profit Participation Plan shares in the same proportion as the Profit Participation Plan shares for which it has received instructions, except as otherwise required by law.

Moody’s Corporation	84	2025 Proxy Statement

QUORUM AND VOTING REQUIREMENTS
The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
Brokers are not permitted to vote on certain items and may elect not to vote on any of the items, unless you provide voting instructions. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner votes on one or more but less than all items. This can occur when the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Broker non-votes will not be tabulated in determining whether any of the items presented at the Annual Meeting has obtained the requisite vote to be approved. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the items.
Director Elections
Pursuant to the Company’s By-Laws, the nominees for director are required to receive a majority of the votes cast with respect to such nominees in order to be elected at the Annual Meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions have no effect on the election of directors. In accordance with the Company’s Director Resignation Policy, each director subject to election at the Annual Meeting was required to submit a contingent resignation that the Board of Directors will consider, following a review and recommendation from the Governance & Nominating Committee, in the event that the director fails to receive a majority of the votes cast.
Ratification of the Appointment of the Independent Registered Public Accounting Firm
The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on this matter, the abstention has the same effect as a vote against the matter.
Advisory Resolution Approving Executive Compensation
The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter is required for the advisory resolution approving executive compensation. The resolution is advisory, meaning that it is not binding on the Board, although the Board will consider the outcome of the vote on this resolution. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the abstention has the same effect as a vote against the matter.
Stockholder Proposal
The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the stockholder proposal set forth in this Proxy Statement. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the abstention has the same effect as a vote against the matter.
 PROXIES
The proxy provides that you may specify that your shares of Common Stock be voted “For,” “Against” or “Abstain” from voting with respect to the director nominees and the other items. The Board of Directors recommends that you vote:
•“For” each of the director nominees named in this Proxy Statement,
•“For” the ratification of the selection of the independent registered public accounting firm,
•“For” the advisory resolution approving executive compensation, and
•“Against" the stockholder proposal.

Moody’s Corporation	85	2025 Proxy Statement

All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors, except as noted above with respect to shares held in the Profit Participation Plan.
Any stockholder of record who votes by telephone or the internet or who executes and returns a proxy may revoke such proxy or change such vote at any time before it is voted at the Annual Meeting by (i) filing with the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, written notice of such revocation, (ii) casting a new vote by telephone or the internet or by submitting another proxy that is properly signed and bears a later date, or (iii) attending the Annual Meeting and voting in person. A stockholder whose shares are owned beneficially through a bank, broker or other nominee should contact that entity to change or revoke a previously given proxy.
Proxies are being solicited hereby on behalf of the Board of Directors. The cost of the proxy solicitation will be borne by the Company, although stockholders who vote by telephone or the internet may incur telephone or internet access charges. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, telecopy, e-mail or otherwise. Such directors, officers and employees will not be specifically compensated for such services. The Company has retained Georgeson LLC to assist with the solicitation of proxies for a fee not to exceed approximately $15,000, plus reimbursement for out-of-pocket expenses. Arrangements may also be made with custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Moody’s Corporation	86	2025 Proxy Statement

OTHER BUSINESS
The Board of Directors knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Proxy Statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on future expectations, plans and prospects for the Company’s business and operations that involve a number of risks and uncertainties. Such statements may include, among other words, “believe”, “expect”, “anticipate”, “intend”, “plan”, “will”, “predict”, “potential”, “continue”, “strategy”, “aspire”, “target”, “objective”, “forecast”, “project”, “estimate”, “should”, “could”, “may” and similar expressions or words and variations thereof that convey the prospective nature of events or outcomes generally indicative of forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. It is possible that Moody’s actual results or outcomes may differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2024, and in other filings made by the Company from time to time with the SEC. Forward-looking and other statements in this Proxy Statement may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
STOCKHOLDER PROPOSALS
FOR 2026 ANNUAL MEETING
Stockholder proposals that are being submitted for inclusion in the Company’s proxy statement and form of proxy for the 2026 annual meeting of stockholders must be received by the Company at its principal executive offices no later than 5:00 p.m. EST on November 5, 2025 and a copy of the submission must be emailed to corporatesecretary@moodys.com. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act. Director nominations to be included in the Company’s proxy statement pursuant to the proxy access provisions of the Company’s By-Laws must be delivered no earlier than the close of business on October 6, 2025 and no later than the close of business on November 5, 2025, and must fully comply with the By-Laws.
Under the Company’s By-Laws, notices of matters which are being submitted other than for inclusion in the Company’s proxy statement and form of proxy for the 2026 annual meeting of stockholders (which includes information required under Rule 14a-19) must be received by the Corporate Secretary of the Company at its principal executive offices no earlier than January 15, 2026 and no later than February 4, 2026. If the 2026 annual meeting is more than 20 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, such notices must be received no earlier than the 90th day prior to such annual meeting and no later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day of public announcement of the meeting date. Such matters when submitted must be in full compliance with applicable law and the Company’s By-Laws. The chairman of the meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-Laws. If a stockholder does not meet these deadlines or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the meeting.

Moody’s Corporation	87	2025 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MCO2025**

You may attend the Annual Meeting of Stockholders via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61494-P22416-Z89065

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOODY'S CORPORATION

The Board of Directors recommends you vote FOR all of the nominees listed in Item 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Jorge A. Bermudez	☐	☐	☐
1b. Thérèse Esperdy	☐	☐	☐
1c. Robert Fauber	☐	☐	☐
1d. Vincent A. Forlenza	☐	☐	☐
1e. Lloyd W. Howell, Jr.	☐	☐	☐
1f. Jose M. Minaya	☐	☐	☐
1g. Leslie F. Seidman	☐	☐	☐
1h. Zig Serafin	☐	☐	☐
1i. Bruce Van Saun	☐	☐	☐

The Board of Directors recommends you vote FOR Items 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for 2025.	☐	☐	☐
3. Advisory resolution approving executive compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following Item:	**For**	**Against**	**Abstain**
4. Stockholder proposal requesting stockholder ratification of certain executive severance arrangements.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

V61495-P22416-Z89065

MOODY'S CORPORATION
Annual Meeting of Stockholders
April 15, 2025 at 9:30 a.m. EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert Fauber, Noémie Heuland and Richard Steele, and each of them, as proxies, each with full power of substitution, to represent the undersigned and vote all the shares of common stock of Moody's Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 15, 2025 at 9:30 a.m. EDT via the Internet at www.virtualshareholdermeeting.com/MCO2025, and any adjournment or postponement thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before the meeting and any adjournment or postponement thereof.

This card also constitutes voting instructions to the Trustee of the Moody's Corporation Profit Participation Plan to vote, virtually or by proxy, the proportionate interest of the undersigned in the shares of common stock of Moody's Corporation held by the Trustee under the plan, as described in the Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be marked, signed and dated on the reverse side.